                                               Filed pursuant to Rule 424(b)(2)
                                                     Registration No. 333-66079

                                508,436 SHARES

                 [LOGO OF QUANTA SERVICES, INC. APPEARS HERE]
                                 COMMON STOCK

  The Selling Stockholders identified in this Prospectus may offer from time to time 508,436 shares of Common Stock of Quanta Services, Inc. We will not receive any proceeds from this offering.

  The shares of Common Stock may be offered by the Selling Stockholders in one or more transactions on the New York Stock Exchange at prices then prevailing, in negotiated prices or otherwise. The price at which any of the shares of Common Stock may be sold, and the commissions, if any, paid in connection with any sale and may vary from transaction to transaction. We will pay certain expenses of this offering which are estimated to be approximately $10,000.

                               ----------------

  CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 7 IN THIS PROSPECTUS.

                               ----------------

                                TRADING SYMBOL
                        New York Stock Exchange -- PWR

                             QUANTA SERVICES, INC.
                      1360 POST OAK BOULEVARD, SUITE 2100
                             HOUSTON, TEXAS 77056
                                (713) 629-7600

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

               The date of this Prospectus is October 29, 1998.

                               PROSPECTUS SUMMARY

  You should read the following summary together with the more detailed information regarding our company and our financial statements and notes thereto appearing elsewhere in this Prospectus.

                                  THE COMPANY

  Our goal is to become a leading provider of specialty electrical contracting and maintenance services primarily for electric and telecommunications infrastructure in North America. We also provide electrical contracting services to commercial and industrial customers and install transportation control and lighting systems. Our services include:

  . installation, repair and maintenance of electric power transmission and distribution lines, telecommunications lines and cable television lines;

  . construction of electric substations;

  . installation of highway lighting and traffic control systems;

  . specialized underground construction including underground fueling systems;

  . erection of cellular telephone, PCS(R) and microwave towers;

  . design and engineering services; and

  . specialty contracting services for electric, video, security, fire, voice and data systems.

  We provide these services to electric utilities, telecommunication and cable television operators, governmental entities, general contractors and builders, and owners and managers of commercial and industrial properties.

  Our company was formed through the combination of four separate businesses in February, 1998. These companies, which we refer to as the Founding Companies, are PAR Electrical Contractors, Inc., Union Power Construction Company, TRANS TECH Electric, Inc. and Potelco, Inc. Since our initial public offering in February, 1998, we have acquired 11 other businesses. As a result of these acquisitions, we have become one of the largest providers of specialty electric and telecommunications infrastructure contracting services in the markets we serve. We currently have offices in 19 states, and in 1998 have performed work in 32 states. Our competitive strengths, we believe, include our large size, our geographical diversity, our industry relationships, our expertise in specialty services, our design and engineering capability and the number of skilled personnel that we employ. Our combined pro forma results were as follows:

                              YEAR ENDED     SIX MONTHS ENDED
                           DECEMBER 31, 1997  JUNE 30, 1998
                           ----------------- ----------------
         Revenues           $338.0 million    $184.2 million
         Operating income   $ 37.7 million    $ 16.2 million
         Net income         $ 17.8 million    $  7.1 million

  We estimate that the electrical and telecommunications contracting industry generates annual revenue in excess of $40 billion. Deregulation of utilities, upgrades and expansion of existing infrastructure and increased outsourcing of services are changing the way companies conduct business in the electrical and telecommunications industry. We believe that our strategy of consolidating the providers of specialty electrical contracting services to the electrical and telecommunications industry will position us well to capitalize on these trends.

  According to the U.S. Census Bureau, there are more than 50,000 electrical and telecommunications contracting businesses. These businesses include a small number of regional or national providers and a large number of relatively small, owner-operated businesses. These smaller businesses have limited access to capital and usually can offer only a limited range of services. Therefore, we believe that we have substantial consolidation and growth opportunities as long as we maintain a disciplined acquisition program, a decentralized operating structure and access to financial resources required to complete acquisitions and capitalize on other opportunities.

GROWTH STRATEGY

  Our growth strategy has three components:

  . Operating Strategy. We intend to operate on a decentralized basis while maintaining operating and financial controls. The operators of the businesses we acquire will remain responsible for the operations, profitability and growth of their individual business. We will centralize certain administrative functions such as corporate strategy and acquisitions, financing, insurance, investor relations and employee benefit plans. We further intend to realize certain cost savings by combining overlapping operations of the businesses we acquire. We believe that we have a competitive advantage when seeking new contracts for infrastructure projects because of our operating efficiency, financial strength, technical expertise, presence in key geographic areas and our reputation for quality and reliability.

  . Internal Growth. All of the businesses that we have acquired, on a combined pro forma basis, have experienced internal revenue growth at a compound annual rate of 21.5 percent between 1995 and 1997. Our efforts to continue this trend of internal growth include increasing current services to our existing customers, selling new services to our existing customers, seeking new customers and geographically expanding our service area.

  . Acquisitions. We believe that the trend towards outsourcing by electric utilities and telecommunications providers favors companies that can provide a broad range of services on a regional or national basis. Small and mid-size companies that do not have access to capital for growth will be at a competitive disadvantage. We intend to actively pursue acquisitions of well-established companies to enter new geographic markets and expand the range of services we offer, as well as leverage current operations within existing markets. We expect that there will continue to be a large number of attractive acquisition candidates due to the highly fragmented nature of the industry, the desire of the owners of businesses for liquidity and their need for access to capital for growth.

  We believe that our prominence and operating strength combined with the experience of our executive management will provide us with significant competitive advantages as we pursue our growth strategy.

                                  THE OFFERING

Common Stock being offered..........    508,436(1)

Common Stock to be outstanding
after the offering..................    21,620,670 shares(2)

Listing.............................    The shares of Common Stock are listed
                                        on the NYSE.
--------
(1) The Common Stock being offered by this Prospectus (the "Shares") were issued to the selling stockholders identified herein (the "Selling Stockholders") in connection with the acquisition of Spalj Construction Company ("Spalj").
(2) Includes 3,345,333 shares of a special class of Common Stock ("Limited Vote Common Stock") issued to the initial stockholders and certain management personnel of the Company. Excludes options to purchase approximately 1,155,150 shares of Common Stock that have been granted pursuant to the Company's 1997 Stock Option Plan. See "Management--1997 Stock Option Plan", "Certain Transactions--Organization of the Company" and "Description of Capital Stock--Common Stock and Limited Vote Common Stock".

                             SUMMARY FINANCIAL DATA

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


  For periods prior to our initial public offering, our historical financials reflect the results of PAR, the "accounting acquiror", restated for the results of NorAm Telecommunications, Inc. ("Noram"), which we acquired in a transaction accounted for as a pooling-of-interests. Our historical financial statements for periods subsequent to our initial public offering reflect the results of the Founding Companies and each of the ten other businesses we acquired from the date we acquired such businesses.

  The unaudited pro forma combined financial information presented below is intended to give you a better understanding of what the results of operations and financial position of all of our businesses might have looked like had they always been combined. We prepared the pro forma income statement and balance sheet by adding or combining our restated historical financial statements to the historical results of each acquired company as if they had been acquired on January 1, 1997. We then adjusted the combined amounts for the effects of certain other pro forma adjustments to the historical financial statements discussed in the footnotes below and the consummation of our initial public offering in February 1998. The companies may have performed differently if they had been combined as of January 1, 1997. You should not rely on the pro forma information as being indicative of the historical results that we would have had or the future results that we will experience.

  You should read the summary financial data presented below along with "Management's Discussion and Analysis of Financial Condition and Results of Operations", the Unaudited Pro Forma Combined Financial Statements and the Consolidated Financial Statements of our company and the related notes all included elsewhere in this Prospectus.

                                            HISTORICAL                        PRO FORMA COMBINED
                          ---------------------------------------------- -----------------------------
                           YEAR ENDED  SIX MONTHS ENDED SIX MONTHS ENDED  YEAR ENDED  SIX MONTHS ENDED
                          DECEMBER 31,     JUNE 30,         JUNE 30,     DECEMBER 31,     JUNE 30,
                              1997           1997             1998         1997(7)        1998(7)
                          ------------ ---------------- ---------------- ------------ ----------------
STATEMENTS OF OPERATIONS
 DATA:
 Revenues...............    $76,204        $34,799          $93,717        $337,965       $184,182
 Cost of services
  (including
  depreciation).........     58,896         28,861           76,681         269,081        149,807
                            -------        -------          -------        --------       --------
 Gross profit...........     17,308          5,938           17,036          68,884         34,375
 Selling, general and
  administrative
  expenses(1)...........     11,589          4,855            8,889          27,112         15,937
 Merger expenses--
  pooling...............        --             --               231             --             231
 Goodwill
  amortization(2).......         56             28              749           4,089          2,021
                            -------        -------          -------        --------       --------
 Income from operations.      5,663          1,055            7,167          37,683         16,186
 Other income (expense),
  net(3)................     (1,350)          (651)            (858)         (6,125)        (3,130)
                            -------        -------          -------        --------       --------
 Income before income
  tax expense...........      4,313            404            6,309          31,558         13,056
 Provision for income
  taxes(4)..............      1,786            136            2,900          13,727          5,917
                            -------        -------          -------        --------       --------
 Net income.............    $ 2,527        $   268          $ 3,409        $ 17,831       $  7,139
                            =======        =======          =======        ========       ========
 Basic earnings per
  share.................    $  0.64        $  0.07          $  0.24        $   0.85       $   0.34
                            =======        =======          =======        ========       ========
 Diluted earnings per
  share.................    $  0.64        $  0.07          $  0.24        $   0.85       $   0.33
                            =======        =======          =======        ========       ========
Shares used in computing
 pro forma earnings per
 share(5)
 Basic..................      3,952          3,952           14,399          21,041         21,263
                            =======        =======          =======        ========       ========
 Diluted................      3,952          3,952           14,506          21,041         21,370
                            =======        =======          =======        ========       ========

                           HISTORICAL   PRO FORMA COMBINED(6)
                          JUNE 30, 1998     JUNE 30, 1998
                          ------------- ---------------------
BALANCE SHEET DATA:
 Working capital ........    $26,724           $42,059
 Total assets............    205,826           319,182
 Long-term debt, net of
  current maturities.....     33,112            98,410(8)
 Total stockholders' eq-
  uity...................    128,756           157,535

--------
(1) The unaudited pro forma combined statement of operations data reflect an aggregate of approximately $8.0 million and $2.4 million for the year ended December 31, 1997 and for the six months ended June 30, 1998, respectively, in pro forma reductions in salaries, bonuses and benefits of the previous owners and management of the businesses acquired by us. These amounts are intended to show you the difference between the historical compensation costs for the owners and management and the amounts they have agreed with us on a prospective basis. Additionally, the pro forma information excludes the $13.0 million non-recurring non-cash charge recognized by Quanta related to the issuance of stock to an initial stockholder and management, as a result of the issuance of such shares for nominal consideration. See
    Note 2 of Notes to Financial Statements of Quanta Services, Inc.
(2) Reflects amortization of the goodwill to be recorded over a 40-year period as a result of our acquisition of the Founding Companies and the ten other businesses acquired using the purchase method of accounting.
(3) Reflects the reduction for interest expense of $1.4 million and $0.2 million for the year ended December 31, 1997 and for the six months ended June 30, 1998, respectively, attributable to the repayment of $19.0 million and $18.5 million, respectively, of historical debt of the Founding Companies with proceeds from the initial public offering, net of increases in interest expense of $6.0 million and $2.4 million, respectively, on borrowings under the Company's credit facility for acquisition of the ten companies acquired using the purchase method of accounting. The reduction in interest expense is further offset by interest expense of $0.8 and $0.2 for the year ended December 31, 1997 and for the six months ended June 30, 1998, respectively, for borrowings made by the Company to fund S Corporation Distributions made by two of the Founding Companies. Additionally, reflects reductions in expenses associated with certain non-operating assets transferred to the stockholders of the Founding Companies prior to their acquisition.
(4) Assumes all pretax income before non-deductible goodwill and other permanent items is subject to an estimated 39.0% combined tax rate.
(5) The shares used in computing earnings per share for the following periods include:
    (a) Year ended December 31, 1997 and six months ended June 30, 1997 (historical)--the 3,000,000 shares issued in connection with PAR and the 951,945 shares issued in connection with acquisition of the Pooled Company.
    (b) Year ended December 31, 1997 (pro-forma)--(i) the shares described above in (a), (ii) 5,750,000 shares of Common Stock, net of 579,222 shares representing net cash to Quanta, sold in the IPO to pay the cash portion of the consideration for the Founding Companies, to repay expenses incurred in connection with the IPO and to retire debt, (iii) 8,573,392 shares issued to the owners of the other Founding Companies and to the other ten businesses acquired subsequent to the IPO and
      (iv) 3,345,333 shares of Limited Vote Common Stock issued to the initial stockholders and certain management personnel of the Company.
    (c) Six months ended June 30, 1998 (historical)--basic earnings per share information includes the weighted average portion of (i)
      7,527,000 shares of Common Stock issued to the owners of the Founding Companies, (ii) 3,345,333 shares of Limited Vote Common Stock issued to the initial stockholders and certain management personnel of the Company, (iii) 5,750,000 shares of Common Stock sold in the IPO to pay the cash portion of the consideration for the Founding Companies to repay expenses incurred in connection with the Offering and to retire debt, (iv) 951,945 shares issued for the acquisition of the Pooled Company, and (v) the weighted average portion of the 1,296,740 shares issued in acquisitions accounted for as purchases.

        Shares used in the calculation of the diluted earnings per share for the six months ended June 30, 1998 include (i) the shares described above, and (ii) the dilution attributable to outstanding options to purchase Common Stock, using the treasury stock method; and

    (d) Six months ended June 30, 1998 (pro-forma)--basic earnings per share information includes the shares used in the computation described in
      (c) above computed as if those shares had been issued as of January 1, 1998, net of 357,174 shares representing net cash to Quanta, and 2,749,652 shares issued in acquisitions accounted for as purchases subsequent to June 30, 1998, as if the shares had been issued as of January 1, 1998.

        Shares used in the calculation of the pro forma diluted earnings per share for the six months ended June 30, 1998 include (i) the shares described above, and (ii) the dilution attributable to outstanding options to purchase Common Stock, using the treasury stock method.
(6) Reflects the acquisition of the eight businesses which occurred subsequent to June 30, 1998 as if they had occurred on June 30, 1998 as described in the notes to the Unaudited Pro Forma Combined Financial Statements. The unaudited pro forma combined balance sheet data should be read in conjunction with the other financial information and historical financial statements and notes thereto included elsewhere in this Prospectus.
(7) Reflects the elimination of the revenues and related expenses for a division of one of the Purchased Companies which was not acquired by the Company.
(8) Includes approximately $61.5 million borrowed under a combination of our credit facility and notes issued in connection with the eight business acquisitions which occurred subsequent to June 30, 1998.

                                 RISK FACTORS

  You should carefully consider the following risks before making an investment decision. The risks described below are not the only ones that we face. Additional risks about which we do not yet know or that we currently think are immaterial may also impair our business operations. Our business, operating results or financial condition could be materially adversely affected by any of the following risks. The trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment. You should also refer to the other information set forth in this Prospectus, including our financial statements and the related notes.

  This Prospectus contains forward-looking statements. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "could", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" and other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined below. These factors may cause our actual results to differ materially from any forward looking statement.

  Absence of Combined Operating History. Quanta was founded in August 1997 but conducted no operations and generated no revenues prior to acquiring the Founding Companies in February 1998. The businesses we acquire have been operating and will continue to operate as separate independent entities, and we cannot be sure that we will be able to integrate the operations of these businesses successfully. To manage the combined enterprise on a profitable basis we must institute certain necessary common systems and procedures. To better integrate the companies we acquire, we intend to integrate their computer, accounting and financial reporting systems, and certain of their operational, administrative, banking and insurance procedures. However, we cannot be certain that we will successfully institute these common systems and procedures. In addition, we cannot be certain that our recently assembled management group will be able to successfully manage the businesses we acquire as a combined entity and effectively implement our operating or growth strategies. If we are unable to integrate or successfully manage the companies we have acquired or acquire in the future, our business, financial condition and results of operations could be materially and adversely affected.

  The pro forma combined financial results included in this prospectus cover periods during which the businesses we have acquired were not under common control or management. Therefore, these pro forma financial statements may not be indicative of our future financial or operating results.

  Risks Related to Acquisition Strategy. One of our principal growth strategies is to increase our revenues and the markets we serve through the acquisition of additional electric and telecommunications infrastructure contracting companies. We expect to face competition for acquisition candidates, which may limit the number of acquisition opportunities and may lead to higher acquisition prices. We cannot be sure that we will be able to identify, acquire or profitably manage additional businesses. We also cannot be sure that we can integrate successfully any acquired businesses with our other operations without substantial costs, delays or other operational or financial problems. Further, acquisitions involve a number of special risks which could materially and adversely affect our business, financial condition and results of operations. These special risks include:

  . failure of the acquired business to achieve the results we expect;

  . diversion of our management's attention from operational matters;

  . our inability to retain key personnel of the acquired business; and

  . risks associated with unanticipated events or liabilities.

  If one of our acquired businesses suffers customer dissatisfaction or performance problems, then the reputation of our whole company could be materially and adversely affected.

  Risks Related to Acquisition Financing. We cannot readily predict the timing, size and success of our acquisition efforts or the capital we will need for these efforts. We intend to use our Common Stock for all or a portion of the consideration for future acquisitions. If our Common Stock does not maintain a sufficient market value or potential acquisition candidates are unwilling to accept our Common Stock as part of the consideration for the sale of their businesses, we may be required to utilize more of our cash resources to pursue our acquisition program. Using cash for acquisitions limits our financial flexibility and makes us more likely to seek additional capital through future debt or equity financings. If we seek more debt, we may have to agree to financial covenants that limit our operational and financial flexibility. If we seek more equity, we may dilute the ownership interests of our then-existing stockholders. When we seek additional debt or equity financings, we cannot be certain that additional debt or equity will be available to us on terms acceptable to us. If we cannot secure additional financing on acceptable terms, we may be unable to pursue our acquisition strategy.

  We have entered into a credit facility with two commercial banks. We will use the credit facility for acquisitions, working capital and other general corporate purposes. The credit facility requires us to comply with certain financial covenants that may limit our operations and financial flexibility.

  Risks Related to Operating and Internal Growth Strategies. A key element of our strategy is to increase the profitability and revenues of the businesses we acquire. Although we intend to implement this strategy by various means, we cannot be certain that we will be able to do so successfully. Another key component of our strategy is to operate the businesses we acquire on a decentralized basis, with local management retaining responsibility for day-to-day operations, profitability and the internal growth of the individual business. If we do not implement proper overall business controls, this decentralized operating strategy could result in inconsistent operating and financial practices at the businesses we acquire, and our overall profitability could be adversely affected. Our ability to generate internal earnings growth will be affected by, among other factors, our ability to:

  . expand the range of services we offer to customers;

  . attract new customers;

  . increase the number of projects performed for existing customers;

  . hire and retain employees;

  . open additional facilities; and

  . reduce operating and overhead expenses.

  Many of these factors are beyond our control, and we cannot be certain that our strategies will be successful or that we will be able to generate cash flow sufficient to fund our operations and to support internal growth. Our inability to achieve internal earnings growth could materially and adversely affect our business, financial condition and results of operations.

  Management of Growth. We expect to grow both internally and through acquisitions. Our management expects to expend significant time and effort in evaluating, completing and integrating acquisitions and opening new facilities. We cannot be certain that our systems, procedures and controls will be adequate to support our operations as they expand. Any future growth also will impose significant additional responsibilities on members of our senior management, including the need to identify, recruit and integrate new senior level managers and executives. We cannot be certain that we can identify and retain such additional managers and executives. To the extent that we are unable to manage our growth efficiently and effectively, or are unable to attract and retain additional qualified management, our financial condition and results of operations could be materially and adversely affected.

  Availability of Qualified Employees. Our ability to provide high-quality services on a timely basis requires that we employ an adequate number of skilled electricians, journeymen linemen and project managers. Accordingly, our ability to increase our productivity and profitability will be limited by our ability to employ, train and retain skilled personnel necessary to meet our requirements. Many of our competitors are currently experiencing shortages of qualified personnel. We cannot be certain that we will be able to maintain an adequate skilled labor force necessary to operate efficiently or that our labor expenses will not increase as a result of a shortage in the supply of skilled personnel. If we experience acute labor shortages, we may have to curtail our planned internal growth.

  Unionized Workforce. As of June 30, 1998, approximately forty-five percent of our employees are covered by collective bargaining agreements. Although the majority of these agreements prohibit strikes and work stoppages, we cannot be certain that strikes or work stoppages will not occur in the future. Strikes or work stoppages would adversely impact our relationship with our customers and could materially and adversely affect our business, financial condition and results of operations. In addition, our acquisition strategy could be adversely affected because of our union status for a variety of reasons. For instance, our union agreements may be incompatible with the union agreements of a business we want to acquire and some businesses may not want to become affiliated with a union based company.

  Competition. The electric and telecommunications infrastructure contracting industry is highly competitive and is served by numerous small, owner-operated private companies, public companies and several large regional companies. In addition, relatively few, if any, barriers prevent entry into our market. As a result, any organization that has adequate financial resources and access to technical expertise may become one of our competitors. Competition in the industry depends on a number of factors, including price. Certain of our competitors may have lower overhead cost structures and may, therefore, be able to provide their services at lower rates than we can provide such services. In addition, some of our competitors are larger and have greater resources than us. We cannot be certain that our competitors will not develop the expertise, experience and resources to provide services that are equal or superior in both price and quality to our services. Similarly, we cannot be certain that we will be able to maintain or enhance our competitive position.

  We may also face competition from the in-house service organizations of our existing or prospective customers. Electric utility and telecommunications services providers employ personnel who perform some of the same types of services as those provided by us. We cannot be certain that our existing or prospective customers will continue to outsource services in the future.

  Contract Bidding Risks. We currently generate, and expect to continue to generate, a significant portion of our revenues under fixed price contracts. We must estimate the costs of completing a particular project to bid for such fixed price contracts. The cost of labor and materials, however, may vary from the costs we originally estimated. These variations along with other risks inherent in performing fixed price contracts may result in actual revenue and gross profits for a project differing from those we originally estimated and could result in losses on projects. Depending upon the size of a particular project, variations from estimated contract costs can have a significant impact on our operating results for any fiscal quarter or year.

  Certain of our contracts are master service agreements pursuant to which work is assigned to us by our customer on a project by project basis. Under master service agreements our customer generally has no obligation to assign work to us. We cannot be certain that customers with whom we have master service agreements will continue to assign work to us. A significant decline in work assigned to us pursuant to these contracts could materially and adversely affect our results of operations.

  Seasonality; Fluctuations of Quarterly Results. The electric and telecommunications infrastructure contracting business can be subject to seasonal variations. Generally, during the winter months, demand for new projects and maintenance services may be lower due to inclement weather, while demand for electrical service and repairs may be higher due to damage caused by such weather. Additionally, the industry can be highly cyclical. As a result, our volume of business may be adversely affected by declines in new projects in various geographic regions of the U.S. Our quarterly results may also be materially affected by:

  . the timing of acquisitions;

  . variations in the margins of projects performed during any particular quarter;

  . the timing and magnitude of acquisition assimilation costs; and

  . regional economic conditions.

  Accordingly, our operating results in any particular quarter may not be indicative of the results that you can expect for any other quarter or for the entire year.

  Potential Exposure to Environmental Liabilities. Our operations are subject to various environmental laws and regulations, including those dealing with handling and disposal of waste products, PCBs, fuel storage and air quality. As a result of past and future operations at our facilities, we may be required to incur environmental remediation costs and other cleanup expenses. In addition, although we intend to conduct appropriate due diligence with respect to environmental matters in connection with our future acquisitions, we cannot be certain that we will be able to identify or be indemnified for all potential environmental liabilities relating to any acquired business.

  Control by Existing Management and Stockholders. The Company's executive officers and directors, former stockholders of the Founding Companies and their affiliates beneficially own approximately 8.2 million shares of Common Stock and Limited Vote Common Stock, representing approximately 38.0 percent of the aggregate outstanding shares of Common Stock and Limited Vote Common Stock. The initial stockholders of the Company, certain members of management and others own 3,345,333 shares of Limited Vote Common Stock. Holders of shares of Limited Vote Common Stock are entitled to elect one member of our Board of Directors and are entitled to one-tenth of one vote for each share held on all other matters on which holders of Common Stock are entitled to vote. Holders of Limited Vote Common Stock are not entitled to vote on the election of any other directors. Our executive officers and directors and former stockholders of the Founding Companies control in the aggregate approximately 41.6 percent of all shares of Common Stock (which percentage excludes shares of Limited Vote Common Stock) and, if acting in concert, are able to exert significant control on our affairs and the outcome of any matter submitted to a vote of stockholders.

  Dependence on Key Personnel. We depend on the continued efforts of our executive officers and on senior management of the businesses we acquire. Although we will intend to enter into an employment agreement with each of our executive officers and other key employees, we cannot be certain that any individual will continue in such capacity for any particular period of time. The loss of key personnel, or the inability to hire and retain qualified employees could adversely effect our business, financial condition and results of operations. We do not intend to carry key-person life insurance on any of our employees.

  Shares Eligible for Future Sale. Certain of our directors, executive officers and stockholders who beneficially own in the aggregate 10,872,333 shares of Common Stock and Limited Vote Common Stock have agreed not to sell or otherwise dispose of their shares until February 18, 2000 without the prior written consent of BT Alex. Brown Incorporated, the lead underwriter of our initial public offiering. These shares and an additional 4,998,337 shares of Common Stock issued in acquisitions are "restricted securities" under the rules of the Securities and Exchange Commission. Therefore, holders of the shares may publicly sell them only if the sale is registered under the Securities Act or sold in accordance with an applicable exemption from registration. Prior to our initial public offering there had been no market for the Common Stock and no prediction can be made as to the effect, if any, that the sale of shares or the availability of shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of substantial amounts of the Common Stock in the public market could adversely affect prevailing market prices and our ability to raise equity capital in the future.

  The 5,000,000 shares of Common Stock registered pursuant to this Prospectus which are issuable in business combination transactions will generally be freely tradable by persons who are not otherwise affiliated with us or the business we acquire. We may require purchasers of Common Stock in this offering to agree to hold all or a portion of the shares they acquire for a period of up to two years.

  Certain Anti-Takeover Provisions. Certain provisions of our Certificate of Incorporation and Bylaws, as currently in effect, as well as Delaware law, could discourage potential acquisition proposals, delay or prevent a change in control of the Company or limit the price that certain investors may be willing to pay in the future for shares of the Common Stock. Our Certificate of Incorporation permits our Board of Directors to issue "blank check" preferred stock and to adopt amendments to our Bylaws. Our Bylaws contain restrictions regarding the right of stockholders to nominate directors and to submit proposals to be considered at stockholder meetings. Also, our Certificate of Incorporation and Bylaws restrict the right of stockholders to call a special meeting of stockholders and to act by written consent. We are also subject to certain provisions of Delaware law which prohibit us from engaging in any of a broad range of business transactions with an "interested stockholder" for a period of three years following the date such stockholder became classified as an interested stockholder

  Absence of Dividends. We have never paid any cash dividends and do not anticipate paying cash dividends on our Common Stock in the immediate future.

  Possible Volatility of Stock Price. Our initial public offering of Common Stock was completed in February 1998, and we cannot be certain that a viable public market for the Common Stock will be sustained. The trading price of the Common Stock could be subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the company's industry and other factors

  Forward-Looking Statements. There are a number of statements in this Prospectus that address activities, events or developments which we anticipate may occur in the future, including such matters as our strategy for internal growth and improved profitability, the nature and amount of additional capital expenditures, acquisitions of assets and businesses, industry trends and other such matters. These statements are based on certain assumptions and analyses we make in light of our perception of historical trends, current business and economic conditions and expected future developments as well as other factors we believe are reasonable or appropriate. However, whether actual results and developments will conform with our expectations is subject to a number of risks and uncertainties, including:

  . the risk factors discussed in this Prospectus;

  . general economic, market or business conditions;

  . the business opportunities (or lack thereof) that may be presented to and pursued by us;

  . changes in laws or regulations and other factors.

  Most of these are beyond the control of the Company. Consequently, we cannot be certain that the actual results or developments that we anticipate will be realized or, even if substantially realized, that they will have the expected effects on our business or operations.

                                  THE COMPANY

  Quanta Services, Inc. (together with its subsidiaries, the "Company" or "Quanta") was founded in August 1997 to create a leading provider of specialty electric and telecommunications infrastructure contracting services. In February 1998, the Company acquired in separate transactions four businesses:
PAR Electrical Contractors, Inc, ("PAR"), Union Power Construction Company ("Union Power"), TRANS TECH Electric, Inc. ("TRANS TECH") and Potelco, Inc. ("Potelco" and together with PAR, Union Power and TRANS TECH, the "Founding Companies"). For the year ended December 31, 1997, the Founding Companies, which have been in business an average of 36 years, had pro forma combined annual revenues of approximately $152.3 million. A brief description of each of the Founding Companies is set forth below.

  PAR. PAR was founded in 1954 and is headquartered in North Kansas City, Missouri. PAR maintains additional offices in Topeka and Wichita, Kansas; Clinton, Missouri; Des Moines, Iowa; Aurora, Colorado; and Fontana and Escondido, California and so far in 1998 provided services to customers in Missouri, Iowa, Colorado, Kansas, Nebraska, California, Montana, Oklahoma and Texas. PAR had revenues of approximately $49.1 million for the year ended December 31, 1997. PAR provides full electric infrastructure contracting services, including installation of electrical transmission lines, both underground and above ground, and distribution lines and construction of electric substations. In addition, PAR provides emergency electrical restoration services and other routine electrical system maintenance services.

  UNION POWER. Union Power was founded in 1946 and is headquartered in Englewood, Colorado. Union Power maintains additional offices in Las Vegas and Reno, Nevada, and Vacaville, Susanville and Litchfield California and so far in 1998 provided services to customers in Colorado, Nevada, California and Arizona. Union Power had revenues of approximately $42.8 million for the year ended August 31, 1997. Union Power provides electric infrastructure contracting services, including installation of electrical transmission lines, both underground and above ground, and distribution lines and construction of electric substations. In addition, Union Power provides electrical repair and maintenance services.

  TRANS TECH. TRANS TECH was founded in 1983, is headquartered in South Bend, Indiana and so far in 1998 provided services to customers in Indiana, Michigan and Ohio. TRANS TECH had revenues of approximately $32.8 million for the year ended December 31, 1997. TRANS TECH installs, maintains and repairs traffic signals, signage, highway control systems components, highway and airport lighting and fiber optics for states and other governmental entities. The company also performs traditional electrical contracting services for private and public entities in the commercial and industrial markets.

  POTELCO. Potelco was founded in 1965 and is headquartered near Seattle, Washington. Potelco maintains additional offices in Spokane, Washington and Gresham, Oregon, and so far in 1998 provided services to customers in Washington. Potelco had revenues of approximately $19.2 million for the year ended December 31, 1997. Potelco provides electric and telecommunication infrastructure contracting services, including installation of overhead and underground lines and facilities for the power, telecommunications and cable television industries. In addition, Potelco provides electrical and telecommunication installation, maintenance and repair services to the commercial and industrial markets.

  Since the Company's initial public offering (the "IPO") of shares of its Common Stock, par value $.00001 per share (the "Common Stock") in February 1998, the Company has acquired eleven other businesses which when combined with the Founding Companies resulted in pro forma combined revenues for the twelve months ended December 31, 1997 and for the six months ended June 30, 1998 of approximately $338.0 million and $184.2 million, respectively, for a combined consideration of $85.0 million of cash and notes and 5.0 million shares of Common Stock. See "Business--Acquisition Program."

  Quanta was incorporated in Delaware in August 1997 under the name Fabal Construction, Inc. and changed its name to Quanta Services, Inc. in November 1997. See "Certain Transactions--Organization of the

Company." Its executive offices are located at 1360 Post Oak Blvd., Suite 2100, Houston, Texas 77056, and its telephone number at that address is (713) 629-7600.

                                USE OF PROCEEDS

  The Shares are offered by the Selling Stockholders for their own benefit. The Company will not receive any proceeds from this offering.

                          PRICE RANGE OF COMMON STOCK

  The Common Stock was initially offered to the public on February 12, 1998 at a price of $9.00 per share and is listed on the NYSE under the symbol "PWR." The following table sets forth the high and low sales prices by quarter as reported by the NYSE.

                                                                   HIGH    LOW
                                                                  ------ -------
       Fiscal Year ended December 31, 1998
         1st Quarter (from February 12, 1998).................... $16.75 $11.00
         2nd Quarter............................................. $17.75 $12.625
         3rd Quarter............................................. $14.81 $12.25

  On October 21, 1998, the last sale price for the Common Stock as reported by the NYSE was $13.00 per share. On October 21, 1998, there were 100 holders of record of Common Stock.

                                DIVIDEND POLICY

  The Company currently intends to retain its future earnings, if any, to finance the growth, development and expansion of its business and, accordingly, does not currently intend to declare or pay any cash dividends on the Common Stock in the immediate future. The declaration, payment and amount of future cash dividends, if any, will be at the discretion of the Company's Board of Directors after taking into account various factors, including, among others, the Company's financial condition, results of operations, cash flows from operations, current and anticipated capital requirements and expansion plans, the income tax laws then in effect and the requirements of Delaware law. In addition, the terms of the Company's $125.0 million credit facility (the "Credit Facility") and $49.4 million Convertible Subordinated Notes include restrictions on payment of cash dividends by the Company without the consent of the respective lenders.

                            SELECTED FINANCIAL DATA

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

  For financial statement presentation purposes, PAR has been identified as the "accounting acquiror." Subsequent to the IPO, the Company acquired eleven additional businesses. Of these eleven acquired businesses, ten were accounted for using the purchase method of accounting (the "Purchased Companies") and one was accounted for using the pooling-of-interests method of accounting (the "Pooled Company"). As such, Quanta's consolidated historical statements as of December 31, 1996, 1997 and June 30, 1998, and for each of the three years in the period ended December 31, 1997 and for the six months ended June 30, 1997 and 1998, included elsewhere in this Prospectus, and the related selected historical financial data derived from them represent the financial position and results of operations of (i) PAR as restated to include the financial position and results of operations of the Pooled Company and (ii) the remaining Founding Companies and the Purchased Companies beginning on their respective dates of acquisition. The following selected historical financial data for the Company as of December 31, 1993, 1994 and 1995 and for each of the two years in the period ended December 31, 1994, have been derived from the unaudited financial statements of the Company, which have been prepared on the same basis as the audited financial statements and, in the opinion of the Company management, reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of such data. The Founding Companies, the Purchased Companies and the Pooled Company are collectively referred to as the "Acquired Businesses."

  The following selected unaudited pro forma combined financial data present certain data for the Company, adjusted for (i) the Acquired Businesses, (ii) the effects of certain other pro forma adjustments to the historical financial statements and (iii) the consummation of the Company's IPO in February 1998 and the application of the net proceeds therefrom. The unaudited pro forma combined income statement data assume that the acquisition of the Acquired Businesses and the IPO and related transactions were closed on January l, 1997 and are not necessarily indicative of the results that the Company would have obtained had these events actually then occurred or of the Company's future results. During the periods presented below, the Acquired Businesses were not under common control or management and, therefore, the data presented may not be comparable to or indicative of post combination results to be achieved by the Company. The unaudited pro forma combined financial statements should be read in conjunction with the other financial information included elsewhere in this Prospectus. See the Unaudited Pro Forma Combined Financial Statements and notes thereto and the historical financial statements and the notes thereto of Quanta, the Founding Companies, and certain other acquired company financial statements included elsewhere in this Prospectus.

                                                                      SIX MONTHS ENDED
                                 YEAR ENDED DECEMBER 31,                  JUNE 30,
                         -------------------------------------------  ------------------
                          1993     1994     1995     1996     1997      1997      1998
                         -------  -------  -------  -------  -------  --------  --------
HISTORICAL STATEMENTS OF
 OPERATIONS DATA:
Quanta Services, Inc. and
 Subsidiaries
  Revenues.............. $35,319  $57,020  $53,224  $71,294  $76,204  $ 34,799  $ 93,717
  Costs of services
   (including
   depreciation)........  29,000   47,216   44,608   57,164   58,896    28,861    76,681
                         -------  -------  -------  -------  -------  --------  --------
  Gross profit..........   6,319    9,804    8,616   14,130   17,308     5,938    17,036
  Selling, general and
   administrative
   expenses.............   5,055    6,870    6,488    9,931   11,645     4,883     9,869
                         -------  -------  -------  -------  -------  --------  --------
  Income from
   operations...........   1,264    2,934    2,128    4,199    5,663     1,055     7,167
  Other income
   (expense), net.......    (399)    (598)    (712)  (1,020)  (1,350)     (651)     (858)
                         -------  -------  -------  -------  -------  --------  --------
  Income before
   provision for income
   taxes................     865    2,336    1,416    3,179    4,313       404     6,309
  Provision for income
   taxes................     152      867      353    1,389    1,786       136     2,900
                         -------  -------  -------  -------  -------  --------  --------
  Net income............ $   713  $ 1,469  $ 1,063  $ 1,790  $ 2,527  $    268  $  3,409
                         =======  =======  =======  =======  =======  ========  ========
  Basic and diluted
   earnings per share... $  0.18  $  0.37  $  0.27  $  0.45  $  0.64  $   0.07  $   0.24
                         =======  =======  =======  =======  =======  ========  ========
  Shares used in
   computing earnings
   per share(5)
    Basic...............   3,952    3,952    3,952    3,952    3,952     3,952    14,399
                         =======  =======  =======  =======  =======  ========  ========
    Diluted.............   3,952    3,952    3,952    3,952    3,952     3,952    14,506
                         =======  =======  =======  =======  =======  ========  ========

                                                   YEAR ENDED  SIX MONTHS ENDED
                                                  DECEMBER 31,     JUNE 30,
                                                    1997(7)        1998(7)
                                                  ------------ ----------------
PRO FORMA COMBINED:
  Revenues.......................................   $337,965       $184,182
  Cost of services (including depreciation)......    269,081        149,807
                                                    --------       --------
  Gross profit...................................     68,884         34,375
  Selling, general and administrative expenses(1)     27,112         15,937
  Merger expenses--pooling.......................        --             231
  Goodwill amortization(2).......................      4,089          2,021
                                                    --------       --------
  Income from operations.........................     37,683         16,186
  Other income (expense), net(3).................     (6,125)        (3,130)
                                                    --------       --------
  Income before income tax expense...............     31,558         13,056
  Provision for income taxes(4)..................     13,727          5,917
                                                    --------       --------
  Net income.....................................   $ 17,831       $  7,139
                                                    ========       ========
  Basic earnings per share.......................   $   0.85       $   0.34
                                                    ========       ========
  Diluted earnings per share.....................   $   0.85       $   0.33
                                                    ========       ========
  Shares used in computing pro forma earnings per
   share(5)
    Basic........................................     21,041         21,263
                                                    ========       ========
    Diluted......................................     21,041         21,370
                                                    ========       ========

                                         HISTORICAL
                         -------------------------------------------  PRO FORMA
                                    DECEMBER 31,                     COMBINED(6)
                         ---------------------------------- JUNE 30,  JUNE 30,
                          1993   1994   1995   1996   1997    1998      1998
                         ------ ------ ------ ------ ------ -------- -----------
BALANCE SHEET DATA:
 Working capital........ $1,151 $1,794 $  871 $1,792 $2,186 $26,724    $42,059
 Total assets........... 15,806 22,713 24,761 29,734 35,747 205,826    319,182
 Long-term debt, net of
  current maturities....  2,350  4,512  4,291  6,478  7,542  33,112     98,410(8)
 Total stockholders' eq-
  uity..................  6,264  7,921  8,709  8,460 11,210 128,756    157,535

--------
(1) The unaudited pro forma combined statement of operations data reflect an aggregate of approximately $8.0 million and $2.4 million for the year ended December 31, 1997, and for the six months ended June 30, 1998, respectively, in pro forma reductions in salaries and bonuses and benefits of the previous owners and management of the Acquired Businesses to which they have agreed prospectively. Additionally, it excludes the $13.0 million non-recurring non-cash charge recognized by Quanta related to the issuance of stock to an initial stockholder and management, as a result of the issuance of such shares for nominal consideration. See Note 2 of Notes to Financial Statements of Quanta Services, Inc.
(2) Reflects amortization of the goodwill to be recorded as a result of the Founding Companies and the Purchased Companies over a 40-year period and computed on the basis described in the notes to the Unaudited Pro Forma Combined Financial Statements.
(3) Reflects the reduction for interest expense of $1.4 million and $0.2 million for the year ended December 31, 1997 and for the six months ended June 30, 1998, respectively, attributable to the repayment of $19.0 million and $18.5 million, respectively, of historical debt of the Founding Companies with proceeds from the IPO, net of increases in interest expense of $6.8 million and $2.6 million, respectively, on borrowings under the Company's credit facility for the Purchased Companies. Additionally, reflects reductions in expenses associated with certain non-operating assets transferred to the Founding Companies prior to their acquisition.
(4) Assumes all pretax income before non-deductible goodwill and other permanent items is subject to an estimated 39.0% combined tax rate.
(5) The shares used in computing earnings per share for the following periods include:
    (a) Five years ended December 31, 1997 and six months ended June 30,
        1997 (historical)--the 3,000,000 shares issued in connection with PAR and the 951,945 shares issued in connection with acquisition of the Pooled Company.
    (b) Year ended December 31, 1997 (pro-forma)--(i) the shares described above in (a), (ii) 5,750,000 shares of Common Stock, net of 579,222 shares representing net cash to Quanta, sold in the IPO to pay the cash portion of the consideration for the Founding Companies, to repay expenses incurred in connection with the IPO and to retire debt, (iii) 8,573,392 shares issued to the owners of the other Founding Companies and to the other ten businesses acquired subsequent to the IPO and (iv) 3,345,333 shares of Limited Vote
        Common Stock issued to the initial stockholders and certain management personnel of the Company.
    (c) Six months ended June 30, 1998 (historical)--basic earnings per share information includes the weighted average portion of (i) 7,527,000 shares of Common Stock issued to the owners of the Founding Companies, (ii) 3,345,333 shares of Limited Vote Common
        Stock issued to the initial stockholders and certain management personnel of the Company, (iii) 5,750,000 shares of Common Stock sold in the Offering to pay the cash portion of the consideration for the Founding Companies to repay expenses incurred in connection with the Offering and to retire debt, (iv) 951,945 shares issued for the acquisition of the Pooled Company, and (v) the weighted average portion of the 1,296,740 shares issued in acquisitions accounted for as purchases.

      Shares used in the calculation of the diluted earnings per share for the six months ended June 30, 1998 include (i) the shares described above, and (ii) the dilution attributable to outstanding options to purchase Common Stock, using the treasury stock method; and
    (d) Six months ended June 30, 1998 (pro-forma)--basic earnings per share information includes the shares used in the computation described in (c) above computed as if those shares had been issued as of January 1, 1998, net of 357,174 shares representing net cash to Quanta, and 2,749,652 shares issued in acquisitions accounted for as purchases subsequent to June 30, 1998, as if the shares had been issued as of January 1, 1998.

      Shares used in the calculation of the pro forma diluted earnings per share for the six months ended June 30, 1998 include (i) the shares described above, and (ii) the dilution attributable to outstanding options to purchase Common Stock, using the treasury stock method.
(6) Reflects the acquisition of the Purchased Companies which occurred subsequent to June 30, 1998 and related transactions as if they had occurred on June 30, 1998 as described in the Notes to the Unaudited Pro Forma Combined Financial Statements. The unaudited pro forma combined balance sheet data should be read in conjunction with the other financial information and historical financial statements and notes thereto included elsewhere in this Prospectus.
(7) Reflects the elimination of the revenues and related expenses for a division of one of the Purchased Companies which was not acquired by the Company.
(8) Includes approximately $61.5 million borrowed under a combination of the Company's credit facility and notes issued in connection with the acquisition of the Purchased Companies which occurred subsequent to June 30, 1998.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

INTRODUCTION

  The following discussion should be read in conjunction with the Quanta Services, Inc. and subsidiaries Consolidated Financial Statements and related notes thereto included elsewhere in this Prospectus. Except for the historical financial information contained herein, the matters discussed in this Prospectus may be considered "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include declarations regarding the intent, belief or current expectations of the Company and its management, statements regarding the future results of acquired companies, the Company's gross margins and the Company's expectations regarding Year 2000 issues. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties. Actual results could differ materially from those indicated by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are the risk factors identified elsewhere in this Prospectus. See "Risk Factors".

  The Company's revenues are derived from providing specialty electrical contracting and maintenance services related to electric and telecommunications infrastructure, providing electrical contracting services to the commercial and industrial markets and installing transportation control and lighting systems. The Company's services include the installation, repair and maintenance of electric power transmission and distribution lines, telecommunication lines and cable television lines, the construction of electric substations, the erection of cellular telephone, PCS(R) and microwave towers, the installation of highway lighting and traffic control systems, specialized underground construction including underground fueling systems, design and engineering services, as well as the provision of specialty contracting services for electric, video, security, fire, voice and data systems. The Company's customers include electric utilities, telecommunication and cable television system operators, governmental entities, general contractors and owners and managers of commercial and industrial properties. The Company had pro forma combined revenues for the year ended December 31, 1997 of $338.0 million, of which 43.2 percent was attributable to electric utility infrastructure services, 38.6 percent was attributable to telecommunications infrastructure services, 7.6 percent was attributable to commercial and industrial services and 10.6 percent was attributable to transportation control and lighting systems services.

  The Company enters into contracts principally on the basis of competitive bids, the final terms and prices of which are frequently negotiated with the customer. Although the terms of the contracts undertaken by the Company vary considerably, the contracts are usually on either a lump sum or unit price basis in which the Company agrees to do the work for a fixed amount for the entire project (lump sum) or for units of work performed (unit price). Most installation projects are completed within one year, while maintenance and repair work is frequently provided under open-ended, unit price master service agreements which are renewable annually. Revenues from lump sum contracts are generally recorded on a percentage-of-completion basis, using the cost-to-cost method based on the percentage of total costs incurred to date in proportion to total estimated costs to complete the contract. The Company recognizes revenue when services are performed except when work is being performed under a fixed price or cost-plus-fee contract. Such contracts generally provide that the customer accept completion of progress to date and compensate the Company for services which have been rendered, measured typically in terms of units installed, hours expended or some other measure of progress. Certain of the company's customers require the Company to post performance and payment bonds upon execution of the contract, depending upon the nature of the work to be performed. The Company's fixed price contracts often include payment provisions pursuant to which the customer withholds a 5 percent to 10 percent retainage from each progress payment and forwards the retainage to the Company upon completion and approval of the work.

  Costs of services consist primarily of salaries and benefits to employees, depreciation, fuel and other vehicle expenses, equipment rentals, subcontracted services, materials, parts and supplies. The Company's gross margin, which is gross profit expressed as a percentage of revenues, is typically higher on projects where labor, rather than materials, constitutes a greater portion of the cost of services. Labor costs can be predicted with relatively less accuracy than materials costs. Therefore, to compensate for the potential variability of labor costs, the Company seeks to maintain higher margins on its labor-intensive projects. Certain of the Company's subsidiaries are subject to a $500,000 deductible for workers compensation insurance. Fluctuations in insurance accruals related to this deductible could have a significant impact on gross margins in the period in which such adjustments are made. Selling, general and administrative expenses consist primarily of compensation and related benefits to management, administrative salaries and benefits, marketing, office rent and utilities, communications and professional fees.

  The Acquired Businesses have operated throughout the periods presented as independent, privately-owned entities, and their results of operations reflect varying tax structures (S corporations or C corporations) which have influenced the historical level of owners' compensation. Gross profits and selling, general and administrative expenses as a percentage of revenues may not be comparable among the individual Acquired Businesses. In connection with the Company's acquisitions, certain owners of the Acquired Businesses have agreed to reductions in their compensation and related benefits totaling $8.0 million lower than 1997 levels. Such reductions have been reflected as a pro forma adjustment in the Unaudited Pro Forma Combined Statement of Operations and in the terms of the employment agreements entered into between these persons and the Company.

  The Company believes that it will realize savings from (i) consolidation of insurance and bonding programs, (ii) reduction in other general and administrative expenses such as training, marketing, communications and professional fees, (iii) the Company's ability to borrow at lower interest rates than most, if not all, of the Acquired Businesses, (iv) consolidation of operations in certain locations and (v) greater volume discounts from suppliers of materials, parts and supplies. It is anticipated that costs related to the Company's new corporate infrastructure, being a public company and integrating the Acquired Businesses will partially offset these savings. The Company believes that neither these savings nor the costs associated therewith can be quantified as there have been limited combined operating results upon which to base any assumptions. As a result, these savings and associated costs have not been included in the pro forma financial information included herein.

  In November 1997, the Company sold 1.7 million shares of Limited Vote Common Stock to management and an initial stockholder. As a result, the Company has recorded a non-recurring, non-cash compensation charge of $13.0 million, representing the difference between the amount paid for the shares and the estimated fair value of the shares on the date of sale (the "Compensation Charge"). The Compensation Charge has been estimated based on a fair value that is discounted from the initial public offering price. This non-recurring, non-cash Compensation Charge is not included in the Unaudited Pro Forma Combined Financial Statements.

  The Founding Companies, excluding PAR, and the Purchased Companies have been accounted for using the purchase method of accounting. Accordingly, the excess of the fair value of the consideration paid for the Acquired Businesses, excluding the Pooled Company, of $134.4 million over the fair value of the net assets acquired from the Acquired Businesses will be recorded as "goodwill." In addition, goodwill of $25.6 million has been recorded attributable to the 3,345,333 shares of Limited Vote Common Stock issued to initial stockholders and management. Together, this goodwill, totaling $160.0 million, will be amortized over its estimated useful life of 40 years as a non-cash charge to operating income. The pro forma effect of this amortization expense, the majority of which is not deductible for tax purposes, is expected to be approximately $4.1 million per year.

RECENT DEVELOPMENTS

 Strategic Investment

  In October 1998, the Company entered into a strategic investment agreement with Enron Capital & Trade Resources Corp. ("ECT"), a subsidiary of Enron Corp., pursuant to which ECT and an affiliate made an investment of $49.4 million in Quanta. The investment is in the form of Convertible Subordinated Notes bearing interest at 6 7/8 percent and convertible into Quanta Common Stock at a price of $13.75 per share. Additionally, Quanta and ECT entered into a strategic alliance pursuant to which ECT and Quanta will exchange information regarding the design, construction and maintenance of electric power transmission and distribution systems and fiber optic communications systems. Further, the Company paid a commitment fee of approximately $2.0 million to an affiliate of ECT at the closing date. This will be included in other assets on the Company's balance sheet and amortized over the original life of the notes. The Convertible Subordinated Notes require quarterly interest payments and equal semi-annual principal payments beginning in 2006 until the notes are paid in full in 2010. The Company has the option to redeem the notes at a premium beginning in 2002.

REGULATORY MATTERS

  The Company's operations are subject to the authority of various state and municipal regulatory bodies concerned with the licensing of contractors. The Company has experienced no material difficulty in complying with the requirements imposed on it by such regulatory bodies. See "Business-- Regulation."

SEASONALITY; FLUCTUATIONS OF QUARTERLY RESULTS

  The Company's results of operations can be subject to seasonal variations. Generally, during the winter months, demand for new projects and maintenance services may be lower due to reduced construction activity during such weather, while demand for electrical service and repairs may be higher due to damage caused by inclement weather. Additionally, the industry can be highly cyclical. As a result, the Company's volume of business may be adversely affected by declines in new projects in various geographic regions in the U.S. Typically, the Company experiences lower gross margins and operating margins during the winter months. Quarterly results may also be materially affected by the timing of acquisitions, variations in the margins of projects performed during any particular quarter, the timing and magnitude of acquisition assimilation costs and regional economic conditions. Accordingly, the Company's operating result in any particular quarter may not be indicative of the results that can be expected for any other quarter or for the entire year.

LIQUIDITY AND CAPITAL RESOURCES

  In February 1998, Quanta completed the IPO, which involved the issuance of 5,000,000 shares of Common Stock at a price of $9.00 per share (before deducting underwriter discounts and commissions). In March 1998, Quanta sold an additional 750,000 shares of Common Stock at a price of $9.00 per share (before deducting underwriter discounts and commissions) pursuant to the underwriter's overallotment option. The proceeds from these transactions, net of the discounts and after deducting the expenses of the IPO, were approximately $45.1 million. Of this amount, $21.0 million was used to fund the cash portion of the purchase price relating to the acquisition of the Founding Companies.

  As of June 30, 1998, the Company had pro forma cash and cash equivalents of $5.2 million, pro forma working capital of $42.1 million and long-term debt of $98.4 million net of current maturities, after giving consideration to the consummation of the transactions with the Acquired Businesses and the application of the net proceeds of the IPO.

  In April 1998, the Company obtained a $50.0 million revolving credit facility (the "Credit Facility") from two commercial banks. In August 1998, the Company amended its Credit Facility to increase the facility to $125.0 million. The Credit Facility is secured by a pledge of all of the capital stock of the Company's material operating subsidiaries and by certain assets of the Company and is to provide funds to be used for working capital, to finance acquisitions and for other general corporate purposes. Amounts borrowed under the Credit Facility bear interest at a rate equal to either (a) the London Interbank Offered Rate ("LIBOR") plus 0.75 percent to
1.75 percent, as determined by the ratio of the Company's total funded debt to EBITDA (as defined in the Credit Facility) or (b) the bank's prime rate plus up to 0.25 percent, as determined by the ratio of the Company's total funded debt to EBITDA. Commitment fees of 0.175 percent to 0.30 percent (based on certain financial ratios) are due on any unused borrowing capacity under the Credit Facility. The Company's existing and future subsidiaries will guarantee the repayment of all amounts due under the facility and the facility restricts pledges on all material assets. The Credit Facility contains usual and customary covenants for a credit facility of this nature including the prohibition of the payment of dividends, certain financial ratio covenants and the consent of the lenders for acquisitions exceeding a certain level of cash consideration. Additionally, the Company has issued $49.4 million of Convertible Subordinated Notes bearing interest at 6 7/8 percent, the proceeds of which were used to reduce outstanding borrowings under the Credit Facility and include restrictive covenants which mirror the Credit Facility. As of October 16, 1998, outstanding borrowings under the Credit Facility totaled approximately $69.3 million.

  Through October 16, 1998 the Company has acquired eleven companies in addition to the Founding Companies for an aggregate consideration of 5.0 million shares of Common Stock and $85.0 million in cash and notes. The cash portion of such consideration was provided by borrowings under the Company's credit facility. The timing, size or success of any acquisition effort and the associated potential capital commitments cannot be predicted. See "Risk Factors--Risks Related to Acquisition Strategy" and "Risks Related to Acquisition Financing".

  The Company expects to continue its aggressive acquisition program. The Company intends to continue to use a combination of cash and Common Stock to finance the principal part of the consideration payable in acquisitions. If the Common Stock does not maintain a sufficient value, or potential acquisition candidates are unwilling to accept Common Stock as part of the consideration for the sale of their businesses, the Company could be required to utilize more cash to complete acquisitions. If sufficient funds were not available from operating cash flow or through borrowings under the Company's Credit Facility, the Company may seek additional financing through the public or private sale of equity or debt securities. There can be no assurance that the Company could secure such financing if and when it is needed or on terms the Company deems acceptable. If the Company is unable to secure acceptable financing, its acquisition program could be negatively affected. The Company anticipates that its cash flow from operations and Credit Facility will provide sufficient cash to enable the Company to meet its working capital needs, debt service requirements and planned capital expenditures for property and equipment for at least the next 12 months.

INFLATION

  Due to relatively low levels of inflation experienced during the years ended December 31, 1995, 1996 and 1997, inflation did not have a significant effect on the results of the combined Founding Companies in those periods.

YEAR 2000

  Many currently installed computer systems and software products are coded to accept only two-digit entries in the date code field. Beginning in the year 2000, these date code fields will need to accept four-digit entries to distinguish 21st century dates from 20th century dates. As a result, computer systems and software used by many companies may need to be upgraded to comply with such "Year 2000" requirements. Significant uncertainty exists concerning the potential effects associated with such compliance, but systems that do not properly recognize such information could generate erroneous data or cause a system to fail.

  The Company has made a preliminary review of both its information technology and its non-information technology systems to determine whether they are Year 2000 compliant. Additionally, the Company reviews the systems of all of its potential acquisitions for Year 2000 compliance. The Company has not identified any material systems which are not Year 2000 compliant. The Company is currently preparing a formal questionnaire for all significant suppliers, customers and service providers to determine the extent to which the Company is vulnerable to those third parties' failure to remediate the Year 2000 problem. The Company has received oral assurances of Year 2000 compliance from many of the third parties with whom it has relationships. Unless public suppliers of water, electricity, natural gas and telecommunications are disrupted for a substantial period of time (in which case the Company's business may be materially and adversely affected), the Company believes that its operations will not be significantly disrupted even if third parties with whom the Company has relationships are not Year 2000 compliant. Further, the Company believes that it will not be required to make any material expenditures to address the Year 2000 problem as it relates to its existing systems. While it is not possible at present to quantify the cost of corrective actions, management does not expect that these actions will materially exceed the cost of normal software upgrades and replacements expected to occur through the Year 2000. However, uncertainty exists concerning the potential costs and effects associated with any Year 2000 compliance, and the Company intends to continue to make efforts to ensure that third parties with whom it has relationships are Year 2000 compliant. Therefore, there can be no assurance that unexpected Year 2000 compliance problems of either the Company or its vendors, customers and service providers would not materially and adversely affect the Company's business, financial condition or operating results. The Company will continue to consider the likelihood of a material business interruption due to the Year 2000 issue, and, if necessary, implement appropriate contingency plans.

INDIVIDUAL FOUNDING COMPANIES

  The selected historical financial information presented in the tables below is derived from the respective audited financial statements of the Founding Companies included elsewhere herein. The following discussion should be read in conjunction with the Financial Statements of the Founding Companies and the notes thereto appearing elsewhere in this Prospectus.

  For financial statement presentation purposes, as required by the rules and regulations of the Securities Act, PAR has been identified as the accounting acquiror. As such, the financial statements of Quanta for periods prior to February 18, 1998 are the financial statements of PAR as restated for the acquisition of the Pooled Company.

QUANTA SERVICES, INC. AND SUBSIDIARIES RESULTS OF OPERATIONS

  The unaudited historical combined statements of operations for the six months ended June 30, 1998 reflect the historical operations of PAR and the Pooled Company. The operations of the Founding Companies have been included in the Company's historical Financial Statements beginning February 19, 1998 and the operations of the Purchased Companies have been included from their respective acquisition dates.

  The following table sets forth selected statement of operations data and such data as a percentage of revenues for the periods indicated:

                                  YEAR ENDED DECEMBER 31,              SIX MONTHS ENDED JUNE 30,
                         -------------------------------------------  ----------------------------
                             1995           1996           1997           1997           1998
                         -------------  -------------  -------------  -------------  -------------
                                  (DOLLARS IN THOUSANDS)                      (UNAUDITED)
Revenues................ $53,224 100.0% $71,294 100.0% $76,204 100.0% $34,799 100.0% $93,717 100.0%
Cost of services........  44,608  83.8   57,164  80.2   58,896  77.3   28,861  82.9   76,681  81.8
                         ------- -----  ------- -----  ------- -----  ------- -----  ------- -----
  Gross profit..........   8,616  16.2   14,130  19.8   17,308  22.7    5,938  17.1   17,036  18.2
Selling, general and
 administrative
 expenses...............   6,488  12.2    9,931  13.9   11,645  15.3    4,883  14.0    9,869  10.5
                         ------- -----  ------- -----  ------- -----  ------- -----  ------- -----
Income from operations.. $ 2,128   4.0% $ 4,199   5.9% $ 5,663   7.4% $ 1,055   3.1% $ 7,167   7.7%
                         ======= =====  ======= =====  ======= =====  ======= =====  ======= =====

 Quanta results for the six months ended June 30, 1998 compared to the six months ended June 30, 1997

  Revenues. Historical revenues increased $58.9 million, or 169.3 percent, to $93.7 million for the six months ended June 30, 1998, due to the acquisition of the Founding Companies on February 18, 1998 and subsequent acquisitions of the Purchased Companies.

  Gross profit. Gross profit increased $11.1 million, or 186.9 percent, to $17.0 million for the six months ended June 30, 1998. Gross margins increased from 17.1 percent for the six months ended June 30, 1997 to 18.2 percent for the six months ended June 30, 1998. This increase in gross margin was primarily the result of the acquisition of the Founding Companies on February 18, 1998, which had higher gross margins than PAR as restated for the Pooled Company, improved asset utilization and a higher proportion of relatively higher margin telecommunication revenues to total revenues.

  Selling, general and administrative expenses. Selling, general and administrative expenses increased $5.0 million, or 102.0 percent, to $9.9 million for the six months ended June 30, 1998, due to the acquisition of the Founding Companies on February 18, 1998, the acquisition of the Purchased Companies and increases in selling and administrative salaries required to support the higher level of revenues generated from an increased volume of projects, as well as the establishment of a corporate office and administrative infrastructure during 1998.

 Quanta results for the year ended December 31, 1997 compared to the year ended December 31, 1996

  Revenues. Revenues increased $4.9 million, or 6.9 percent, from $71.3 million for the year ended December 31, 1996 to $76.2 million for the year ended December 31, 1997, primarily as a result of an increased demand for the company's services in Missouri, California and Colorado, partially offset by a decrease in activity in Oregon.

  Gross profit. Gross profit increased $3.2 million, or 22.7 percent , from $14.1 million for the year ended December 31, 1996 to $17.3 million for the year ended December 31, 1997. As a percentage of revenues, gross profit increased from 19.8 percent to 22.7 percent. The increase in gross profit and gross margin is primarily due to increased labor productivity, renegotiated unit pricing on certain long-term contracts and lower equipment rental expense as PAR replaced rental equipment on certain projects with company-owned equipment, partially offset by lower gross profit from operations in Oregon due to the completion of a significant telecommunications contract.

  Selling, general and administrative expenses. Selling, general and administrative expenses increased $1.7 million, or 17.2 percent, from $9.9 million for the year ended December 31, 1996 to $11.6 million for the year ended December 31, 1997, primarily due to increased administrative support required by the higher level of revenues and increases in owner compensation, partially offset by decreased commissions paid to salesmen. As a percentage of revenues, selling, general and administrative expenses increased from 13.9 percent to 15.3 percent.

 Results for the year ended December 31, 1996 compared to the year ended December 31, 1995

  Revenues. Revenues increased $18.1 million, or 34.0 percent, from $53.2 million for the year ended December 31, 1995 to $71.3 million for the year ended December 31, 1996, primarily as a result the acquisition of a company by the Pooled Company and increased demand for the company's services in Colorado, Oregon and, to a lesser extent, in California, but were partially offset by decreased activity in Missouri.

  Gross profit. Gross profit increased $5.5 million, or 64.0 percent, from $8.6 million for the year ended December 31, 1995 to $14.1 million for the year ended December 31, 1996. As a percentage of revenues, gross profit increased from 16.2 percent to 19.8 percent. This increase in gross profit was a result of the acquisition of a company by the Pooled Company, the awarding of a significant telecommunications contract, improved labor productivity and asset utilization but was partially offset by increases in insurance costs and higher costs than anticipated on certain contracts.

  Selling, general and administrative expenses. Selling, general and administrative expenses increased $3.4 million, or 52.3 percent, from $6.5 million for the year ended December 31, 1995 to $9.9 million for the year ended December 31, 1996, primarily due to the acquisition of a company by the Pooled Company, increased commissions paid to salesmen responsible for the awarding of the telecommunications contract and increases in administrative salaries required to support the higher level of revenues generated from an increased volume of projects and increases in owner compensation. As a percentage of revenues, selling, general, and administrative expenses increased from 12.2 percent to 13.9 percent.

UNION POWER RESULTS OF OPERATIONS

  Union Power was founded in 1946, and is headquartered in Englewood, Colorado. It operates primarily west of the Mississippi River and in 1997 provided services to customers in Colorado, Nevada, California and Oregon. Union Power is primarily involved in providing electric infrastructure contracting services, including installation of electrical transmission lines, both underground and above ground, and distribution lines and construction of electric substations. In addition, Union Power provides electrical repair and maintenance services.

  The following table sets forth selected statement of operations data and such data as a percentage of revenues for the periods indicated:

                                  YEARS ENDED AUGUST 31,               THREE MONTHS ENDED NOVEMBER 30,
                         -------------------------------------------  -----------------------------------
                             1995           1996           1997             1996              1997
                         -------------  -------------  -------------  ----------------  -----------------
                                  (DOLLARS IN THOUSANDS)                         (UNAUDITED)
Revenues................ $12,614 100.0% $25,636 100.0% $42,792 100.0% $  7,211   100.0% $  15,357   100.0%
Cost of services........  10,240  81.2   22,319  87.1   37,766  88.3     6,037    83.7     13,474    87.7
                         ------- -----  ------- -----  ------- -----  -------- -------  --------- -------
Gross profit............   2,374  18.8    3,317  12.9    5,026  11.7     1,174    16.3      1,883    12.3
Selling, general and
 administrative
 expenses...............   1,896  15.0    1,563   6.1    1,966   4.6       491     6.8        677     4.4
                         ------- -----  ------- -----  ------- -----  -------- -------  --------- -------
Income from operations.. $   478   3.8% $ 1,754   6.8% $ 3,060   7.1% $    683     9.5% $   1,206     7.9%
                         ======= =====  ======= =====  ======= =====  ======== =======  ========= =======

 Union Power results for the three months ended November 30, 1997 compared to the three months ended November 30, 1996

  Revenues. Revenues increased $8.2 million, or 113.0 percent, from $7.2 million for the three months ended November 30, 1996 to $15.4 million for the three months ended November 30, 1997, primarily due to increased demand for Union Power's services in Nevada, a higher volume of work in California and increased outsourcing of required services by utility customers, which resulted in a higher component of subcontracted work.

  Gross profit. Gross profit increased $0.7 million, or 60.4 percent, from $1.2 million for the three months ended November 30, 1996 to $1.9 million for the three months ended November 30, 1997, primarily as a result of the increase in sales. As a percentage of revenues, gross profit decreased to 12.3 percent from 16.3 percent primarily as a result of a higher proportion of subcontract work and low margin material costs.

  Selling, general and administrative expenses. Selling, general and administrative expenses increased $0.2 million, or 37.9 percent, from $0.5 million for the three months ended November 30, 1996 to $0.7 million for the three months ended November 30, 1997, due primarily to growth in the Company's office staff needed to support the increased sales. As a percentage of revenues, selling, general and administrative expenses decreased from 6.8 percent to 4.4 percent primarily due to economies of scale.

 Union Power results for the year ended August 31, 1997 compared to the year ended August 31, 1996

  Revenues. Revenues increased $17.2 million, or 67.2 percent, from $25.6 million for the year ended August 31, 1996 to $42.8 million for the year ended August 31,1997, primarily due to increased demand for the Company's services in Nevada, a higher volume of work in California and increased outsourcing of required services by utility customers, which resulted in a higher component of subcontracted work.

  Gross profit. Gross profit increased $1.7 million, or 51.5 percent, from $3.3 million for the year ended August 31, 1996 to $5.0 million for the year ended August 31, 1997. As a percentage of revenues, gross profit decreased to 11.7 percent from 12.9 percent primarily as a result of a higher percentage of work being subcontracted at lower margins and higher costs than anticipated on certain projects.

  Selling, general and administrative expenses. Selling, general and administrative expenses increased $0.4 million, or 25.0 percent, from $1.6 million for the year ended August 31, 1996 to $2.0 million for the year ended August 31, 1997 due to the continued expansion into the California and Nevada markets. As a percentage of revenues, selling, general and administrative expenses decreased from 6.1 percent to 4.6 percent primarily due to economies of scale.

 Union Power results for the year ended August 31, 1996 compared to the year ended August 31, 1995

  Revenues. Revenues increased $13.0 million, or 103.2 percent, from $12.6 million for the year ended August 31, 1995 to $25.6 million for the year ended August 31, 1996, primarily as a result of an increase in the overall demand for the company's services in Nevada and California.

  Gross profit. Gross profit increased $0.9 million, or 37.5 percent, from $2.4 million for the year ended August 31, 1995 to $3.3 million for the year ended August 31, 1996. As a percentage of revenues, gross profit decreased to
12.9 percent from 18.8 percent primarily as a result of higher costs than anticipated on a specific contract in 1996.

  Selling, general and administrative expenses. Selling, general and administrative expenses decreased $0.3 million, or 15.8 percent, from $1.9 million for the year ended August 31, 1995 to $1.6 million for the year ended December 31, 1996 due to lower owner compensation and employee bonuses in 1996. As a percentage of revenues, selling, general and administrative expenses decreased from 15.0 percent to 6.1 percent.

 Union Power liquidity and capital resources

  Union Power generated $.2 million of net cash from operating activities for the three months ended November 30, 1997. Net cash used in investing activities was approximately $1.3 million, primarily for the purchase of operating equipment. Net cash provided by financing activities of $1.7 million resulted from advances under the Company's line of credit and additional borrowings.

  At November 30, 1997, Union Power had $3.0 million of working capital and $1.5 million of total long-term debt outstanding.

  Union Power generated $1.0 million of net cash from operating activities for the year ended August 31, 1997. Net cash used in investing activities was approximately $1.5 million, primarily for the purchase of operating equipment. Net cash provided by financing activities of $0.2 million resulted from advances on the company's line of credit.

  At August 31, 1997, Union Power had working capital of $2.8 million and $1.0 million of total long-term debt outstanding.

TRANS TECH RESULTS OF OPERATIONS

  TRANS TECH was founded in 1983, is headquartered in South Bend, Indiana and in 1997 provided services to customers in Indiana, Kentucky, Michigan and Ohio. TRANS TECH installs, maintains and repairs traffic signals, signage, highway control systems components, highway and airport lighting and fiber optics for states and other governmental entities, and also performs traditional electrical contracting services for private and public entities in the commercial and industrial markets.

  The following table sets forth selected statements of operations data and such data as a percentage of revenues for the periods indicated:

                                           YEARS ENDED DECEMBER 31,
                                   -------------------------------------------
                                       1995           1996           1997
                                   -------------  -------------  -------------
                                            (DOLLARS IN THOUSANDS)
Revenues.......................... $21,397 100.0% $24,414 100.0% $32,817 100.0%
Cost of services..................  18,934  88.5   20,426  83.7   26,519  80.8
                                   ------- -----  ------- -----  ------- -----
  Gross profit....................   2,463  11.5    3,988  16.3    6,298  19.2
Selling, general and
 administrative expenses..........   1,639   7.7    1,848   7.6    2,015   6.1
                                   ------- -----  ------- -----  ------- -----
Income from operations............ $   824   3.8% $ 2,140   8.7% $ 4,283  13.1%
                                   ======= =====  ======= =====  ======= =====

 TRANS TECH results for the year ended December 31, 1997 compared to the year ended December 31, 1996.

  Revenues. Revenues increased $8.4 million, or 34.4 percent, from $24.4 million for the year ended December 31, 1996 to $32.8 million for the year ended December 31, 1997, primarily as a result of an increase in demand for services provided by commercial and industrial customers and, to a lesser extent, by transportation control and lighting systems customers.

  Gross profit. Gross profit increased $2.3 million, or 57.5 percent, from $4.0 million for the year ended December 31, 1996 to $6.3 million for the year ended December 31, 1997. As a percentage of total revenue, gross margin increased from 16.3 percent for the year ended December 31, 1996 to 19.2 percent for the year ended December 31, 1997 primarily as a result of improved labor productivity and asset utilization.

  Selling, general and administrative expenses. Selling, general and administrative expenses increased $0.2 million, or 11.1 percent, from $1.8 million for the year ended December 31, 1996 to $2.0 million for the year ended December 31, 1997, primarily due to increased administrative salaries required by the higher level of revenues and increases in owner compensation. As a percentage of revenues, selling, general and administrative expenses decreased from 7.6 percent to 6.1 percent due to economies of scale.

 TRANS TECH results for the year ended December 31, 1996 compared to the year ended December 31, 1995

  Revenues. Revenues increased $3.0 million, or 14.0 percent, from $21.4 million for the year ended December 31, 1995 to $24.4 million for the year ended December 31, 1996, primarily as a result of increased volume of work for commercial and industrial customers offset partially by a decrease in activity in the transportation control and lighting systems market.

  Gross profit. Gross profit increased $1.5 million, or 60.0 percent, from $2.5 million for the year ended December 31, 1995 to $4.0 million for the year ended December 31, 1996. As a percentage of total revenue, gross margin increased from 11.5 percent for the year ended December 31, 1995 to 16.3 percent for the year ended December 31, 1996 as a result of increased labor productivity and a decrease in materials cost as a percentage of revenues.

  Selling, general and administrative expenses. Selling, general and administrative expenses increased $0.2 million, or 12.5 percent, from $1.6 million for the year ended December 31, 1995 to $1.8 million for the year ended December 31, 1996, primarily due to the addition of administrative positions and increased marketing expenses. As a percentage of revenues, selling, general and administrative expenses remained relatively constant.

TRANS TECH LIQUIDITY AND CAPITAL RESOURCES

  TRANS TECH generated $1.1 million of net cash from operating activities for the year ended December 31, 1997. Net cash used in investing activities was approximately $0.9 million, primarily for the purchase of operating equipment. Net cash used in financing activities of $0.4 million resulted primarily from distributions to shareholders of $6.7 million, which were mostly offset by borrowings to fund the distributions.

  At December 31, 1997, TRANS TECH had working capital of $4.8 million and $5.6 million of total long-term debt outstanding.

  TRANS TECH generated $2.9 million in net cash from operating activities for the year ended December 31, 1996. Net cash used in investing activities was approximately $0.9 million, principally for purchases of operating equipment. Net cash used in financing activities of $2.1 million resulted from repayments of debt and distributions to shareholders.

  At December 31, 1996, TRANS TECH had working capital of $2.8 million and $0.6 million of total long-term debt outstanding.

POTELCO RESULTS OF OPERATIONS

  Potelco, founded in 1965, is headquartered near Seattle, Washington and operates primarily in Washington, Oregon and Idaho. Potelco provides electric and telecommunications infrastructure contracting services, including installation of overhead and underground lines and facilities for the power, telecommunications and cable television industries. In addition, Potelco provides electrical and telecommunications installation, maintenance and repair services to the commercial and industrial markets.

  The following table sets forth selected statement of operations data and such data as a percentage of revenues for the periods indicated:

                                                     YEAR ENDED DECEMBER 31,
                                                   ----------------------------
                                                       1996           1997
                                                   -------------  -------------
                                                     (DOLLARS IN THOUSANDS)
Revenues.......................................... $14,549 100.0% $19,220 100.0%
Cost of services..................................  12,946  89.0   15,563  81.0
                                                   ------- -----  ------- -----
  Gross profit....................................   1,603  11.0    3,657  19.0
Selling, general and administrative expenses......     971   6.7    1,478   7.7
                                                   ------- -----  ------- -----
Income from operations............................ $   632   4.3% $ 2,179  11.3%
                                                   ======= =====  ======= =====

 Potelco results for the year ended December 31, 1997 compared to the year ended December 31, 1996

  Revenues. Revenues increased $4.7 million, or 32.4 percent, from $14.5 million for the year ended December 31, 1996 to $19.2 million for the year ended December 31, 1997, primarily as a result of an increase in the demand for services by telecommunications infrastructure and commercial and industrial customers to either upgrade their telecommunication systems from cable to fiber optic or to install new systems.

  Gross profit. Gross profit increased $2.1 million, or 131.3 percent, from $1.6 million for the year ended December 31, 1996 to $3.7 million for the year ended December 31, 1997. As a percentage of revenues, Potelco's gross margins improved from 11.0 percent to 19.0 percent due to the projects performed during 1997 having a relatively higher labor component and therefore resulting in higher gross margins, as compared to the projects performed during 1996 which had a relatively higher proportion of low margin materials costs.

  Selling, general and administrative expenses. Selling, general and administrative expenses increased $0.5 million, or 50.0 percent, from $1.0 million for the year ended December 31, 1996 to $1.5 million for the year ended December 31, 1997, primarily due to increases in office salaries and profit sharing contributions. As a percentage of revenues, these selling, general and administrative expenses increased from 6.7 percent to 7.7 percent.

POTELCO LIQUIDITY AND CAPITAL RESOURCES

  Potelco generated $0.8 million of net cash from operating activities for the year ended December 31, 1997. Net cash used in investing activities was approximately $1.6 million, primarily for the purchase of property and equipment. Net cash provided by financing activities of $0.9 million resulted primarily from additional proceeds received from a note payable to a bank and borrowing of other long-term debt.

  At December 31, 1997, Potelco had working capital of $1.2 million and $0.9 million of total long-term debt outstanding.

                                   BUSINESS

GENERAL

  Quanta was founded in August 1997 to create a leading provider of specialty electrical contracting and maintenance services primarily related to electric and telecommunications infrastructure in North America. In addition, the company provides electrical contracting services to the commercial and industrial markets and installs transportation control and lighting systems. The Company's services include the installation, repair and maintenance of electric power transmission and distribution lines and telecommunication and cable television lines, the construction of electric substations, the erection of cellular telephone, PCS(R) and microwave towers, the installation of highway lighting and traffic control systems, specialized underground construction including underground fueling systems, design and engineering services and the provision of specialty contracting services for electric, video, security, fire, voice and data systems. The Company's customers include electric utilities, telecommunication and cable television system operators, governmental entities, general contractors and owners and managers of commercial and industrial properties.

  The Company is one of the largest providers of electric and telecommunications infrastructure contracting services in its markets. The Company maintains offices in 19 states and during 1998, the Acquired Businesses performed work in 32 states. The Company believes that its size, geographical diversity of operations, industry relationships, design and engineering capability, expertise in specialty services and number of skilled personnel provide the Company significant competitive advantages. During 1997, the Company generated pro forma combined revenues, operating income and net income of $338.0 million, $37.7 million and $17.8 million, respectively. For the six months ended June 30, 1998, the Company generated pro forma combined revenues, operating income and net income of $184.2 million, $16.2 million and $7.1 million, respectively.

INDUSTRY OVERVIEW

  The Company estimates that the electrical and telecommunications contracting industry generates annual revenues in excess of $40 billion. The Company believes that growth in this industry is being positively affected by the following trends:

  Deregulation. The wholesale electricity market, including sales of electricity between utilities and other generators, is regulated by the Federal Energy Regulatory Commission ("FERC"). In 1996, FERC accelerated the deregulation of the electric power industry by issuing Order nos. 888 and 889, which require shareholder-owned utilities (of which there were approximately 223 in 1997) to provide non-utility electricity suppliers with access to transmission services. Management expects the deregulation of the electric power industry to increase competition among suppliers of electricity, which will lead utilities to lower their costs by outsourcing non-core functions such as the installation, construction, maintenance and repair of electric transmission and distribution systems and electric substations, services that have traditionally been performed by the utilities themselves.

  The Telecommunications Act of 1996 preempted state and local government control over access to the telecommunications market, eliminating barriers to entry and opening the markets to new entrants. Management expects the elimination of such barriers to lead to increased construction of competing telecommunications networks as competitive telecommunications providers, existing as well as new, expand into new markets and offer services that once were reserved for incumbents.

  Upgrading and Expanding Existing Infrastructure. As access to electric transmission services increases, the Company believes that financial penalties will be imposed upon electric utilities in the event of transmission and distribution system downtime attributable to the utilities. As a result, the company expects that utilities will modernize existing transmission systems, which will increase the amount of upgrading and repair work available to outside contractors. The Company also expects commercial and industrial companies to continue to upgrade and expand their existing electrical infrastructure as a result of (i) increasing levels of modernization activity,
(ii) the effects of more stringent electric codes, which establish minimum power and safety requirements, (iii) revised national energy standards, (iv) increases in use of electric power and (v) increased installation of electrical capacity in excess of minimum code requirements in order to facilitate marketing of properties.

  The amount of traditional voice and data traffic has increased steadily, and growth in the use of personal computers and modems has created significant data traffic from a wide variety of sources. Because of the physical limitations of the existing communications network facilities, the Company believes there is an immediate need to upgrade and expand facilities with new and innovative technology, expanding, and in many cases, replacing existing telecommunications and cable television infrastructure to allow for increases in the volume of traffic. The need to upgrade and expand telecommunications infrastructure as a result of deregulation and the growth in consumer demand for enhanced telecommunications services is expected to continue to prompt telecommunications providers to increase the current level of outsourcing to independent contractors who serve the industry.

  Increased Outsourcing. The outsourcing trend has largely been driven by the efforts of electric utilities and telecommunications providers to reduce costs and focus on their core competencies. The Company believes that electric utilities and telecommunications providers will increasingly seek comprehensive solutions to their infrastructure needs by utilizing fewer qualified contractors that can provide the full range of new construction, installation, repair, maintenance and emergency services.

  The Company believes that its industry is highly fragmented. According to the U.S. Census Bureau, there are more than 50,000 electrical and telecommunications contracting businesses, consisting of a small number of regional or national providers and a large number of relatively small, owner-operated businesses that have limited access to capital and that offer a limited range of services. The Company believes that the fragmented nature of the industry presents substantial consolidation and growth opportunities for companies with a disciplined acquisition program, a decentralized operating strategy and access to financial resources. The Company also believes that the prominence and operating strength of the Acquired Businesses and the experience of its executive management will provide the Company with significant competitive advantages to capitalize on these opportunities.

STRATEGY

  The Company plans to achieve its goal of becoming a leading provider of electric and telecommunications infrastructure contracting services by implementing its operating strategy, emphasizing continued internal growth and expanding through acquisitions.

  OPERATING STRATEGY. The key elements of the Company's operating strategy are:

    Operate on a Decentralized Basis. The Company intends to manage its operations on a decentralized basis while maintaining operating and financial controls. Local management will retain responsibility for the operations, profitability and growth of its individual business. The Company believes that, while maintaining operating and financial controls, a decentralized operating structure will retain the entrepreneurial spirit of each of the Acquired Businesses and will permit the Company to capitalize on the Acquired Businesses' local and regional market knowledge, specialized skills and customer relationships. In addition, the Company believes that its operating efficiency, financial strength, technical expertise, presence in key geographic areas and reputation for quality and reliability provide competitive advantages in bidding for, winning and executing new contracts for infrastructure projects. While local management will retain control of the operations of its individual business, the Company's executive management will have responsibility for corporate strategy and acquisitions, financing, insurance, investor relations and employee benefit plans.

    Achieve Operating Efficiencies. Certain administrative functions are being centralized. In addition, by combining overlapping operations of certain of the Acquired Businesses, the Company expects to achieve more efficient asset utilization and realize savings in overhead and other expenses. The Company intends to use its increased purchasing power to gain volume discounts in areas such as vehicles and equipment, electrical materials, marketing, bonding, employee benefits and insurance. The Company will seek to realize cost savings and other benefits by the sharing of purchasing, pricing, bidding and other business practices and the sharing of licenses. The Company intends to further develop and expand the use of management information systems to facilitate financial control, project costing and asset utilization. At some locations, the larger combined workforce will provide additional staffing flexibility.

  INTERNAL GROWTH. The Company is focused on continuing its strong internal growth by (i) increasing the volume of services provided to existing customers, (ii) expanding the scope of services provided to existing customers, (iii) broadening its customer base and (iv) geographically expanding its service area. The Company believes it will be able to expand the services it offers in its markets by leveraging the specialized strengths of individual Acquired Businesses. Such services include design and engineering, where the contractor applies in-house engineering expertise to design the most cost-effective system, and the application of new technologies, such as a robotic arm that can be used to facilitate the repair of high voltage power transmission lines without taking them out of service. The Company further believes that strategic agreements with large electric and telecommunications infrastructure owners will provide opportunities for future internal growth. For instance, the Company consummated a strategic investment by ECT and an affiliate pursuant to which ECT and Quanta agreed to exchange information regarding the design, installation and maintenance of electric power transmission and distribution systems and fiber optic communications systems.

  ACQUISITIONS. The Company believes that the increasing trend toward the outsourcing of services to the electric and telecommunications infrastructure contracting industry will result in a competitive disadvantage for small and mid-sized companies that do not have access to capital and cannot provide a broad range of specialty contracting services on a national basis. In addition, the Company expects that there will continue to be a large number of attractive acquisition candidates due to the highly fragmented nature of the industry, the inability of many companies to expand and modernize due to capital constraints and the desire of owners for liquidity. The Company believes that its financial strength and experienced management will be attractive to acquisition candidates. The key elements of the Company's acquisition strategy are:

     Enter New Geographic Markets. The Company intends to expand into geographic markets not currently served by the Company by selectively acquiring well-established specialty electrical and telecommunications contractors that, like the Founding Companies, are leaders in their regional markets, are financially stable, have a strong customer base, have senior management committed to participating in the future growth of the Company and can serve as "platforms" for the future growth of the Company.

     Expand Within Existing Markets. The Company intends to explore acquisition opportunities in the geographic markets it already serves as well as geographic markets served by businesses the Company acquires in the future. Once the Company has entered a specific geographic market, it will seek to acquire other well-established companies in that particular market to deepen its market penetration and expand the range of services offered to its customers. The Company will also pursue "tuck-in" acquisitions of smaller companies whose operations can be integrated into and leveraged with an existing operation.

ACQUISITION PROGRAM

  Since the Company's IPO, the Company has acquired 11 other businesses which when combined with the Founding Companies and the Pooled Company resulted in pro forma combined revenues for the year ended December 31, 1997 and the six months ended June 30, 1998, of approximately $338.0 million and $184.2 million, respectively, for a combined consideration of $85.0 million in cash and notes and 5.0 million shares of Common Stock. The following table describes the businesses we have acquired since the IPO:

                          CLOSING
   BUSINESS ACQUIRED        DATE          BUSINESS DESCRIPTION           HEADQUARTERS
   -----------------      --------        --------------------         ----------------
Golden State Utility
 Company................  04/15/98 Underground, aerial and underwater  Turlock, CA installation, maintenance and
                                   splicing of telecommunications
                                   cable, including fiber optic
                                   cable, and construction and
                                   maintenance of cellular sites
Spalj Construction
 Company................  05/05/98 Installation of underground fiber-  Deerwood, MN optic networks
NorAm
 Telecommunications,
 Inc. ..................  06/23/98 Outside and inside fiber-optic      Portland, OR
                                   networks and technical services
                                   support for the telecommunications
                                   industry
Environmental
 Professional
 Associates, Ltd........  07/02/98 Electric utility line clearance     Marysville, CA
                                   services
Underground Construction
 Co., Inc...............  08/04/98 Construction and maintenance of     Benicia, CA
                                   utility and industrial conduits,
                                   pipelines, airport fueling systems
                                   and other specialized heavy
                                   engineering projects
North Pacific
 Construction Co. ......  08/11/98 Underground construction to the     Woodland, CA
                                   telecommunications industry
Sumter Builders, Inc. ..  08/14/98 Construction and maintenance of     Sumter, SC
                                   distribution systems, transmission
                                   systems, and substations for
                                   electric utilities
Telecom Network
 Services, Inc..........  08/20/98 Engineering and design/build        Kirkland, WA
                                   services for telecommunications
                                   providers
Harker & Harker, Inc. ..  09/15/98 Construction and maintenance of     Reno, NV
                                   distribution systems, transmission
                                   systems, and substations for
                                   electric utilities
Smith Contracting.......  09/21/98 Fiber optic technical services for  Fergus Falls, MN the telecommunications industry
Manuel Bros., Inc. .....  10/15/98 Installation, removal and           Grass Valley, CA
                                   maintenance of underground conduit
                                   for the telecommunications
                                   industry

  The Company believes it will be regarded by acquisition candidates as an attractive acquiror because of (i) the Company's strategy for creating a national, comprehensive and professionally managed specialty electric and telecommunications infrastructure contracting business, (ii) the Company's decentralized operating strategy and opportunities to participate in a larger organization, (iii) the Company's access to financial resources as a public company, (iv) the potential for increased profitability due to centralizing certain administrative functions, enhanced systems capabilities and economies of scale and (v) the potential for owners of the businesses being acquired to participate in the Company's planned growth while realizing liquidity. The Company believes that the management of the Acquired Businesses will be instrumental in identifying and assisting in the completion of future acquisitions.

  The Company has developed a set of financial, geographic and management criteria designed to assist management in the evaluation of acquisition candidates. These criteria evaluate a variety of factors, including, but not limited to (i) historical and projected financial performance, (ii) internal rate of return, return on assets and return on revenue, (iii) experience and reputation of the candidate's management and operations, (iv) composition and size of the candidate's customer base, (v) whether the geographic location of the candidate will enhance or expand the Company's market area or ability to attract other acquisition candidates, (vi) whether the acquisition will augment or increase the Company's market share or services offered or help protect the Company's existing customer base, (vii) potential synergies gained by combining the acquisition candidate with the Company's existing operations and (viii) liabilities, contingent or otherwise, of the candidate. The Company anticipates that acquisition candidates in the target markets and industries will have annual revenues ranging from $10 million to $100 million.

  As consideration for future acquisitions, the Company expects to utilize a combination of cash, Common Stock and debt. The purchase price for each future acquisition will vary. The major factors in establishing the purchase price will be historical earnings, strength of management, future prospects of the acquiree and the ability of the acquiree to complement or leverage the services already offered by the Company.

SERVICES

  The Company provides a broad range of services, including the installation, repair and maintenance of electric power transmission and distribution lines and telecommunications and cable television lines, the construction of electric substations, the erection of cellular telephone, PCS(R) and microwave towers, the installation of highway lighting and traffic control systems, specialized underground construction including underground fueling systems, design and engineering services and the provision of specialty contracting services for electric, video, security, fire, voice and data systems. The Company currently provides four broad business services: electric utility infrastructure services; telecommunications infrastructure services; commercial and industrial services; and transportation control and lighting systems services. The Company had pro forma combined revenues for the year ended December 31, 1997 of $338.0 million, of which 43.2 percent was attributable to electric utility infrastructure services, 38.6 percent was attributable to telecommunications infrastructure services, 7.6 percent was attributable to commercial and industrial services and 10.6 percent was attributable to transportation control and lighting systems services.

  Electric Utility Infrastructure Services. The Company performs specialty electrical contracting services for electric utilities. These services include installing, repairing and maintaining electric transmission and distribution lines, principally above ground, maintaining street lights and other system components, constructing electric substations and erecting transmission towers. The work performed often involves the splicing of high voltage lines and, on occasion, the installation of underground high voltage distribution systems. The Company also repairs and replaces lines which have been damaged or destroyed as a result of adverse weather conditions.

  Telecommunications Infrastructure Services. The Company provides a variety of services in connection with telecommunications, cable television and other data transmission. The Company installs fiber optic, coaxial and copper cable both above and below ground on behalf of telecommunications and cable service providers. The services provided by the Company include design/build consulting, the placing and splicing of cable, excavation of trenches in which to place the cable, placement of related structures such as poles, anchors, conduits, manholes, cabinets and closures, placement of drop lines from the main distribution lines to an individual residence or business and maintenance and removal of these fiber optic, coaxial and copper lines and related structures. The Company has the ability to directionally bore and place cables, a highly specialized method of positioning buried cable which is often required in congested urban and suburban markets where trenching may be impractical. In addition, the Company is involved in the engineering, design and erection of communications towers, including cellular telephone, PCS(R) and microwave towers.

  Commercial and Industrial Services. The Company designs, installs, maintains and repairs electrical wiring, telephone and data copper wiring, fiber optic cabling and building control and automation systems for commercial and industrial customers.

  Transportation Control and Lighting Systems Services. The Company installs, maintains and repairs traffic and highway control systems, such as signals, signage, lighting and freeway management systems components. In addition, the Company installs overhead cable and control systems for light rail lines, "smart" highway control systems and airport lighting and designs, and constructs and maintains airport fueling systems.

CUSTOMERS

  The Company's customers include electric utilities, telecommunications and cable television system operators, governmental entities, general contractors and builders, owners and managers of commercial and industrial properties. The Company's customer base is highly concentrated. Electric utilities, in the aggregate, represent the largest customer base of the Company. General contractors, as a group, account for a significant portion of customers for the Company's commercial and industrial work. The Company believes that a substantial portion of its total revenues and operating income will continue to be derived from a concentrated group of customers. The loss of any of these customers could have a material adverse effect on the Company's business, financial condition and results of operations.

  Management at each of the Acquired Businesses has been responsible for developing and maintaining successful long-term relationships with key customers. The Company relies heavily on repeat customers and uses both the written and verbal referrals of its satisfied customers to help generate new business. Many of the Company's customers or prospective customers have a qualification procedure for becoming an approved bidder or vendor based upon the satisfaction of particular performance and safety standards set by the customer. Such customers often maintain a list of vendors meeting such standards and award contracts for individual jobs only to such vendors. The Company strives to maintain its status as a preferred or qualified vendor to such customers.

EMPLOYEES

  As of June 30, 1998, the Company had approximately 340 salaried employees, including executive officers, project managers or engineers, job superintendents, staff and clerical personnel and approximately 2,525 hourly employees, the number of which fluctuates depending upon the number and size of the projects undertaken by the Company at any particular time. The Company does not anticipate any overall reductions in staff as a result of the consolidation of the Acquired Businesses, although there may be some job realignments and new assignments in an effort to eliminate overlapping and redundant positions.

  Three of the Founding Companies are signatories to master collective bargaining agreements with the International Brotherhood of Electrical Workers (the "IBEW"). The other Founding Company is a signatory to various local IBEW agreements as well as local agreements with the Laborers International Union ("LIU") and the Operating Engineers Union ("OEU"). One of the Purchased Companies is a signatory to various local IBEW agreements as well as local agreements with the LIU, OEU, the Operative Plasters and Cement Masons International Association and the United Brotherhood of Carpenters and Joiners of America. Another of the Purchased Companies has voluntarily entered negotiations with a local affiliate of the IBEW in order to qualify for additional work. Under these agreements, the Founding Companies agree to pay specified wages to its union employees, observe certain workplace rules and make employee benefit payments to multi-employer pension plans and employee benefit trusts rather than administering the funds on behalf of their employees. IBEW covered employees are represented by numerous local unions under various agreements with varying terms and expiration dates. Such local agreements are entered into by and between the IBEW local and the National Electrical Contractors Association ("NECA"), of which the Company is a member. The majority of the collective bargaining agreements contain provisions that prohibit work stoppages or strikes, even during specified negotiation periods relating to agreement renewal, and provide for binding arbitration dispute resolution in the event of prolonged disagreement; however, there can be no assurance that work stoppages or strikes will not occur at any given time.

  Each of the Acquired Businesses provides a variety of health, welfare and benefit plans for their employees who are not covered by collective bargaining agreements. It is anticipated that these various employee benefit plans will be replaced by a single plan covering all of the Company's non-bargaining employees.

  The electric and telecommunications infrastructure contracting industry is experiencing a shortage of skilled craftsmen. In response to the shortage, the Company seeks to take advantage of various IBEW and NECA referral programs and hire graduates of the joint IBEW/NECA apprenticeship program for training qualified electricians. As a union employer, the Company believes that its access to qualified personnel through these and other union sources will afford it a distinct advantage over non-union employers in attracting much needed skilled craftsmen in an ever-tightening labor market. None of the Acquired Businesses has experienced any strikes or work stoppages in the past 20 years. The Company believes its relationships with its employees and union representatives is satisfactory.

TRAINING, QUALITY ASSURANCE AND SAFETY

  Performance of the Company's services requires the use of equipment and exposure to conditions that can be dangerous. Although the Company is committed to a policy of operating safely and prudently, the Company has been and is subject to claims by employees, customers and third parties for property damage and personal injuries resulting from performance of the Company's services. The Company performs on-site services using employees who have completed applicable Company safety and training programs. The Company's policies require that employees complete a prescribed training and service program with the Company in addition to those required by NECA and the IBEW prior to performing more sophisticated and technical jobs. For example, all journeymen linemen are required by the IBEW and NECA to complete a minimum of 8,000 hours of on-the-job training, approximately 200 hours of classroom education and extensive testing and certification. The Company requires additional training, depending upon the sophistication and technical requirements of each particular job. The Company intends to establish Company-wide training and educational programs, as well as comprehensive safety policies and regulations, by sharing "best practices" throughout its operations.

EQUIPMENT AND FACILITIES

  The Company operates a fleet of owned and leased trucks and trailers, support vehicles and specialty construction equipment, such as backhoes, excavators, trenchers, generators, boring machines, cranes and wire pullers and tensioners. The total size of the rolling-stock fleet approximates 4,700 units. Most of this fleet is serviced by the Company's own mechanics who work at various maintenance sites and facilities. The Company believes that these vehicles generally are well-maintained and adequate for its present operations. Management believes that in the future it will be able to lease or purchase this equipment at lower prices due to its larger size and the volume of its leasing and purchasing activity.

  The Company leases its corporate headquarters in Houston, Texas. The Company maintains offices in North Kansas City and Clinton, Missouri; Austin, Texas; South Bend, Indiana; Las Vegas and Reno, Nevada; Topeka and Wichita, Kansas; Salt Lake City, Utah; Honolulu, Hawaii; Des Moines, Iowa; Rathrum, Idaho; Kingman and Chino Valley, Arizona; Aurora and Englewood, Colorado; Clackamas and Portland, Oregon; Anchorage, Alaska; Chico, Escondido, Fontana, Benicia, San Francisco, El Cajon, Grass Valley, Marysville, Redwood City, Sacramento, Selma, Turlock, Woodland, and Vacaville, California; Deerwood, Minnesota; Sumter and Florence, South Carolina; and Sumner, Seattle, Kirkland, Everett and Spokane, Washington. This space is used for offices, equipment yards, warehousing, storage and vehicle shops. The Company owns some of the facilities it occupies and leases others. The Company believes that its facilities are sufficient for its current needs. See "Certain Transactions."

REGULATION

  The Company's operations are subject to various federal, state and local laws and regulations including (i) licensing requirements applicable to electricians and engineers, (ii) building and electrical codes, (iii) permitting and inspection requirements applicable to construction projects,
(iv) regulations relating to worker safety and environmental protection and
(v) special bidding and procurement requirements on government projects.

  The Company believes that it has all the required licenses to conduct its operations and is in substantial compliance with applicable regulatory requirements. Failure of the Company to comply with applicable regulations could result in substantial fines and/or revocation of the Company's operating licenses. Many state and local regulations governing electrical construction require permits and licenses to be held by individuals who typically have passed an examination or met other requirements. The Company intends to implement a policy to ensure that, where possible, any such permits or licenses that may be material to the Company's operations are held by at least two Company employees.

COMPETITION

  The markets in which the Company operates are highly competitive, requiring substantial resources and skilled and experienced personnel. The Company competes with other independent contractors in most of the markets in which it operates, several of which are large domestic companies that have greater financial, technical and marketing resources than the Company. In addition, there are relatively few, if any, barriers to entry into the markets in which the Company operates and, as a result, any organization that has adequate financial resources and access to technical expertise may become a competitor to the Company. A significant portion of the Company's revenues are currently derived from fixed price agreements and price is often an important factor in the award of such agreements. Accordingly, the Company could be outbid by its competitors in an effort to procure such business. There can be no assurance that the Company's competitors will not develop the expertise, experience and resources to provide services that are equal or superior in both price and quality to the Company's services, or that the Company will be able to maintain or enhance its competitive position. The Company may also face competition from the in-house service organizations of its existing or prospective customers, including electric utility and telecommunications providers, which employ personnel who perform some of the same types of services as those provided by the Company. Although a significant portion of these services is currently outsourced, there can be no assurance that existing or prospective customers of the Company will continue to outsource services in the future.

RISK MANAGEMENT, INSURANCE AND PERFORMANCE BONDS

  The primary risks in the Company's operations are bodily injury, property damage and injured workers' compensation. The Company maintains automobile and general liability insurance for third party bodily injury and property damage and workers' compensation coverage which it considers sufficient to insure against these risks, subject to self-insured amounts. Accruals for outstanding claims are estimated based on known facts and the Company's prior experience. Actual experience and claims could differ from the Company's estimates. The Company consolidated the purchase of insurance, which resulted in savings from the amounts paid by the Acquired Businesses.

  Contracts in the electrical contracting industry may require performance bonds or other means of financial assurance to secure contractual performance. If the Company were unable to obtain surety bonds or letters of credit in sufficient amounts or at acceptable rates, it may be precluded from entering into additional contracts with certain of its customers.

LEGAL PROCEEDINGS

  The Company is, from time to time, a party to litigation or administrative proceedings that arise in the normal course of its business. The Company does not have pending any litigation that, separately or in the aggregate, that in the opinion of management, would have a material adverse effect on the Company's results of operations or financial condition.

                                  MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

  The following table sets forth certain information concerning the Company's directors, executive officers and key employees:

  NAME                                AGE                POSITION
  ----                                ---                --------
John R. Colson.......................  51 Chief Executive Officer, Director
James H. Haddox......................  50 Chief Financial Officer, Secretary
Gary A. Tucci........................  42 Vice President Western Region,
                                          President of Potelco, Director
Brad Eastman.........................  31 Vice President and General Counsel
Derrick A. Jensen....................  27 Vice President and Controller
John R. Wilson.......................  48 President of PAR, Director
                                          Vice President of Union Power,
Timothy A. Soule.....................  51 Director
John A. Martell......................  43 Vice President of TRANS TECH, Director
James R. Ball........................  55 Director
Vincent D. Foster....................  42 Chairman of the Board of Directors
Rodney R. Proto......................  50 Director
Michael T. Willis....................  54 Director
Ronald W. Soule......................  54 President of Union Power
Robert J. Urbanski...................  47 President of TRANS TECH

  John R. Colson was elected Chief Executive Officer of the Company in December 1997 and became a director of the Company effective upon the consummation of the IPO in February 1998. He joined PAR in 1971 and became President in 1991. He is currently a member of the Council of Industrial Relations, governor of the Missouri Valley chapter of NECA and a director of the Missouri Valley Line Apprenticeship Program.

  James H. Haddox has been Chief Financial Officer of the Company since November 1997 and Secretary since December 1997. From March 1996 until joining the Company, Mr. Haddox was Senior Vice President--Finance of Corporate Express Delivery Systems, Inc., a national provider of same day delivery services. From January 1994 to March 1996, Mr. Haddox held various positions, including Chief Accounting Officer and Vice President--Finance, with U.S. Delivery Systems, Inc., a NYSE listed company which was the largest provider of same day delivery services in the U.S. prior to its merger with Corporate Express, Inc. in March 1996. From 1991 to 1994 Mr. Haddox was an independent business consultant providing management services. From 1987 to 1991, Mr. Haddox held various financial positions, including Chief Financial Officer and Chief Accounting Officer, at Allwaste, Inc., a NYSE listed national environmental services company. Mr. Haddox is a Certified Public Accountant.

  Gary A. Tucci has been Vice President Western Region of the Company since August 1998. Mr. Tucci joined Potelco in 1975 and became President in 1988. He is a member of the Joint NECA/IBEW Apprenticeship and Training Committee as well as the labor relations board. Mr. Tucci became a director of the Company effective upon the consummation of the IPO.

  Brad Eastman has been Vice President and General Counsel of the Company since July 1998. From March 1996 until joining the Company, Mr. Eastman was an associate in the law firm of Brobeck, Phleger & Harrison LLP focusing on clients in high growth industries. From October 1994 until March 1996 Mr. Eastman was an associate in the law frim of Sullivan & Cromwell focusing on clients in the financial services industry. Mr. Eastman holds a J.D. degree.

  Derrick A. Jensen has been Vice President and Controller of the Company since December 1997. Prior to joining the Company, he was employed by Arthur Andersen LLP ("Arthur Andersen"), serving most recently as audit manager focusing on clients in consolidating industries. Mr. Jensen is a Certified Public Accountant.

  John R. Wilson was elected President of PAR in 1997. He joined PAR in 1977 and became an Executive Vice President in 1991. Mr. Wilson became a director of the Company effective upon the consummation of the IPO.

  Timothy A. Soule joined Union Power in 1972 and became Vice President in 1975. He is also a member of the Board of Trustees for the joint NECA/IBEW Line Construction Benefit Fund, Union Power's representative to the Rocky Mountain Electrical League and a member of the Board of Directors of Power and Communication Contractors Association. Mr. Soule became a director of the Company effective upon the consummation of the IPO.

  John A. Martell founded TRANS TECH in 1983 and serves as Vice President. He is currently a member of the National Fire Protection Association and the Illuminating Engineering Society. Mr. Martell is a Registered Professional Engineer. Mr. Martell became a director of the Company effective upon the consummation of the IPO.

  James R. Ball is a private investor, a consultant to Koch Industries, Inc. and a member of the board of directors of Carbide/Graphite Group, Inc., a producer of graphite electrode specialties products. From 1969 to 1994, he held several positions with Vista Chemical Company ("Vista") and its predecessor, Conoco, Inc. Vista was sold in 1991 to RWE-DEA, a unit of RWE AG, a German energy and chemicals concern, and Mr. Ball served on the board of directors of Vista and was its President and Chief Executive Officer from 1992 through 1994. Mr. Ball became a director of the Company effective upon the consummation of the IPO.

  Vincent D. Foster has been a director of the Company since November 1997 and became non-executive Chairman of the Board upon consummation of the IPO. Mr. Foster is a Managing Director of Main Street Merchant Partners II, L.P., a merchant banking firm. From September 1988 through October 1997, Mr. Foster was a partner of Andersen Worldwide and Arthur Andersen. Mr. Foster was the Director of the Corporate Finance and Mergers and Acquisitions practices of Arthur Andersen for the southwestern U.S., specializing in structuring and executing "roll-up" transactions and in providing merger and acquisition and corporate finance advisory services to clients in consolidating industries. Mr. Foster holds a J.D. degree and is a Certified Public Accountant.

  Rodney R. Proto has been President, Chief Operating Officer and a director of Waste Management, Inc., (formerly known as USA Waste Services, Inc. "WMI"), a solid waste services company, since August 1996. Prior thereto, he was President, Chief Operating Officer and a director of Sanifill, Inc. ("Sanifill"), a solid waste management company acquired by WMI in August 1996. Mr. Proto joined Sanifill in February 1992. Before joining Sanifill, he was employed by Browning-Ferris Industries, Inc. for 12 years where he served, among other positions, as Chairman of BFI Overseas from 1985 to 1987 and President of Browning-Ferris Industries Europe, Inc. from 1987 through 1991. Mr. Proto became a director of the Company effective upon the consummation of the IPO.

  Michael T. Willis is Chairman of the Board, Chief Executive Officer and President of Metamor Worldwide, formerly CoreStaff, Inc. ("Metamor"), one of the largest information technology and staffing companies in the U.S. Prior to founding Metamor in 1993, Mr. Willis served as Chief Executive Officer and President of The Talent Tree Corporation ("Talent Tree"), which he founded in 1976 and built into one of the largest temporary services companies in the U.S. Mr. Willis sold Talent Tree to Hestair plc in 1987 and then continued as President and Chief Executive Officer until April 1993. Mr. Willis is also a director of the Southwest Bank of Texas, a publicly-traded financial institution. Mr. Willis became a director of the Company effective upon the consummation of the IPO.

  Ronald W. Soule joined Union Power in 1963 and became President in 1987. He is a member of the Board of Directors of the Colorado NECA/IBEW Negotiation Committee, the Western Line Constructors Chapter of NECA and the Mountain States Joint Apprenticeship and Training Committee. He is also Union Power's representative to NECA and the past President of Western Line Constructors Chapter of NECA.

  Robert J. Urbanski founded TRANS TECH in 1983 and serves as President. He is a member of the Institute of Transportation Engineers and the International Municipal Sign Association.

  The Amended and Restated Bylaws of the Company permit the Board of Directors to increase the size of the Board. Each director serves a one-year term. At each annual meeting of stockholders, all except one of the directors will be elected by the holders of the Common Stock and one director will be elected by the holders of the Limited Vote Common Stock. Mr. Foster has been designated as the director elected by holders of Limited Vote Common Stock.

  The Board of Directors has established an Audit Committee, an Acquisitions Committee and a Compensation Committee.

DIRECTORS' COMPENSATION

  Directors who also are employees of the Company or any of its subsidiaries will not receive additional compensation for serving as directors. Each director who is not an employee of the Company or any of its subsidiaries will receive a fee of $1,000 for attendance at each meeting of the Board of Directors or any committee thereof (unless held on the same day as a Board of Directors meeting). Directors of the Company will be reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors or the committees thereof, and for other expenses reasonably incurred in their capacity as directors of the Company. Each non-employee director will receive an option to purchase 10,000 shares of Common Stock upon such person's initial election to the Board of Directors and an annual grant of an option to purchase 5,000 shares of Common Stock at each annual meeting of the Company's stockholders thereafter at which such director is re-elected or remains a director. See "--1997 Stock Option Plan." In addition, each of Messrs. Ball, Proto and Willis purchased 20,000 shares of Limited Vote Common Stock from the Company for nominal consideration.

EXECUTIVE COMPENSATION

  The Company anticipates that during 1998 the annualized base salaries of its most highly compensated executive officers will be $150,000. As part of Mr. Haddox's employment arrangement with the Company, he purchased 100,000 shares of Limited Vote Common Stock for nominal consideration and received an option under the 1997 Stock Option Plan to purchase 125,000 shares of Common Stock at the IPO price. As part of Mr. Jensen's employment arrangement with the Company, he purchased 37,500 shares of Limited Vote Common Stock for nominal consideration and received an option under the 1997 Stock Option Plan to purchase 62,500 shares of Common Stock at the IPO price. Mr. Eastman received an option under the 1997 Stock Option Plan to purchase 50,000 shares of Common Stock at $13.0625 per share.

EMPLOYMENT AGREEMENTS

  The Company has entered into an employment agreement with Messrs. Colson and Haddox and certain other key employees of the Company that prohibits such individual from disclosing the Company's confidential information and trade secrets and generally restricts these individuals from competing with the Company for a period of five years after the date of the individual's employment agreement. Each of these agreements has an initial term of two to three years, provides for an automatic annual extension at the end of its initial term and is terminable by the Company for "good cause" upon ten days' written notice and without "good cause" by either party upon thirty days' written notice. All employment agreements provide that if the officer's employment is terminated by the Company without "good cause," such officer will be entitled to receive a lump-sum severance payment at the effective time of termination equal to the officer's base salary at the rate then in effect for the greater of (i) the time period remaining under the initial term of the agreement or (ii) one year. In addition, all employment agreements provide that in the event of termination without "good cause," the non-competition provision will not apply for any time period in which the employee is not receiving or has not received severance compensation.

  Some of the employment agreements contain certain provisions concerning a change-in-control of the Company, including the following: (i) in the event five days' advance notice of the transaction giving rise to the change-in-control is not received by the Company and such officer, the change-in-control will be deemed a termination of the employment agreement by the Company without "good cause," and the provisions of the employment agreement governing the same will apply, except that the severance amount otherwise payable (discussed in the preceding paragraph) shall be tripled and the provisions which restrict competition with the Company shall not apply and
(ii) the officer must be given sufficient time and opportunity to elect whether to exercise all or any of his or her options to purchase Common Stock, including any options with accelerated vesting under the provisions of the 1997 Stock Option Plan, such that the officer may acquire the Common Stock at or prior to the closing of the transaction giving rise to the change-in-control, if he or she so desires.

1997 STOCK OPTION PLAN

  In December 1997, the Board of Directors adopted, and the stockholders of the Company approved, the 1997 Stock Option Plan. The purpose of the 1997 Stock Option Plan is to provide directors, key employees, officers and certain advisors with additional incentives by increasing their proprietary interest in the Company. The aggregate amount of Common Stock of the Company with respect to which options may be granted may not exceed the greater of 2,380,850 shares or 15% of the outstanding shares of Common Stock. On February 27, 1998, the Company filed a Registration Statement on Form S-8 with respect to 2,380,850 shares of Common Stock issuable in connection with the 1997 Stock Option Plan.

  The 1997 Stock Option Plan provides for the grant of incentive stock options ("ISOs") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and nonqualified stock options (collectively, the "Awards"). The amount of ISOs that may be granted under the 1997 Stock Option Plan is limited to 2,380,850 shares. The 1997 Stock Option Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has, subject to the terms of the 1997 Stock Option Plan, the sole authority to grant Awards under the 1997 Stock Option Plan, to construe and interpret the 1997 Stock Option Plan and to make all other determinations and take any and all actions necessary or advisable for the administration of the 1997 Stock Option Plan.

  All of the Company's employees, non-employee directors, officers and advisors are eligible to receive Awards under the 1997 Stock Option Plan, but only employees of the Company are eligible to receive ISOs. Options will be exercisable during the period specified in each option agreement and will generally become exercisable in installments pursuant to a vesting schedule designated by the Compensation Committee. In the discretion of the Compensation Committee, option agreements may provide that options will become immediately exercisable in the event of a "change in control" (as defined in the 1997 Stock Option Plan) of the Company. No ISO will remain exercisable later than ten years after the date of grant (or five years in the case of ISOs granted to employees owning more than 10% of the voting capital stock).

  The Company has outstanding options to purchase approximately 1,555,150 shares of Common Stock issued pursuant to the 1997 Stock Option Plan.

  The 1997 Stock Option Plan also provides for automatic option grants to directors who are not otherwise employed by the Company or its subsidiaries. Upon commencement of service, a non-employee director will receive a non-qualified option to purchase 10,000 shares of Common Stock, and each continuing or re-elected non-employee director annually will receive an option to purchase 5,000 shares of Common Stock. Options granted to non-employee directors are fully exercisable following the expiration of six months from the date of grant.

  The exercise price for ISOs granted under the 1997 Stock Option Plan may be no less than the fair market value of a share of the Common Stock on the date of grant (or 110% in the case of ISOs granted to employees owning more than 10% of the voting capital stock).

                             CERTAIN TRANSACTIONS

ORGANIZATION OF THE COMPANY

  Quanta was initially capitalized in August 1997 by several independent investors, including Midwest Acquisition Support, LLC (an entity controlled by Bernard J. Gram), Kevin D. Miller, Steven P. Colmar and William G. Parkhouse, who acted as co-founders of Quanta and paid nominal cash consideration for 1,620,625 shares of Limited Vote Common Stock. In September 1997, Fabal Funding Corp., a corporation affiliated with this group, agreed to advance up to $125,000 to the Company in consideration for receiving, at the closing of the IPO, 41,665 shares of Limited Vote Common Stock. These shares were distributed to five individuals who each individually advanced $25,000 to Fabal Funding Corp. In addition, in November 1997 Main Street purchased 1,484,543 shares of Limited Vote Common Stock for nominal cash consideration (both Main Street and the group of investors described above, the "Initial Stockholders"). Main Street advanced funds to Quanta to enable Quanta to pay various expenses incurred in connection with its efforts to complete the acquisitions of the Founding Companies, and consummate the IPO, which advances were repaid from the net proceeds of the IPO.

  Quanta acquired all of the issued and outstanding capital stock and other equity interests of the Founding Companies for consideration of (i) approximately $21.0 million in cash and (ii) 7,527,000 shares of Common Stock.

  The following table sets forth for each Founding Company the consideration paid by Quanta to the stockholders of the Founding Companies (i) in cash and
(ii) in shares of Common Stock.

                                                                     SHARES OF
                                                           CASH     COMMON STOCK
                                                        ----------- ------------
       PAR............................................. $ 8,370,000  3,000,000
       Union Power.....................................   5,348,430  1,917,000
       TRANS TECH......................................   4,362,862  1,563,750
       Potelco.........................................   2,919,038  1,046,250
                                                        -----------  ---------
         Total......................................... $21,000,330  7,527,000
                                                        ===========  =========

TRANSACTIONS INVOLVING CERTAIN OFFICERS, DIRECTORS AND STOCKHOLDERS

  Certain stockholders of certain of the Founding Companies who are directors, executive officers or key employees of the Company had guaranteed indebtedness, performance bonds and other obligations of each of their respective Founding Companies. These guarantees were terminated following the completion of the IPO.

  Prior to consummation of the IPO, the stockholders of Union Power purchased certain non-operating assets from that company at a price equal to the book value of such assets, estimated to be $126,000 in the aggregate.

  Prior to consummation of the IPO, the stockholders of PAR purchased certain non-operating assets from that company at a price equal to the book value of such assets, estimated to be $731,000 in the aggregate.

  Union Power leases its main office facilities located in Englewood, Colorado from Soule Trusts Partnership, which is controlled by affiliates of Ronald W. and Timothy A. Soule, and a branch facility located in North Las Vegas, Nevada from RTS Partnership, which is owned by Ronald W. and Timothy A. Soule. Ronald
W. and Timothy A. Soule are President and Vice President of Union Power, respectively, and Timothy Soule is a director of the Company. The Englewood office lease provides for a five-year term that will terminate in the year 2002 with an option to renew the lease for an additional five-year term, and covers approximately 3,500 square feet of office space on 4.8 acres, at a monthly rental rate of $3,500. The North Las Vegas office lease will terminate on May 31, 2006 with provision for automatic one-year renewal periods. Such lease covers 2.69 acres and the leasehold improvements located on such land for a monthly rental rate of $4,700. In addition, Union Power will lease two directional drilling rigs from Mountain Drilling Equipment Co., which is owned by Ronald W. and Timothy A. Soule. The equipment lease with Mountain Drilling Equipment Co. provided for a one-year term which ended on August 1, 1998, and a monthly rental rate of $8,000. Title to these rigs was transferred to Union Power at the end of the lease term for no additional consideration. The Company believes that the economic terms of these leases do not exceed fair market value.

  Potelco has entered into leases for its main office with the father of Gary
A. Tucci and for another office in Washington with Gary A. Tucci, who is President of Potelco and Vice President Western Region and a director of the Company. Currently, both leases are oral and on a month to month basis. The main office lease is for a 15,000 square foot building on five acres, at a rent of $2,000 per month. The other lease is for a 2,200 square foot office with a 6,000 square foot maintenance facility on 1.5 acres, at a rent of $2,800 per month. The Company believes that the economic terms of these leases do not exceed fair market value.

  TRANS TECH leases its main office from TRANS TECH Properties, which is partially owned by Robert J. Urbanski and John A. Martell, who are President and Vice President of TRANS TECH, respectively. Additionally, Mr. Martell is a director of the Company. The main office of TRANS TECH is located in South Bend, Indiana, and the facilities consist of approximately 7.5 acres of real property, a 4,350 square foot office attached to a 10,560 square foot heated warehouse, a 3,480 square foot detached unheated warehouse and a 3,000 square foot detached vehicle maintenance facility. The initial lease term is for five years at a rent of $5,900 per month, plus the payment of all taxes, insurance and maintenance on the property. TRANS TECH has the option to renew the lease for an additional five year term at a rental rate equal to the then current market rate. The Company believes that the economic terms of this lease do not exceed fair market value.

  Union Power had notes outstanding to various affiliates in the aggregate amount of approximately $460,000, which the Company used a portion of the proceeds of the IPO to repay these notes.

  Potelco owed approximately $1.1 million to its sole stockholder and his father pursuant to a promissory note and other arrangements. The Company used a portion of the proceeds of the IPO to repay this indebtedness.

  ECT and an affiliate invested $49,350,000 in convertible subordinated notes of the Company. These notes are convertible at the holders option into an aggregate of 3,589,091 shares of Common Stock. As part of the investment, ECT and the Company agreed to exchange information regarding the design, installation and maintenance of electric power transmission and distribution systems and fiber optic communications systems. The Company has agreed, at the option of the holders of the convertible subordinated notes, to appoint a director selected by such holders to the Company's board of directors.

COMPANY POLICY

  In the future, any transactions with directors, officers, employees or affiliates of the Company are anticipated to be minimal and will, in any case, be approved by a majority of the Board of Directors, including a majority of disinterested members of the Board of Directors.

                            PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information with respect to the beneficial ownership of the Company's voting capital stock by (i) each person known by the Company to be a beneficial owner of more than 5% of any class of the Company's voting capital stock, (ii) each director and executive officer of the Company and (iii) all directors and executive officers of the Company as a group. Except as otherwise indicated below, the persons named in the table have advised the Company that they have sole voting and investment power with respect to the shares of capital stock shown as beneficially owned by them. Unless otherwise indicated, each person or group has sole voting and investment power with respect to all such shares. Unless otherwise indicated, the number of shares and percentage of ownership of Common Stock for each of the named stockholders, directors and executive officers assumes that shares of Common Stock that the stockholders directors and executive officers may acquire within 60 days are outstanding.

                                                                     PERCENTAGE
                                                        SHARES       OF SHARES
                                                     BENEFICIALLY   BENEFICIALLY
          NAME                                          OWNED          OWNED
          ----                                       ------------   ------------
Enron Capital Trade & Resources Corp.(1)............  3,589,090         14.2%
Joint Energy Development Investments II
 Partnership(1).....................................  2,691,818         11.1
John R. Colson(2)...................................  2,100,000          9.7
Gary A. Tucci(3)....................................  1,046,250          4.8
John R. Wilson(4)...................................    900,000          4.2
John A. Martell(5)..................................    781,875          3.6
Timothy A. Soule(6).................................    337,392          1.6
Vincent D. Foster(7)(a).............................    274,499          1.3
James H. Haddox(2)..................................    100,000(b)       *
Brad Eastman(2).....................................      *              *
Derrick A. Jensen(2)................................     37,500(b)       *
James R. Ball(2)(8).................................     45,000          *
Rodney R. Proto(2)(8)...............................     45,000          *
Michael T. Willis(2)(9).............................    123,573          *
Kevin D. Miller(a)(10)..............................    334,022(b)       1.5
Midwest Acquisition Support, LLC(a)(11).............    334,022(b)       1.5
Stephen P. Colmar(a)(12)............................    208,764(b)       1.0
William G. Parkhouse(b)(13).........................    179,382(b)       *
Sam W. Humphreys(a)(14).............................    261,398(b)      1.2
All directors and executive officers as a group (12
 persons)(15).......................................  5,791,089         26.7

-------
  * Less than 1%.
 (a) Owns more than 5% of the outstanding shares of Limited Vote Common Stock.
 (b) Consists entirely of Limited Vote Common Stock. See "Description of Capital Stock" for a description of the Limited Vote Common Stock.
 (1) The address for Enron Capital & Trade Resources Corp. ("ECT") and Joint Energy Development Investments II Limited Partnership ("JEDI-II") is 1400 Smith Street, Houston, Texas 77002. ECT holds directly 897,272 shares of Common Stock issuable upon conversion of the Convertible Promissory Note dated September 29, 1998, made by Quanta in favor of ECT. A subsidiary of ECT is the general partner of Enron Capital Management II Limited Partnership which is the general partner of JEDI-II which may result in ECT being deemed to be the beneficial owner of the shares owned by JEDI-II; but ECT disclaims such beneficial ownership interest of the shares issuable to JEDI-II. ECT is a wholly-owned subsidiary of Enron Corp. which may be deemed to be the beneficial owner of all shares owned by ECT; Enron Corp. disclaims any beneficial ownership of any shares issuable to either ECT or JEDI-II.
 (2) The address for Messrs. Ball, Colson, Eastman, Haddox, Jensen, Proto and Willis is 1360 Post Oak Boulevard, Suite 2100, Houston, Texas 77056.
 (3) The address for Mr. Tucci is 14103 Eight Street East, Sumner, Washington 98390.
 (4) The address for Mr. Wilson is 1440 Iron Street, P.O. Box 12520, North Kansas City, Missouri 64116.
 (5) The address for Mr. Martell is 4601 Cleveland Road, P.O. Box 3915, South Bend, Indiana 46619. Includes 174,310 shares owned by trusts for the benefit of minor children of Mr. Martell, of which he disclaims beneficial ownership.
 (6) The address for Mr. Soule is 2045 W. Union Avenue, Englewood, Colorado
     80110.
 (7) The address for Mr. Foster is 1360 Post Oak Boulevard, Suite 800, Houston, Texas 77056. Includes 100 shares of Common Stock, options to purchase 10,000 shares of Common Stock and 261,399 shares of Limited Vote Common Stock as well as 3,000 shares of Common Stock owned by Mainstreet Merchant Partners, L.P., of which Mr. Foster disclaims beneficial ownership.
 (8) Consists of 20,000 shares of Limited Vote Common Stock, 15,000 shares of Common Stock and options to purchase 10,000 shares of Common Stock.
 (9) Includes 98,573 shares of Limited Vote Common Stock, 15,000 shares of Common Stock and options to purchase 10,000 shares of Common Stock.
(10) The address for Mr. Miller is 109 E. 5th Street, Suite E, Auburn, Indiana 46706.
(11) The address for Midwest Acquisition Support, LLC is 4040 San Felipe, Suite 155, Houston, Texas 77027. Midwest Acquisition Support, LLC is a limited liability company controlled by Bernard J. Gram.
(12) The address for Mr. Colmar is 603 W. 13th, Suite 1A-247, Austin, Texas 78701. Does not include 117,526 shares of Limited Vote Common Stock owned by members of Mr. Colmar's family, for which he disclaims beneficial ownership.
(13) The address for Mr. Parkhouse is 5901 Fox Chapel Road, Austin, Texas 78746. Does not include 154,640 shares of Limited Vote Common Stock held in trust for members of Mr. Parkhouse's family, for which he disclaims beneficial ownership.
(14) The address for Mr. Humphreys is 1360 Post Oak Boulevard, Suite 800, Houston, Texas 77056.
(15) Includes 537,472 shares of Limited Vote Common Stock and options to purchase 40,000 shares of Common Stock.

                             SELLING STOCKHOLDERS

  This Prospectus relates to the sale by the Selling Stockholders named below from time to time of up to 508,436 shares of Common Stock. The Shares were acquired by the Selling Stockholders in connection with the acquisition of Spalj.

  The following table provides certain information with respect to the number of shares of Common Stock currently owned, offered hereby and to be owned by the Selling Stockholders after this offering assuming all offered shares are sold in this offering.

                                           NUMBER OF                 NUMBER OF
                                          SHARES OWNED  NUMBER OF   SHARES TO BE
                                           BEFORE THE  SHARES BEING OWNED AFTER
       NAME OF SELLING STOCKHOLDER          OFFERING    OFFERED(1)  THE OFFERING
       ---------------------------        ------------ ------------ ------------
J. R. Spalj..............................   358,910      179,504      179,406
Jane Spalj...............................    59,818       29,917       29,901
Luke Spalj...............................   418,728      209,422      209,306
Mark Anderson............................    82,826       41,424       41,402
Goldsmith, Agio, Helms, Lynner & Ltd.....    48,169       48,169            *

--------
(1) There is no assurance that the Selling Stockholders will sell any or all of the offered Shares.

                         DESCRIPTION OF CAPITAL STOCK

  The authorized capital stock of the Company consists of 40,000,000 shares of Common Stock, par value $.00001 per share, including 3,345,333 shares of Limited Vote Common Stock. The Company has also authorized the issuance of 10,000,000 shares of Preferred Stock, par value $.00001 per share ("Preferred Stock").

COMMON STOCK AND LIMITED VOTE COMMON STOCK

  The holders of Common Stock are entitled to one vote for each share on all matters voted upon by stockholders, including the election of directors. Such holders are not entitled to vote cumulatively for the election of directors. Holders of a majority of the shares of Common Stock entitled to vote in any election of directors may elect all of the directors standing for election.

  Holders of Limited Vote Common Stock, voting together as a single class, are entitled to elect one director. Holders of Limited Vote Common Stock are not entitled to vote on the election of any other directors. Only the holders of the Limited Vote Common Stock may remove the director such holders are entitled to elect. Holders of Limited Vote Common Stock are entitled to 0.10 of one vote for each share held on all other matters on which they are entitled to vote.

  Subject to the rights of any then outstanding shares of Preferred Stock, holders of Common Stock and Limited Vote Common Stock are together entitled to participate pro rata in such dividends as may be declared in the discretion of the Board of Directors out of funds legally available therefor. Holders of Common Stock and Limited Vote Common Stock together are entitled to share ratably in the net assets of the Company upon liquidation after payment or provision for all liabilities and any preferential liquidation rights of any Preferred Stock then outstanding. Holders of Common Stock and holders of Limited Vote Common Stock have no preemptive rights to purchase shares of stock of the Company. Shares of Common Stock are not subject to any redemption provisions and are not convertible into any other securities of the Company. Shares of Limited Vote Common Stock are not subject to any redemption provisions and are convertible into Common Stock as described below.

  Each share of Limited Vote Common Stock will automatically convert to Common Stock on a share-for-share basis in the event of a permitted disposition of such share of Limited Vote Common Stock by the holder thereof (other than a distribution by a holder to its partners or beneficial owners or a transfer to a related party of such holder or to another holder of Limited Vote Common Stock or a related party thereto (whether a party is a "related party" shall be determined in accordance with Sections 267, 707, 318 and/or 4946 of the
Code)). The holders of Limited Vote Common Stock have no rights to convert Limited Vote Common Stock into Common Stock and the only conversion feature of the Limited Vote Common Stock is the automatic conversion upon a permitted disposition.

  The Common Stock is listed on the NYSE.

PREFERRED STOCK

  The Preferred Stock may be issued from time to time by the Board of Directors in one or more series. Subject to the provisions of the Amended and Restated Certificate of Incorporation and limitations prescribed by law, the Board of Directors is expressly authorized to adopt resolutions to issue the shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional, exchange or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any class or series of the Preferred Stock, in each case without any further action or vote by the holders of Common Stock.

  Although the Company has no present intention to issue shares of Preferred Stock, the issuance of shares of Preferred Stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For example, the issuance of a series of Preferred Stock might impede a business combination by including class voting rights that would enable the holders to block such a transaction; or such issuance might facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of Preferred Stock could adversely affect the voting power of the holders of the Common Stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of the stockholders of the Company, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some or a majority of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or the rules of any market on which the Company's securities are traded.

STATUTORY BUSINESS COMBINATION PROVISION

  The Company is a Delaware corporation and is subject to Section 203 of the DGCL. In general, Section 203 prevents a Delaware corporation from engaging in a "business combination" (as defined) with an "interested stockholder" (defined generally as a person owning 15% or more of a corporation's outstanding voting stock or affiliate or associate) for three years following the time such stockholder became an interested stockholder unless (i) before such person became an interested stockholder, the board of directors of the corporation approved the business combination or the transaction in which the interested stockholder became an interested stockholder, (ii) upon consummation of the transaction which resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide employees with the rights to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer) or (iii) at or subsequent to the time such person became an interested stockholder, the business combination was approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of 66 2/3% of the outstanding voting stock of the corporation not owned by the interested stockholder. Under Section 203, the restrictions described above also do not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of one of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation's directors, if such extraordinary transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

LIMITATION ON DIRECTORS' LIABILITY

  Delaware law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of a director's fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations authorized by Delaware law, directors are accountable to corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Delaware law enables corporations to limit available relief to equitable remedies such as injunction or rescission. The Amended and Restated Certificate of Incorporation limits the liability of directors of the Company to the Company or its stockholders to the fullest extent permitted by Delaware law. Specifically, directors of the Company will not be personally liable to the Company or its stockholders for monetary damages for breach of a director's fiduciary duty as a director, except for liability for breach of the duty of loyalty, for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL or for any transaction in which a director has derived an improper personal benefit.

  The Amended and Restated Certificate of Incorporation provides that each officer and director of the Company will be indemnified and held harmless, to the fullest extent permitted by Delaware law (as amended from time to time), against all expenses, liabilities and losses reasonably suffered in connection with any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Company or, while being at the time a director or officer of the Company, is or was serving at the request of the Company as a director, trustee, officer, employee or agent of another entity. The Company is not, however, permitted to indemnify any person in connection with a proceeding initiated by that person unless such proceeding was authorized by the Board of Directors. The Amended and Restated Bylaws also provide for mandatory advancement of expenses of officers and directors incurred in defending any covered proceeding in advance of its final disposition. The Company also carries directors' and officers' liability insurance.

  The inclusion of these provisions in the Amended and Restated Certificate of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted the Company and its stockholders. The Company's Amended and Restated Bylaws provide indemnification to the Company's officers and directors and certain other persons with respect to certain matters.

OTHER MATTERS

  The Amended and Restated Certificate of Incorporation provides that the number of directors shall be as determined by the Board of Directors from time to time, but shall be at least one and not more than nineteen. It also provides that directors may be removed only for cause, and then only by the affirmative vote of the holders of at least a majority of all outstanding voting stock entitled to vote. This provision, in conjunction with the provision of the Amended and Restated Bylaws authorizing the Board of Directors to fill vacant directorships, will prevent stockholders from removing incumbent directors without cause and filling the resulting vacancies with their own nominees.

  The Amended and Restated Certificate of Incorporation provides that stockholders may act only at an annual or special meeting of stockholders and may not act by written consent. The Amended and Restated Certificate of Incorporation provides that special meetings of the stockholders can be called only by the Chairman of the Board pursuant to a resolution approved by a majority of the whole Board of Directors.

STOCKHOLDER PROPOSALS

  The Company's Amended and Restated Bylaws contain provisions (i) requiring that advance notice be delivered to the Company of any business to be brought by a stockholder before an annual meeting of stockholders and (ii) establishing certain procedures to be followed by stockholders in nominating persons for election to the Board of Directors. Generally, such advance notice provisions provide that written notice must be given to the Secretary of the Company by a stockholder (a) in the event of business to be brought by a stockholder before, (i) an annual meeting, not less than 90 nor more than 180 days prior to the earlier of the date of the meeting or the anniversary date of the immediately preceding annual meeting of stockholders and (ii) a special meeting, not less than 40 nor more than 60 days prior to the date of such meeting of stockholders (with certain exceptions if less than 50 days notice or prior public disclosure of the date of the special meeting is given to stockholders) and (b) in the event of nominations of persons for election to the Board of Directors by any stockholder, (i) with respect to an election to be held at the annual meeting of stockholders, not less than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed to stockholders or public disclosure of the date of the special meeting was made, whichever first occurs.

Such notice must set forth specific information regarding such stockholder and such business or director nominee, as described in the Company's Amended and Restated Bylaws. The foregoing summary is qualified in its entirety by reference to the Company's Amended and Restated Bylaws.

TRANSFER AGENT AND REGISTRAR

  The transfer agent and registrar for the Common Stock is American Stock Transfer and Trust Company.

                        SHARES ELIGIBLE FOR FUTURE SALE

  The Company has outstanding 21,620,670 shares of Common Stock, of which 6,701,945 shares are freely tradable without restriction or further registration under the Securities Act, except for those held by "affiliates" (as defined in the Securities Act) of the Company, which shares will be subject to the resale limitations of Rule 144 under the Securities Act. The remaining 14,918,725 shares of Common Stock are deemed "restricted securities" under Rule 144 in that they were originally issued and sold by the Company in private transactions in reliance upon exemptions under the Securities Act, and may be publicly sold only if registered under the Securities Act or sold in accordance with an applicable exemption from registration, such as those provided by Rule 144 promulgated under the Securities Act as described below.

  In general, under Rule 144 as currently in effect, if a minimum of one year has elapsed since the later of the date of acquisition of restricted securities from the issuer or from any affiliate of the issuer, the acquiror or subsequent holder would be entitled to sell within any three-month period a number of those shares that does not exceed the greater of one percent of the number of shares of such class of stock then outstanding or the average weekly trading volume of the shares of such class of stock during the four calendar weeks preceding the filing of a Form 144 with respect to such sale. Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about the issuer. In addition, if a period of at least two years has elapsed since the later of the date of acquisition of restricted securities from the issuer or from any affiliate of the issuer, and the acquiror or subsequent holder thereof is deemed not to have been an affiliate of the issuer of such restricted securities at any time during the 90 days preceding a sale, such person would be entitled to sell such restricted securities under Rule 144(k) without regard to the requirements described above. Rule 144 does not require the same person to have held the securities for the applicable periods. The foregoing summary of Rule 144 is not intended to be a complete description thereof. The Securities and Exchange Commission (the "Commission") has proposed certain amendments to Rule 144 that would, among other things, eliminate the manner of sale requirements and revise the notice provisions of that rule. The Commission has also solicited comments on other possible changes to Rule 144, including possible revisions to the one- and two-year holding periods and the volume limitations referred to above.

  Options to purchase approximately 1,555,150 shares of Common Stock have been issued under the 1997 Stock Option Plan. In general, pursuant to Rule 701 under the Securities Act, any employee, officer or director of, or consultant to, the Company who purchased his or her shares pursuant to a written compensatory plan or contract is entitled to rely on the resale provisions of Rule 701, which permit non-affiliates to sell such shares without compliance with the public information, holding period, volume limitation or notice provisions of Rule 144, and permit affiliates to sell such shares without compliance with the holding period provisions of Rule 144. In addition, the Company has filed a Registration Statement on Form S-8 covering the shares issuable upon exercise of stock options that may be granted in the future under the 1997 Stock Option Plan, in which case such shares of Common Stock generally will be freely tradable by non-affiliates in the public market without restriction under the Securities Act.

  The Company, its executive officers, directors, stockholders at the time of the IPO and persons acquiring shares of Common Stock in connection with the acquisitions of the Founding Companies have agreed not to offer, sell, contract to sell, grant any option or other right for the sale of, or otherwise dispose of any shares of Common Stock or any securities, indebtedness or other rights exercisable for or convertible or exchangeable into

Common Stock owned or acquired in the future in any manner until February 18, 2000 (the "Lockup Period") without the prior written consent of BT Alex. Brown Incorporated, except that the Company may, subject to certain conditions, issue Common Stock in connection with acquisitions, upon conversion of Limited Vote Common Stock into Common Stock and may grant awards (or Common Stock upon exercise of awards) under the 1997 Stock Option Plan. These restrictions will be applicable to any shares acquired by any of those persons during the Lockup Period. The Company has granted registration rights to stockholders of the Founding Companies in connection with registrations of sales of Common Stock by the Company following the Lockup Period (other than registrations in connection with acquisitions and pursuant to employee benefit plans). The Company has also granted registration rights to the former stockholders of Spalj Construction Company and the holders of its convertible subordinated promissory notes issued to ECT and an affiliate. Additionally, the Company has agreed that the holders of such convertible subordinated promissory notes or the shares of Common Stock issuable upon conversion thereof may purchase their pro rata portion of certain future issuances of the Company's Common Stock or securities exercisable for or convertible into Common Stock.

  Prior to the IPO, there was no established public market for the Common Stock. No prediction can be made of the effect, if any, that sales of shares under Rule 144, or otherwise, or the availability of shares for sale will have on the market price of the Common Stock prevailing from time to time. The Company is unable to estimate the number of shares that may be sold in the public market under Rule 144, or otherwise, because such amount will depend on the trading volume in, and market price for, the Common Stock and other factors. Nevertheless, sales of substantial amounts of the Common Stock in the public market, or the perception that such sales could occur, could adversely affect the market price of the Common Stock of the Company and the Company's future ability to raise equity capital and complete any additional acquisitions for Common Stock.

                             PLAN OF DISTRIBUTION

  The Company will receive no proceeds from this offering. The Shares offered hereby may be sold by the Selling Stockholders from time to time in transactions on the New York Stock Exchange, in negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

  In order to comply with the securities laws of certain states, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

  The Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

  Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any person engaged in the distribution of the Shares may not simultaneously engage in market making activities with respect to the Common Stock of the Company during a period beginning one or five business days prior to the commencement of such distribution. In addition and without limiting the foregoing, each Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of shares of Common Stock by the Selling Stockholders.

  The Company has agreed to pay all costs and expenses incurred in connection with the registration under the Securities Act of the Shares, including, without limitation, all registration and filing fees, printing expenses and fees and disbursements of counsel and accountants for the Company. The Selling Stockholders will pay any brokerage fees and commissions, fees and disbursements of legal counsel for the Selling Stockholders and stock transfer and other taxes attributable to the sale of the Shares.

  There is no assurance that the Selling Stockholders will sell any of all of the Shares.


                                 LEGAL MATTERS

  The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Brad Eastman, Vice President and General Counsel of the Company. Mr. Eastman holds options to purchase 50,000 shares of Common Stock, none of which are exercisable as of the date of this Prospectus or will become exercisable within 60 days of such date.

                            ADDITIONAL INFORMATION

  The Company has filed with the Commission a Registration Statement on Form S-1 (together with all exhibits, schedules and amendments relating thereto, the "Registration Statement") under the Securities Act with respect to the Common Stock offered hereby. This Prospectus, filed as part of the Registration Statement, does not contain all the information contained in the Registration Statement, certain portions of which have been omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement are qualified in their entirety by reference to such exhibits for complete statements of their provisions. All of these documents may be inspected without charge at the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following regional offices of the
Commission: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies can also be obtained from the Public Reference Section of the Commission at prescribed rates. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

  The Company is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the public reference facilities and other regional offices referred to above. In addition, the shares of Common Stock are traded on the NYSE, and such reports, proxy statements and other information may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York, 10005.

                         INDEX TO FINANCIAL STATEMENTS

                                                                          PAGE
                                                                          -----
Quanta Services, Inc. Unaudited Pro Forma Combined Financial Statements
  Introduction to Unaudited Pro Forma Combined Financial Statements......   F-2
  Unaudited Pro Forma Combined Balance Sheet.............................   F-3
  Unaudited Pro Forma Combined Statements of Operations..................   F-4
  Notes to Unaudited Pro Forma Combined Financial Statements.............   F-6
Quanta Services, Inc. and Subsidiaries
  Report of Independent Public Accountants...............................  F-10
  Consolidated Balance Sheets............................................  F-11
  Consolidated Statements of Operations..................................  F-12
  Consolidated Statements of Cash Flows..................................  F-13
  Consolidated Statements of Stockholders' Equity........................  F-14
  Notes to Consolidated Financial Statements.............................  F-15
Quanta Services, Inc.
  Report of Independent Public Accountants...............................  F-29
  Balance Sheet..........................................................  F-30
  Statement of Operations................................................  F-31
  Statement of Stockholders' Equity......................................  F-32
  Notes to Financial Statements..........................................  F-33

                               FOUNDING COMPANIES

Union Power Construction Company
  Report of Independent Public Accountants...............................  F-38
  Balance Sheets.........................................................  F-39
  Statements of Operations...............................................  F-40
  Statements of Cash Flows...............................................  F-41
  Statements of Stockholders' Equity.....................................  F-42
  Notes to Financial Statements..........................................  F-43
Trans Tech Electric, Inc.
  Report of Independent Public Accountants...............................  F-51
  Balance Sheets.........................................................  F-52
  Statements of Operations...............................................  F-53
  Statements of Cash Flows...............................................  F-54
  Statements of Shareholders' Equity.....................................  F-55
  Notes to Financial Statements..........................................  F-56
Potelco, Inc.
  Report of Independent Public Accountants...............................  F-62
  Balance Sheets.........................................................  F-63
  Statements of Operations...............................................  F-64
  Statements of Cash Flows...............................................  F-65
  Statements of Stockholder's Equity.....................................  F-66
  Notes to Financial Statements..........................................  F-67

                            SUBSEQUENT ACQUISITIONS

Spalj Construction Company
  Report of Independent Public Accountants...............................  F-74
  Balance Sheet..........................................................  F-75
  Statement of Operations................................................  F-76
  Statement of Cash Flows................................................  F-77
  Statement of Shareholders' Equity......................................  F-78
  Notes to Financial Statements..........................................  F-79
Underground Construction Co., Inc.
  Report of Independent Public Accountants...............................  F-84
  Balance Sheets.........................................................  F-85
  Statements of Operations...............................................  F-86
  Statements of Cash Flows...............................................  F-87
  Statements of Shareholders' Equity.....................................  F-88
  Notes to Financial Statements..........................................  F-89
Sumter Builders, Inc.
  Report of Independent Public Accountants...............................  F-96
  Balance Sheets.........................................................  F-97
  Statements of Operations...............................................  F-98
  Statements of Cash Flows...............................................  F-99
  Statements of Stockholders' Equity..................................... F-100
  Notes to Financial Statements.......................................... F-101
Manuel Brothers
  Report of Independent Public Accountants............................... F-106
  Balance Sheets......................................................... F-107
  Statements of Operations............................................... F-108
  Statements of Stockholders' Equity..................................... F-109
  Statements of Cash Flows............................................... F-110
  Notes to Financial Statements.......................................... F-111

                    QUANTA SERVICES, INC. AND SUBSIDIARIES

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

                             BASIS OF PRESENTATION

  The following unaudited pro forma combined financial statements give effect to (i) the acquisitions by Quanta Services, Inc. ("Quanta"), of the outstanding capital stock of PAR, TRANS TECH, Union Power and Potelco (together, the "Founding Companies"), and related transactions, (ii) Quanta's initial public offering ("IPO") and (iii) the subsequent acquisitions of eleven additional businesses from February 19, 1998 through October 16, 1998. Of these eleven acquired businesses, ten were accounted for using the purchase method of accounting (the "Purchased Companies") and one was accounted for using the pooling-of-interests method of accounting (the "Pooled Company"). The acquisitions of the Founding Companies occurred simultaneously with the closing of Quanta's initial public offering and were accounted for using the purchase method of accounting. The Founding Companies, the Purchased Companies and the Pooled Company are collectively referred to as the "Acquired Businesses". PAR has been identified as the accounting acquiror for financial statement presentation purposes. As such, Quanta's consolidated historical financial statements represent the financial position and results of operations of (i) PAR as restated to include the financial position and results of operations of the Pooled Company, and (ii) the remaining Founding Companies and the Purchased Companies beginning on their respective dates of acquisition.

  The unaudited pro forma combined balance sheet gives effect to eight of the Purchased Companies (included as "Other Individually Insignificant Acquisitions" in the Unaudited Pro Forma Combined Balance Sheet) which were acquired subsequent to June 30, 1998 and related transactions as if they had occurred on June 30, 1998. The unaudited pro forma combined statements of operations give effect to these transactions as if they had occurred on January 1, 1997. The unaudited pro forma combined statements of operations also give effect to the pre-acquisition results of the Other Founding Companies (which includes Quanta Services, Inc., TRANS TECH, Union and Potelco from January 1, 1997 through February 18, 1998) and the results of the two Purchased Companies acquired prior to June 30, 1998.

  Quanta has preliminarily analyzed the savings that it expects to realize from reductions in salaries, bonuses and certain benefits to the owners. To the extent the owners of the Companies have contractually agreed to prospective reductions in salaries, bonuses, benefits and lease payments, these reductions have been reflected in the unaudited pro forma combined statements of operations. With respect to other potential cost savings, Quanta has not and cannot quantify these savings until a period subsequent to the acquisitions. It is anticipated that these savings will be partially offset by costs related to Quanta's new corporate infrastructure and by the costs associated with being a public company. However, because these costs cannot be accurately quantified at this time, they have not been included in the pro forma financial information of Quanta.

  The pro forma adjustments are based on preliminary estimates, available information and certain assumptions that Company management deems appropriate and may be revised as additional information becomes available. The pro forma financial data do not purport to represent what Quanta's financial position or results of operations would actually have been if such transactions in fact had occurred on those dates and are not necessarily representative of Quanta's financial position or results of operations for any future period. Since the Acquired Businesses were not under common control or management during the entire period covered by the pro-formas, historical combined results may not be comparable to, or indicative of, future performance. The unaudited pro forma combined financial statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Prospectus. See also "Risk Factors" included elsewhere herein.

                     QUANTA SERVICES, INC. AND SUBSIDIARIES

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                                 JUNE 30, 1998
                                 (IN THOUSANDS)

                                  QUANTA         OTHER
                              SERVICES, INC. INDIVIDUALLY
                                   AND       INSIGNIFICANT  PRO FORMA  PRO FORMA
                               SUBSIDIARIES  ACQUISITIONS  ADJUSTMENTS   TOTAL
                              -------------- ------------- ----------- ---------
           ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.     $  1,778       $ 3,418      $   --    $  5,196
  Accounts receivable, net..       43,856        21,596          320     65,772
  Cost and estimated
   earnings in excess of
   billings on uncompleted
   contracts................       18,221         6,415          --      24,636
  Inventories...............        1,750            74          --       1,824
  Prepaid expenses and other
   current assets ..........        1,198           685          --       1,883
                                 --------       -------      -------   --------
    Total current assets....       66,803        32,188          320     99,311
PROPERTY AND EQUIPMENT, net.       44,088        13,992         (796)    57,284
OTHER ASSETS................        1,170         2,138          --       3,308
GOODWILL, net...............       93,765            33       65,481    159,279
                                 --------       -------      -------   --------
    Total assets............     $205,826       $48,351      $65,005   $319,182
                                 ========       =======      =======   ========
      LIABILITIES AND
    STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current maturities of
   long-term debt...........     $  3,946       $ 3,889      $   --    $  7,835
  Accounts payable and
   accrued expenses.........       33,301        11,495          --      44,796
  Billings in excess of
   costs and estimated
   earnings on uncompleted
   contracts................        2,832         1,789          --       4,621
                                 --------       -------      -------   --------
    Total current
     liabilities............       40,079        17,173          --      57,252
LONG-TERM DEBT, net of
 current maturities.........       33,112         4,285       61,013     98,410
DEFERRED INCOME TAXES.......        3,879           --         1,275      5,154
OTHER NON-CURRENT
 LIABILITIES................          --            831          --         831
COMMITMENTS AND
 CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Preferred Stock...........          --            --           --         --
  Common Stock..............          --            561         (561)       --
  Limited Vote Common Stock.          --            --           --         --
  Unearned ESOP shares......       (1,831)          --           --      (1,831)
  Additional paid-in
   capital..................      115,375         3,770       25,009    144,154
  Retained earnings.........       15,212        21,731      (21,731)    15,212
                                 --------       -------      -------   --------
    Total stockholders'
     equity.................      128,756        26,062        2,717    157,535
                                 --------       -------      -------   --------
    Total liabilities and
     stockholders' equity...     $205,826       $48,351      $65,005   $319,182
                                 ========       =======      =======   ========

   The accompanying notes are an integral part of these financial statements.

                    QUANTA SERVICES, INC. AND SUBSIDIARIES

             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                    FOR THE SIX MONTHS ENDED JUNE 30, 1998
                 (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

                              QUANTA                      OTHER
                          SERVICES, INC.    OTHER     INDIVIDUALLY
                               AND         FOUNDING   INSIGNIFICANT  PRO FORMA  PRO FORMA
                           SUBSIDIARIES  COMPANIES(3) ACQUISITIONS  ADJUSTMENTS   TOTAL
                          -------------- ------------ ------------- ----------- ---------
REVENUES................     $93,717       $14,849       $77,017      $(1,401)  $184,182
COST OF SERVICES
 (including
 depreciation)..........      76,681        12,486        61,830       (1,190)   149,807
                             -------       -------       -------      -------   --------
  Gross Profit..........      17,036         2,363        15,187         (211)    34,375
SELLING, GENERAL AND
 ADMINISTRATIVE
 EXPENSES...............       8,889           956         8,642       (2,550)    15,937
MERGER EXPENSES-Pooling.         231            --            --           --        231
GOODWILL AMORTIZATION...         749            --             2        1,270      2,021
                             -------       -------       -------      -------   --------
  Income from
   Operations...........       7,167         1,407         6,543        1,069     16,186
OTHER INCOME (EXPENSE)
  Interest Expense......      (1,049)         (192)         (286)      (2,438)    (3,965)
  Other, net............         191            68           597          (21)       835
                             -------       -------       -------      -------   --------
INCOME (LOSS) BEFORE
 INCOME TAX EXPENSE.....       6,309         1,283         6,854       (1,390)    13,056
PROVISION FOR INCOME
 TAXES..................       2,900            65           261        2,691      5,917
                             -------       -------       -------      -------   --------
NET INCOME (LOSS).......     $ 3,409       $ 1,218       $ 6,593      $(4,081)  $  7,139
                             =======       =======       =======      =======   ========
BASIC EARNINGS PER
 SHARE..................                                                        $   0.34
                                                                                ========
DILUTED EARNINGS PER
 SHARE..................                                                        $   0.33
                                                                                ========
DILUTED EARNINGS PER
 SHARE BEFORE MERGER
 EXPENSES-Pooling.......                                                        $   0.34
                                                                                ========
SHARES USED IN COMPUTING
 PRO FORMA COMBINED
 EARNINGS PER SHARE--
  BASIC (1).............                                                          21,263
                                                                                ========
  DILUTED (2)...........                                                          21,370
                                                                                ========

--------
(1) Includes (i) 7,527,000 shares of Common Stock issued to the owners of the Founding Companies, (ii) the issuance of 4,998,337 shares related to the Purchased Companies and the Pooled Company, (iii) 3,345,333 shares of Limited Vote Common Stock issued to the initial stockholders and certain management personnel of the Company, and (iv) 5,750,000 shares of Common Stock, net of 357,174 shares representing net cash to Quanta, sold in the IPO to pay the cash portion of the consideration for the Founding Companies, to repay expenses incurred in connection with the IPO and to retire debt.
(2) Includes (i) the 21,263,496 shares described above, and (ii) the dilution attributable to outstanding options to purchase Common Stock, using the treasury stock method.
(3) Represents pre-acquisition results of Quanta Services, Inc., TRANS TECH, Union and Potelco.

  The accompanying notes are an integral part of these financial statements.

                    QUANTA SERVICES, INC. AND SUBSIDIARIES

             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1997
                 (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

                              QUANTA                    OTHER
                          SERVICES, INC.   OTHER    INDIVIDUALLY
                               AND       FOUNDING   INSIGNIFICANT  PRO FORMA  PRO FORMA
                           SUBSIDIARIES  COMPANIES  ACQUISITIONS  ADJUSTMENTS   TOTAL
                          -------------- ---------  ------------- ----------- ---------
REVENUES................     $76,204     $106,288     $160,892     $ (5,419)  $337,965
COST OF SERVICES
 (including
 depreciation)..........      58,896       88,696      126,523       (5,034)   269,081
                             -------     --------     --------     --------   --------
  Gross Profit..........      17,308       17,592       34,369         (385)    68,884
SELLING, GENERAL AND
 ADMINISTRATIVE
 EXPENSES...............      11,589       18,997       18,041      (21,515)    27,112
GOODWILL AMORTIZATION...          56           --           --        4,033      4,089
                             -------     --------     --------     --------   --------
  Income (loss) from
   Operations...........       5,663       (1,405)      16,328       17,097     37,683
OTHER INCOME (EXPENSE)
  Interest Expense......      (1,219)        (702)        (312)      (5,390)    (7,623)
  Other, net............        (131)         270        1,229          130      1,498
                             -------     --------     --------     --------   --------
INCOME (LOSS) BEFORE
 INCOME TAX EXPENSE.....       4,313       (1,837)      17,245       11,837     31,558
PROVISION FOR INCOME
 TAXES..................       1,786        1,461        1,864        8,616     13,727
                             -------     --------     --------     --------   --------
NET INCOME (LOSS).......     $ 2,527     $ (3,298)    $ 15,381     $  3,221   $ 17,831
                             =======     ========     ========     ========   ========
BASIC AND DILUTED
 EARNINGS PER SHARE.....                                                      $   0.85
                                                                              ========
SHARES USED IN COMPUTING
 PRO FORMA COMBINED
 BASIC AND DILUTED
 EARNINGS PER SHARE(1)..                                                        21,041
                                                                              ========

--------
(1) Includes (i) 7,527,000 shares of Common Stock issued to the owners of the Founding Companies, (ii) the issuance of 4,998,337 shares related to the Purchased Companies and the Pooled Company, (iii) 3,345,333 shares of Limited Vote Common Stock issued to the initial stockholders and certain management personnel of the Company, and (iv) 5,750,000 shares of Common Stock, net of 579,222 shares representing net cash to Quanta, sold in the IPO to pay the cash portion of the consideration for the Founding Companies, to repay expenses incurred in connection with the IPO and to retire debt.

  The accompanying notes are an integral part of these financial statements.

                    QUANTA SERVICES, INC. AND SUBSIDIARIES

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1. GENERAL:

  Quanta was founded to create a leading provider of specialty electrical contracting and maintenance services primarily related to electric and telecommunications infrastructure in North America. Quanta conducted no operations prior to its initial public offering ("IPO") and acquired the Founding Companies concurrently with and as a condition of the closing of the IPO.

  The historical financial statements of the Other Founding Companies (excluding PAR) included in the accompanying pro forma financial statements reflect the results of operations of those Other Founding Companies for periods prior to February 18, 1998, and were derived from the respective Founding Companies' financial statements. The periods included in these financial statements for the individual Founding Companies are for the year ended December 31, 1997, and the period from January 1, 1998 to February 18, 1998. The audited historical financial statements for the Founding Companies included elsewhere herein have been included in accordance with Securities and Exchange Commission (SEC) Staff Accounting Bulletin No. 80.

  The historical financial information of the Other Individually Insignificant Acquisitions reflect the financial position of the eight Companies which were acquired subsequent to June 30, 1998, and the results of their operations accounted for using the purchase method of accounting for the year ended December 31, 1997 and for the six months ended June 30, 1998 and the pre-acquisition results of the two companies acquired in purchase acquisitions prior to June 30, 1998 as though these acquisitions had occurred on January 1, 1997.

2. ACQUISITION OF COMPANIES:

  In February 1998, Quanta completed its IPO which involved the issuance of 5,000,000 shares of common stock, providing approximately $38.8 million in net proceeds to the Company, after deducting underwriter discounts and commissions and expenses related to the IPO. Concurrent with the closing of its initial public offering, Quanta acquired in separate transactions, for consideration including $21.0 million of cash and 7,527,000 shares of Common Stock, the following four entities (the "Founding Companies"): PAR Electrical Contractors, Inc., Potelco Inc., TRANS TECH Electric, Inc. and Union Power Construction Company. Also, in March 1998, the Company's underwriters exercised their over-allotment option to acquire an additional 750,000 shares of the Company's Common Stock at the initial public offering price of $9 per share, providing the Company with approximately $6.3 million (net of underwriting discounts and commissions) of additional proceeds from the IPO.

  Subsequent to its IPO, and through June 30, 1998, the Company has acquired three additional businesses for approximately $23.5 million of cash and 2.2 million shares of Common Stock. Of these three, two were accounted for using the purchase method of accounting and one was accounted for using the pooling-of-interests method of accounting. Accordingly, the Company's historical financial statements have been restated to include the historical financial statements of the Pooled Company.

  Subsequent to June 30, 1998, and through October 16, 1998, the Company has acquired eight businesses for approximately $61.5 million of cash (funded through borrowings under the Company's credit facility or issued as notes payable) and 2.7 million shares of Common Stock. All of those acquisitions were accounted for using the purchase method of accounting.

  In connection with the acquisitions of the Founding Companies and the Purchased Companies, the Company has recorded approximately $160.0 million of excess total consideration paid over the net tangible assets acquired as goodwill in the accompanying consolidated financial statements. The accompanying balance sheets include allocations of the respective purchase prices initially assigned to the assets acquired and liabilities assumed based on preliminary estimates of fair value and may be revised as additional information concerning the valuation of such assets and liabilities becomes available.

                    QUANTA SERVICES, INC. AND SUBSIDIARIES

3. UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS:

  (a) Records the effect of the purchase of eight Purchased Companies closed subsequent to June 30, 1998 by Quanta consisting of cash consideration of $61.5 million (funded through borrowings under the Company's bank Credit Facility or issued as notes payable and recorded as long-term debt) and approximately 2.7 million shares of Common Stock for a total estimated purchase price of $90.3 million resulting in excess purchase price of $65.5 million over the net assets acquired.

  (b) Records the elimination of the assets and related liabilities for a division of one of the Purchased Companies which was not acquired by the Company.

  The following table summarizes unaudited pro forma combined balance sheet adjustments (in thousands):

                                                     ADJUSTMENT
                                                    --------------   PRO FORMA
                                                      (A)     (B)   ADJUSTMENTS
                      ASSETS                        -------  -----  -----------
Current Assets--
  Cash and cash equivalents........................ $   --   $ --     $   --
  Accounts receivable..............................     --     320        320
  Prepaid expenses and other.......................     --     --         --
                                                    -------  -----    -------
    Total current assets...........................     --     320        320
Property and equipment, net........................     --    (796)      (796)
Goodwill...........................................  65,481    --      65,481
                                                    -------  -----    -------
Total Assets....................................... $65,481  $(476)   $65,005
                                                    =======  =====    =======
       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities--
  Current maturities of long-term debt............. $   --   $ --     $   --
  Accounts payable and accrued expenses............     --     --         --
  Billing in excess of costs and profits
   recognized......................................     --     --         --
                                                    -------  -----    -------
    Total current liabilities......................     --     --         --
Long-term debt, net of current maturities..........  61,489   (476)    61,013
Deferred income taxes..............................   1,275    --       1,275
                                                    -------  -----    -------
    Total liabilities..............................  62,764   (476)    62,288
Stockholders' equity--
  Common Stock.....................................    (561)   --        (561)
  Unearned ESOP shares.............................     --     --         --
  Limited Vote Common Stock........................     --     --         --
  Additional paid-in capital.......................  25,009    --      25,009
  Retained earnings................................ (21,731)   --     (21,731)
                                                    -------  -----    -------
    Total stockholders' equity.....................   2,717    --       2,717
                                                    -------  -----    -------
    Total liabilities and stockholders' equity..... $65,481  $(476)   $65,005
                                                    =======  =====    =======

                    QUANTA SERVICES, INC. AND SUBSIDIARIES

4. UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS ADJUSTMENTS:

 Six Months Ended June 30, 1998

  (a) Reflects the $2.4 million reduction in salaries, bonuses and benefits to the owners of the Acquired Businesses. These reductions in salaries, bonuses and benefits have been agreed to prospectively in accordance with the terms of employment agreements. Such employment agreements are primarily for three years, contain restrictions related to competition and provide severance for termination of employment in certain circumstances. Additionally, reflects reductions in expenses associated with certain non-operating assets that have been or will be transferred from the Acquired Businesses prior to their acquisition.

  (b) Reflects the amortization of goodwill to be recorded as a result of the acquisition of the Founding Companies and the Purchased Companies over a 40-year estimated life.

  (c) Reflects interest expense of $2.6 million on borrowings and notes payable issued of $85.0 million to fund the cash portion of consideration paid for the Purchased Companies, net of interest savings of $0.2 million on $18.5 million of historical debt repaid using proceeds from the IPO or distributed prior to the acquisition of the Founding Companies. The additional $2.6 million of interest expense was calculated utilizing an annual effective interest rate of approximately 7.0 percent.

  (d) Reflects the elimination of revenues between certain of the Acquired Businesses.

  (e) Reflects the incremental provision for federal and state income taxes at an approximate 39.0 percent overall tax rate before non-deductible goodwill and other permanent items, relating to the above adjustments to the statements of operations and for income taxes on S corporation income not provided for in the historical financial statements.

  (f) Reflects the elimination of the revenues and related expenses for a division of one of the Purchased Companies which was not acquired by the Company.

  The following table summarizes unaudited pro forma combined statements of operations adjustments (in thousands):

                                             ADJUSTMENTS
                             ------------------------------------------------   PRO FORMA
                               (A)      (B)      (C)     (D)     (E)     (F)   ADJUSTMENTS
                             -------  -------  -------  -----  -------  -----  -----------
   Revenues................  $   --   $   --   $   --   $(914) $   --   $(487)   $(1,401)
   Cost of services........      --       --       --    (914)     --    (276)    (1,190)
                             -------  -------  -------  -----  -------  -----    -------
     Gross profit..........      --       --       --     --       --    (211)      (211)
   Selling, general and
    administrative
    expenses...............   (2,352)     --       --     --       --    (198)    (2,550)
   Goodwill amortization...      --     1,270      --     --       --     --       1,270
                             -------  -------  -------  -----  -------  -----    -------
     Income (loss) from
      operations...........    2,352   (1,270)     --     --       --     (13)     1,069
   Other income (expense)--
     Interest expense......      --       --    (2,438)   --       --     --      (2,438)
     Other, net............      --       --       (21)   --       --     --         (21)
                             -------  -------  -------  -----  -------  -----    -------
     Income (loss) before
      income taxes.........    2,352   (1,270)  (2,459)   --       --     (13)    (1,390)
   Provision for income
    taxes..................      --       --       --     --     2,691    --       2,691
                             -------  -------  -------  -----  -------  -----    -------
     Net income (loss).....  $ 2,352  $(1,270) $(2,459) $ --   $(2,691) $ (13)   $(4,081)
                             =======  =======  =======  =====  =======  =====    =======

                    QUANTA SERVICES, INC. AND SUBSIDIARIES

 Year Ended December 31, 1997

  (a) Reflects the $8.0 million reduction in salaries, bonuses and benefits to the owners of the Acquired Businesses. These reductions in salaries, bonuses and benefits have been agreed to prospectively in accordance with the terms of employment agreements. Such employment agreements are primarily for three years, contain restrictions related to competition and provide severance for termination of employment in certain circumstances. Additionally, reflects reductions in expenses associated with certain non-operating assets that have been or will be transferred from the Acquired Businesses prior to their acquisition.

  (b) Reflects the amortization of goodwill to be recorded as a result of the acquisition of the Companies over a 40-year estimated life.

  (c) Reflects interest expense of $.8 million on borrowings of $8.7 million necessary to fund the S Corporation Distributions and $6.0 million on borrowings and notes payable issued of $85.0 million to fund the cash portion of consideration paid for the Purchased Companies, net of interest savings of $1.4 million on $19.0 million of historical debt repaid using proceeds from the IPO or distributed prior to the acquisition of the Founding Companies. The additional $6.8 million of interest expense was calculated utilizing an annual weighted average effective interest rate of approximately 7.14 percent.

  (d) Reflects the elimination of revenues between certain of the Acquired Businesses.

  (e) Reflects the elimination of the non-recurring non-cash charge of $13.0 million, which was based on the fair value of shares issued to an initial stockholder and management in December 1997.

  (f) Reflects the incremental provision for federal and state income taxes at an approximate 39.0 percent overall tax rate before non-deductible goodwill and other permanent items, relating to the above adjustments to the statements of operations and for income taxes on S corporation income not provided for in the historical financial statements.

  (g) Reflects the elimination of the revenues and related expenses for a division of one of the Purchased Companies which was not acquired by the Company.

  The following table summarizes unaudited pro forma combined statements of operations adjustments (in thousands):

                                               ADJUSTMENTS
                          ------------------------------------------------------------   PRO FORMA
                            (A)      (B)      (C)      (D)      (E)       (F)     (G)   ADJUSTMENTS
                          -------  -------  -------  -------  --------  -------  -----  -----------
Revenues................  $   --   $   --   $   --   $(4,480) $    --   $   --   $(939)   $(5,419)
Cost of services........      --       --       --    (4,480)      --       --    (554)    (5,034)
                          -------  -------  -------  -------  --------  -------  -----    -------
Gross profit............      --       --       --       --        --       --    (385)      (385)
Selling, general and
 administrative ex-
 penses.................   (8,004)     --       --       --    (13,003)     --    (508)   (21,515)
Goodwill amortization...      --     4,033      --       --        --       --     --       4,033
                          -------  -------  -------  -------  --------  -------  -----    -------
Income (loss) from
 operations.............    8,004   (4,033)     --       --     13,003      --     123     17,097
Other income (expense)--
  Interest expense......      --       --    (5,390)     --        --       --     --      (5,390)
  Other, net............      130      --       --       --        --       --     --         130
                          -------  -------  -------  -------  --------  -------  -----    -------
  Income (loss) before
   income taxes.........    8,134   (4,033)  (5,390)     --     13,003      --     123     11,837
Provision for income
 taxes..................      --       --       --       --        --     8,616    --       8,616
                          -------  -------  -------  -------  --------  -------  -----    -------
Net income (loss).......  $ 8,134  $(4,033) $(5,390) $   --   $ 13,003  $(8,616) $ 123    $ 3,221
                          =======  =======  =======  =======  ========  =======  =====    =======

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Quanta Services, Inc.:

We have audited the accompanying consolidated balance sheets of Quanta Services, Inc. (a Delaware corporation), and subsidiaries as of December 31, 1996 and 1997, and the related consolidated statements of operations, cash flows and stockholders' equity for the three years ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Quanta Services, Inc. and subsidiaries as of December 31, 1996 and 1997, and the results of their operations and their cash flows for the three years ended December 31, 1997, in conformity with generally accepted accounting principles.

As discussed in Note 1, the accompanying consolidated financial statements reflect the Company on a historical basis including PAR Electrical Contractors, Inc., as the accounting acquiror restated for the effect of a pooling-of-interests transaction.

ARTHUR ANDERSEN LLP

Houston, Texas
October 16, 1998

                     QUANTA SERVICES, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                                   DECEMBER 31,
                                                  ----------------   JUNE 30,
                                                   1996     1997       1998
                                                  -------  -------  -----------
                                                                    (UNAUDITED)
                     ASSETS
CURRENT ASSETS:
  Cash and cash equivalents...................... $   512  $   489   $  1,778
  Accounts receivable, net of allowance of $174,
   $193 and $972 (unaudited).....................  11,794   12,878     43,856
  Costs and estimated earnings in excess of
   billings on uncompleted contracts.............     799    1,746     18,221
  Inventories....................................     579      865      1,750
  Prepaid expenses and other current assets......     623      724      1,198
                                                  -------  -------   --------
    Total current assets.........................  14,307   16,702     66,803
PROPERTY AND EQUIPMENT, net......................  14,752   18,286     44,088
OTHER ASSETS.....................................     507      645      1,170
GOODWILL, net....................................     168      114     93,765
                                                  -------  -------   --------
    Total assets................................. $29,734  $35,747   $205,826
                                                  =======  =======   ========
      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current maturities of long-term debt........... $ 6,427  $ 7,200   $  3,946
  Accounts payable and accrued expenses..........   4,872    6,578     33,301
  Billings in excess of costs and estimated
   earnings on uncompleted contracts.............   1,216      738      2,832
                                                  -------  -------   --------
    Total current liabilities....................  12,515   14,516     40,079
LONG TERM DEBT, net of current maturities........   6,478    7,542     33,112
DEFERRED INCOME TAXES............................   2,281    2,479      3,879
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Preferred Stock, $.00001 par value, 10,000,000
   shares authorized, none issued and
   outstanding...................................     --       --         --
  Common Stock, $.00001 par value, 40,000,000
   shares authorized, 3,951,945, 3,951,945 and
   15,525,685 (unaudited) shares issued and
   outstanding...................................     --       --         --
  Limited Vote Common Stock, $.00001 par value,
   3,345,333 shares authorized, 3,345,333 shares
   issued and outstanding at June 30, 1998.......     --       --         --
  Unearned ESOP shares...........................  (2,085)  (1,831)    (1,831)
  Additional paid-in capital.....................   1,269    1,238    115,375
  Retained earnings..............................   9,276   11,803     15,212
                                                  -------  -------   --------
    Total stockholders' equity...................   8,460   11,210    128,756
                                                  -------  -------   --------
    Total liabilities and stockholders' equity... $29,734  $35,747   $205,826
                                                  =======  =======   ========

  The accompanying notes are an integral part of these consolidated financial statements.

                     QUANTA SERVICES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                SIX MONTHS
                                                                   ENDED
                                   YEAR ENDED DECEMBER 31,       JUNE 30,
                                   -------------------------  ----------------
                                    1995     1996     1997     1997     1998
                                   -------  -------  -------  -------  -------
                                                                (UNAUDITED)
REVENUES.......................... $53,224  $71,294  $76,204  $34,799  $93,717
COST OF SERVICES (including
 depreciation)....................  44,608   57,164   58,896   28,861   76,681
                                   -------  -------  -------  -------  -------
  Gross profit....................   8,616   14,130   17,308    5,938   17,036
SELLING, GENERAL AND
 ADMINISTRATIVE EXPENSES..........   6,438    9,876   11,589    4,855    8,889
MERGER EXPENSES--Pooling..........     --       --       --       --       231
GOODWILL AMORTIZATION.............      50       55       56       28      749
                                   -------  -------  -------  -------  -------
  Income from operations..........   2,128    4,199    5,663    1,055    7,167
OTHER INCOME (EXPENSE):
  Interest expense................    (787)    (989)  (1,219)    (557)  (1,049)
  Other, net......................      75      (31)    (131)     (94)     191
                                   -------  -------  -------  -------  -------
    Other income (expense), net...    (712)  (1,020)  (1,350)    (651)    (858)
                                   -------  -------  -------  -------  -------
INCOME BEFORE INCOME TAX EXPENSE..   1,416    3,179    4,313      404    6,309
PROVISION FOR INCOME TAXES........     353    1,389    1,786      136    2,900
                                   -------  -------  -------  -------  -------
NET INCOME........................ $ 1,063  $ 1,790  $ 2,527  $   268  $ 3,409
                                   =======  =======  =======  =======  =======
BASIC EARNINGS PER SHARE.......... $   .27  $   .45  $   .64  $   .07  $   .24
                                   =======  =======  =======  =======  =======
DILUTED EARNINGS PER SHARE........ $   .27  $   .45  $   .64  $   .07  $   .24
                                   =======  =======  =======  =======  =======
DILUTED EARNINGS PER SHARE BEFORE
 MERGER EXPENSES.................. $   .27  $   .45  $   .64  $   .07  $   .25
                                   =======  =======  =======  =======  =======
SHARES USED IN COMPUTING EARNINGS
 PER SHARE:
  Basic...........................   3,952    3,952    3,952    3,952   14,399
                                   =======  =======  =======  =======  =======
  Diluted.........................   3,952    3,952    3,952    3,952   14,506
                                   =======  =======  =======  =======  =======


  The accompanying notes are an integral part of these consolidated financial statements.

                     QUANTA SERVICES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                 SIX MONTHS
                                                                   ENDED
                                   YEAR ENDED DECEMBER 31,        JUNE 30,
                                   -------------------------  -----------------
                                    1995     1996     1997     1997      1998
                                   -------  -------  -------  -------  --------
                                                                (UNAUDITED)
CASH FLOWS FROM OPERATING
 ACTIVITIES:
 Net income......................  $ 1,063  $ 1,790  $ 2,527  $   268  $  3,409
 Adjustments to reconcile net
  income to net cash provided by
  operating activities--
  Depreciation and amortization..    2,592    2,814    3,323    1,606     3,364
  Loss (gain) on sale of
   property and equipment........       10      (96)      49        2       (57)
  Non-cash compensation charge
   for issuance of Common Stock
   (ESOP)........................      --       720      254      --        --
  Deferred income taxes..........      166      364        5       15       192
  Changes in operating assets
   and liabilities--
    (Increase) decrease in--
     Accounts receivable.........     (767)  (2,532)  (1,084)    (406)   (3,163)
     Inventories.................      --      (579)    (286)      47      (128)
     Costs and profits recognized
      in excess of billings......       36     (233)    (947)    (857)   (5,643)
     Prepaid expenses and other
      current assets.............      153      (63)      42      128        41
   Increase (decrease) in--
    Accounts payable and accrued
     expenses....................      210    1,150    1,706    1,641     5,768
    Billings in excess of costs
     and profits recognized......     (490)   1,026     (478)  (1,090)      184
    Other, net...................      (23)    (100)     (88)     (33)     (442)
                                   -------  -------  -------  -------  --------
    Net cash provided by
     operating activities........    2,950    4,261    5,023    1,321     3,525
                                   -------  -------  -------  -------  --------
CASH FLOWS FROM INVESTING
 ACTIVITIES:
 Proceeds from sale of property
  and equipment..................      100      172      268       95       969
 Additions of property and
  equipment......................   (4,184)  (3,981)  (6,429)  (3,939)   (7,266)
 Cash paid for acquisitions, net
  of cash acquired...............     (128)     --       --       --    (34,773)
                                   -------  -------  -------  -------  --------
    Net cash used in investing
     activities..................   (4,212)  (3,809)  (6,161)  (3,844)  (41,070)
                                   -------  -------  -------  -------  --------
CASH FLOWS FROM FINANCING
 ACTIVITIES:
 Proceeds from long-term debt....    3,491    7,152    4,714    1,692       564
 Payments of long-term debt......   (2,419)  (5,400)  (4,063)  (1,645)  (24,838)
 Redemptions of Common Stock.....      (97)  (2,805)     (31)     --        --
 Issuances of Common Stock, net
  of offering costs..............      --       --       --       --     45,109
 Net borrowings under bank lines
  of credit......................      163      843      495    1,964    26,369
 Distributions to stockholders...      (80)    (375)     --       --     (8,370)
 Other...........................       43      280      --       --        --
                                   -------  -------  -------  -------  --------
    Net cash provided by (used
     in) financing activities....    1,101     (305)   1,115    2,011    38,834
                                   -------  -------  -------  -------  --------
NET INCREASE (DECREASE) IN CASH
 AND CASH EQUIVALENTS............     (161)     147      (23)    (512)    1,289
CASH AND CASH EQUIVALENTS,
 beginning of period.............      526      365      512      512       489
                                   -------  -------  -------  -------  --------
CASH AND CASH EQUIVALENTS, end of
 period..........................  $   365  $   512  $   489  $   --   $  1,778
                                   =======  =======  =======  =======  ========
SUPPLEMENTAL DISCLOSURE OF CASH
 FLOW INFORMATION:
 Cash paid for--
 Interest........................  $   801  $   637  $   679  $   540  $    935
 Income taxes, net of refunds....      553      870    1,518       33       799

  The accompanying notes are an integral part of these consolidated financial statements.

                     QUANTA SERVICES, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                             LIMITED VOTE
                           COMMON STOCK      COMMON STOCK               ADDITIONAL               TOTAL
                         ----------------- ----------------  UNEARNED    PAID-IN   RETAINED  STOCKHOLDERS'
                           SHARES   AMOUNT  SHARES   AMOUNT ESOP SHARES  CAPITAL   EARNINGS     EQUITY
                         ---------- ------ --------- ------ ----------- ---------- --------  -------------
Balance, December 31,
 1994...................  3,951,945 $ --         --  $ --     $   --     $    904  $ 7,017     $  7,921
 Distribution to
  stockholders..........        --    --         --    --         --          --      (219)        (219)
 Other..................        --    --         --    --         --          (56)     --           (56)
 Net income.............        --    --         --    --         --          --     1,063        1,063
                         ---------- -----  --------- -----    -------    --------  -------     --------
Balance, December 31,
 1995...................  3,951,945   --         --    --         --          848    7,861        8,709
 Distribution to
  stockholders..........        --    --         --    --         --          --      (375)        (375)
 Purchase of stock from
  stockholders..........        --    --         --    --      (2,805)        --       --        (2,805)
 Distribution of stock
  via ESOP..............        --    --         --    --         720         --       --           720
 Other..................        --    --         --    --         --          421      --           421
 Net income.............        --    --         --    --         --          --     1,790        1,790
                         ---------- -----  --------- -----    -------    --------  -------     --------
Balance, December 31,
 1996...................  3,951,945   --         --    --      (2,085)      1,269    9,276        8,460
 Distribution of stock
  via ESOP..............        --    --         --    --         254         --       --           254
 Other..................        --    --         --    --         --          (31)     --           (31)
 Net income.............        --    --         --    --         --          --     2,527        2,527
                         ---------- -----  --------- -----    -------    --------  -------     --------
Balance, December 31,
 1997...................  3,951,945   --         --    --      (1,831)      1,238   11,803       11,210
 Issuances of stock
  (unaudited)...........        --    --   3,345,333   --         --          --       --           --
 Initial public
  offering, net of
  offering costs
  (unaudited)...........  5,750,000   --         --    --         --       45,109      --        45,109
 Acquisition of Founding
  Companies (unaudited).  4,527,000   --         --    --         --       53,890      --        53,890
 Acquisition of
  purchased companies
  (unaudited)...........  1,296,740   --         --    --         --       15,138      --        15,138
 Net income (unaudited).        --    --         --    --         --          --     3,409        3,409
                         ---------- -----  --------- -----    -------    --------  -------     --------
Balance, June 30, 1998
 (unaudited)............ 15,525,685 $ --   3,345,333 $ --     $(1,831)   $115,375  $15,212     $128,756
                         ========== =====  ========= =====    =======    ========  =======     ========


  The accompanying notes are an integral part of these consolidated financial statements.

                    QUANTA SERVICES, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION:

  Quanta Services, Inc., a Delaware corporation ("Quanta" or the "Company"), was founded in August 1997 to create a leading provider of specialty electrical contracting and maintenance services primarily related to electric and telecommunications infrastructure in North America.

  In February 1998, Quanta completed its initial public offering (the "Offering" or "IPO"), concurrent with which Quanta acquired, in separate transactions, four entities (the "Founding Companies"). Subsequent to the date of the Offering, and through June 30, 1998, the Company has acquired three additional businesses for approximately $23.5 million in cash and 2.2 million shares of Common Stock. Of these additional acquired businesses, one was accounted for as a pooling-of-interests and is referred to herein as the "Pooled Company." The remaining acquired businesses were accounted for as purchases and are referred to herein as the "Purchased Companies." Quanta intends to continue to acquire through merger or purchase similar companies to expand its national and regional operations.

  The financial statements of Quanta for periods prior to February 18, 1998 (the effective closing date of the acquisitions of the Founding Companies), are the financial statements of PAR Electrical Contractors, Inc. ("PAR" or the "Accounting Acquiror") as restated for the acquisition of the Pooled Company in June 1998. The operations of the other Founding Companies and Quanta, acquired by the Accounting Acquiror, have been included in the Company's historical financial statements beginning February 19, 1998, and the Purchased Companies beginning on their respective dates of acquisition.

  In the course of its operations, the Company is subject to certain risk factors, including but not limited to: absence of combined operating history, risks related to acquisition strategy, risks related to acquisition financing, risks related to operating and internal growth strategies, management of growth, availability of qualified employees, unionized workforce, competition, contract bidding risks, seasonality, exposure to environmental liabilities and dependence on key personnel.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Principles of Consolidation

  The accompanying consolidated financial statements after February 18, 1998, include the accounts of Quanta and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

 Interim Consolidated Financial Information

  The unaudited interim consolidated financial statements have been prepared pursuant to the rules of the Securities and Exchange Commission ("SEC"). Certain information and footnote disclosures, normally included in annual financial statements prepared in accordance with generally accepted accounting principles, have been condensed or omitted pursuant to those rules and regulations, although the Company believes that the disclosures made are adequate to make the information presented not misleading. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim consolidated financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

 Cash and Cash Equivalents

  The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

 Supplemental Cash Flow Information

  The Company had non-cash investing and financing activities related to capital leases of approximately $112,000, $111,000 and $692,000 during the years ended December 31, 1995, 1996 and 1997, respectively.

                    QUANTA SERVICES, INC. AND SUBSIDIARIES

 Accounts Receivable and Provision for Doubtful Accounts

  The Company provides an allowance for doubtful accounts when collection is considered doubtful.

 Inventories

  Inventories consist of parts and supplies held for use in the ordinary course of business and are valued by the Company at the lower of cost or market using the first-in, first-out (FIFO) method.

 Property and Equipment

  Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset. Depreciation and amortization expense, excluding amortization of goodwill, was approximately $2,542,000, $2,759,000 and $3,269,000 for the years ended December 31, 1995,
1996 and 1997, respectively.

  Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

 Debt Issue Costs

  Debt issue costs related to the Company's credit facility are included in other assets and are amortized to interest expense over the scheduled maturity of the debt.

 Goodwill

  Goodwill represents the excess of the aggregate purchase price paid by the Company in the acquisition of businesses accounted for as purchases over the fair market value of the net assets acquired. Goodwill is amortized on a straight-line basis over 40 years.

  The Company applies Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of". Management continually evaluates whether events or circumstances have occurred that indicate that the remaining estimated useful lives of property and equipment, other identifiable intangible assets and goodwill may warrant revision or that the remaining balances may not be recoverable.

 Revenue Recognition

  The Company recognizes revenue when services are performed except when work is being performed under a fixed price or cost-plus-fee contract. Such contracts generally provide that the customer accept completion of progress to date and compensate the Company for services rendered, measured typically in terms of units installed, hours expended or some other measure of progress. Revenues from fixed price or cost-plus-fee contracts are recognized on the percentage-of-completion method measured by the percentage of costs incurred to date to total estimated costs for each contract. Contract costs include all direct material, labor and subcontract costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs and depreciation costs. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to costs and income and their effects are recognized in the period in which the revisions are determined.

                    QUANTA SERVICES, INC. AND SUBSIDIARIES

  The balances billed but not paid by customers pursuant to retainage provisions in fixed price or cost-plus-fee contacts will be due upon completion of the contracts and acceptance by the customer. Based on the Company's experience with similar contracts in recent years, the retention balance at each balance sheet date will be collected within the subsequent fiscal year.

  The current asset "Cost and estimated earnings in excess of billings on uncompleted contracts" represents revenues recognized in excess of amounts billed. The current liability "Billings in excess of costs and estimated earnings on uncompleted contracts" represents billings in excess of revenues recognized.

 Warranty Costs

  For certain contracts, the Company generally warrants labor for the installation of new electrical systems and servicing of existing electrical systems. An accrual for warranty costs is recorded based upon the historical level of warranty claims and management's estimate of future costs.

 Stock-Based Compensation

  Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation", allows entities to choose between a new fair value method of accounting for employee stock options or similar equity instruments and the current method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, under which compensation expense is recorded to the extent that the fair market value of the related stock is in excess of the options' exercise price at date of grant. Entities electing to remain with the accounting in APB Opinion No. 25 must make pro forma disclosures of net income and earnings per share as if the fair value method of accounting prescribed in SFAS No. 123 had been applied. The Company will measure compensation expense attributable to stock options based on the method prescribed in APB Opinion No. 25 and will provide the required pro forma disclosure of net income and earnings per share, as applicable, in the notes to future consolidated annual financial statements.

 Income Taxes

  The Company follows the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". Under this method, deferred assets and liabilities are recorded for future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the underlying assets or liabilities are recovered or settled.

  Prior to January 1, 1996, the Pooled Company had elected to be treated as an S Corporation under provisions of the Internal Revenue Code. As such, federal and state income tax regulations provided that the income or losses of the Pooled Company were attributable to its stockholders in their individual tax returns. Effective January 1, 1996, the Pooled Company terminated its S Corporation status and simultaneously adopted SFAS No. 109.

  Certain of the acquisitions were S corporations for income tax purposes and, accordingly, any income tax liabilities for the periods prior to the acquisitions are the responsibility of the respective stockholders. Effective with the acquisitions, the S corporations converted to C corporations. Accordingly, an estimated deferred tax liability has been recorded to provide for the estimated future income tax liability as a result of the difference between the book and tax bases of the net assets of these former S corporations. For purposes of these consolidated financial statements, federal and state income taxes have been provided for the post-acquisition periods.

                    QUANTA SERVICES, INC. AND SUBSIDIARIES

 Earnings per Share

  The Company has adopted SFAS No. 128, "Earnings Per Share", which requires restatement of all comparative per share amounts. Under the provisions of SFAS No. 128, the presentation of primary earnings per share has been replaced with earnings per share for potentially dilutive securities such as outstanding options. All prior period earnings per share data have been restated.

  For financial statement purposes, as required by the rules and regulations of the Securities Act, PAR has been identified as the accounting acquiror in the transaction with Quanta and its initial public offering. As such the shares of Quanta Common Stock beneficially owned by the stockholders of PAR and the shares issued in connection with the acquisition of the Pooled Company have been issued in the calculation of basic and diluted earnings per share of the Company, for all periods prior to the IPO.

 Collective Bargaining Agreements

  Certain of the subsidiaries are party to various collective bargaining agreements with certain of its employees. The agreements require the Company to pay specified wages and provide certain benefits to its union employees. These agreements expire at various times.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities, disclosures of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Reference is made to the "Revenue Recognition" section of this footnote and Note 12 for discussion of certain estimates reflected in the Company's financial statements.

 New Accounting Pronouncements

  In the first quarter of 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income", which requires the display of comprehensive income and its components in the financial statements. Comprehensive income represents all changes in equity of an entity during the reporting period, including net income and charges directly to equity, which are excluded from net income. For the six months ended June 30, 1998 and 1997, there are no material differences between the Company's "traditional" and "comprehensive" net income.

  In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", which establishes standards for the way public enterprises are to report information about operating segments in annual financial statements and requires the reporting of selected information about operating segments in interim financial reports issued to stockholders. SFAS No. 131 also establishes standards for related disclosures about products and services, geographic areas, and major customers. SFAS No. 131 is effective for the Company for its year ended December 31, 1998, at which time the Company will adopt the provision. The Company is currently evaluating the impact on the Company's financial disclosures.

  In February 1998, the FASB issued SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits", which becomes effective for financial statements for the year ended December 31, 1998. SFAS No. 132 requires revised disclosures about pension and other postretirement benefit plans. The Company does not believe the adoption of this standard will have a material effect on its annual financial statements.

                    QUANTA SERVICES, INC. AND SUBSIDIARIES

  In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", which becomes effective for financial statements beginning January 1, 2000. SFAS No. 133 requires a company to recognize all derivative instruments (including certain derivative instruments embedded in other contracts) as assets or liabilities in its balance sheet and measure them at fair value. The statement requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. SFAS No. 133 is effective for fiscal years beginning after June 15, 1999. The Company is evaluating SFAS No. 133 and the impact on existing accounting policies and financial reporting disclosures. However, the Company has not to date engaged in activities or entered into arrangements normally associated with derivative instruments.

  In March 1998, the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position (SOP) 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use". The SOP provides guidance with respect to accounting for the various types of costs incurred for computer software developed or obtained for the Company's use. The Company is required to, and will adopt SOP 98-1 by the first quarter of fiscal 1999 and believes that adoption will not have a material effect on its consolidated financial statements.

  In April 1998, the AICPA issued SOP 98-5, "Reporting on the Costs of Start-Up Activities", which requires costs of start-up activities to be expensed as incurred, and upon adoption, previously deferred costs should be charged as a cumulative effect of a change in accounting principle. The statement is effective for financial statements beginning after December 15, 1998, and the Company expects to adopt the new standard in January 1999. The adoption of this standard is not expected to have a material effect on the Company's financial position or result of operations.

3. PER SHARE INFORMATION:

  The computation of basic and diluted earnings per share for the three years ended December 31, 1997 and the six months ended June 30, 1997 (unaudited) is based upon the 3,000,000 shares of Common Stock issued in connection with PAR and 951,945 shares issued in connection with the acquisition of the Pooled Company during the quarter ended June 30, 1998.

  The computation of basic earnings per share for the six months ended June 30, 1998 (unaudited) is based upon 14,398,526 shares of Common Stock outstanding which includes the weighted average portion of (i) 7,527,000 shares of Common Stock issued to the owners of the Founding Companies, (ii) 3,345,333 shares of Limited Vote Common Stock issued to the initial stockholders and certain management personnel of the Company, (iii) 5,750,000 shares of Common Stock sold in the Offering to pay the cash portion of the consideration for the Founding Companies to repay expenses incurred in connection with the Offering and to retire debt, (iv) 951,945 shares issued for the acquisition of the Pooled Company, and (v) the 1,296,740 shares issued in acquisitions accounted for as purchases.

  Shares used in the calculation of the diluted earnings per share for the six months ended June 30, 1998 (unaudited) include (i) the shares described above, and (ii) the dilution attributable to outstanding options to purchase Common Stock, using the treasury stock method.

4. BUSINESS COMBINATIONS:

  In February 1998, Quanta completed its initial public offering (the "Offering"), concurrent with which, Quanta acquired, in separate transactions, four entities (the "Founding Companies"). Subsequent to the date of the Offering, and through June 30, 1998, the Company has acquired three additional businesses for approximately $23.5 million of cash and 2.2 million shares of Common Stock. Of these additional businesses acquired, one

                    QUANTA SERVICES, INC. AND SUBSIDIARIES
was accounted for as a pooling-of-interests and is referred to herein as the "Pooled Company". The remaining businesses acquired were accounted for as purchases and are referred to herein as the "Purchased Companies". Quanta intends to continue to acquire through merger or purchase similar companies to expand its national and regional operations.

 Pooling

  During the second quarter of 1998, Quanta completed the acquisition of all the common stock of NorAm Telecommunications, Inc. ("NorAm" or the "Pooled Company"), in a business combination accounted for as a "pooling-of-interests" transaction in accordance with the requirements of APB No. 16. NorAm, headquartered in Oregon, provides outside and inside fiberoptic networks and technical support for the telecommunications industry. Quanta issued 951,945 shares of Common Stock in exchange for all the common stock of NorAm. There were no transactions between Quanta and NorAm during the periods prior to the business combination.

  The following table summarizes the unaudited restated revenues, net income and per share data of the Company after giving effect to the Pooled Company (in thousands, except per share data).

                                         YEARS ENDED DECEMBER 31,
                              -----------------------------------------------
                                   1995            1996            1997
                              --------------- --------------- ---------------
                                        NET             NET             NET
                              REVENUES INCOME REVENUES INCOME REVENUES INCOME
                              -------- ------ -------- ------ -------- ------
   Revenues and net income--
     As previously reported.. $38,915  $  515 $42,684  $  750 $49,132  $2,294
     Pooled Company..........  14,309     548  28,610   1,040  27,073     233
                              -------  ------ -------  ------ -------  ------
       As restated........... $53,224  $1,063 $71,294  $1,790 $76,205  $2,527
                              =======  ====== =======  ====== =======  ======
   Earnings per share basic
    and diluted--
     As previously reported..          $ 0.17          $ 0.25          $ 0.76
     Pooled Company..........            0.10            0.20           (0.12)
                                       ------          ------          ------
       As restated...........          $ 0.27          $ 0.45          $ 0.64
                                       ======          ======          ======

 Purchases

  During the second quarter of 1998, the Company completed two acquisitions accounted for as purchases. The aggregate consideration paid in these transactions consisted of $23.5 million in cash and 1.3 million shares of Common Stock. The accompanying balance sheet as of June 30, 1998 includes preliminary allocations of the respective purchase prices and is subject to final adjustment. Set forth below are unaudited pro forma combined revenue and income data reflecting the pro forma effect of these acquisitions on the Company's results of operations for the year ended December 31, 1997 and the six months ended June 30, 1998. The unaudited data presented below consists of the income statement data as presented in these consolidated financial statements plus (i) the income statement data of the Founding Companies for the periods prior to February 19, 1998 and (ii) the effects of the Pooled Company and (iii) all Purchased Companies as if the acquisitions were effective on the first day of the year being reported. The revenue and net income data are in thousands.

                                                    YEAR ENDED  SIX MONTHS ENDED
                                                   DECEMBER 31,     JUNE 30,
                                                       1997           1998
                                                   ------------ ----------------
   Revenues.......................................   $223,110       $132,555
   Net income.....................................   $ 13,279       $  5,542
   Earnings per share basic and diluted...........   $   0.73       $   0.29

                    QUANTA SERVICES, INC. AND SUBSIDIARIES

  Pro forma adjustments included in the amounts above primarily relate to: (a) reductions in former owners, and certain key employees, salaries and benefits;
(b) adjustment to depreciation and amortization expense due to the purchase price allocations; (c) elimination of historical interest expense related to certain obligations which were repaid or not assumed by the Company, and to record interest expense on cash expended in the acquisitions of the Purchased Companies; (d) elimination of non-recurring acquisition costs associated with the Pooled Company; and (e) adjustment to the federal and state income tax provisions based on the combined operations. The pro forma financial data does not purport to represent what the Company's combined financial position or results of operations would actually have been if such transactions had in fact occurred on those dates and are not necessarily representative of the Company's financial position or results of operations for any future period.

5. PROPERTY AND EQUIPMENT:

  Property and equipment consists of the following (in thousands):

                                                ESTIMATED     DECEMBER 31,
                                               USEFUL LIVES ------------------
                                                 IN YEARS     1996      1997
                                               ------------ --------  --------
   Land.......................................      --      $  1,652  $  1,861
   Buildings and leasehold improvements.......     5-31        1,780     1,927
   Operating equipment and vehicles...........     5-10       27,618    32,768
   Office equipment, furniture and fixtures...        5          828       955
                                                            --------  --------
                                                              31,878    37,511
   Less--Accumulated depreciation and
    amortization..............................               (17,126)  (19,225)
                                                            --------  --------
     Property and equipment, net..............              $ 14,752  $ 18,286
                                                            ========  ========

6. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

  Accounts payable and accrued expenses consist of the following (in thousands):

                                                                  DECEMBER 31,
                                                                  -------------
                                                                   1996   1997
                                                                  ------ ------
   Accounts payable, trade....................................... $2,478 $3,196
   Accrued compensation and other expenses.......................  2,394  3,382
                                                                  ------ ------
                                                                  $4,872 $6,578
                                                                  ====== ======

  Contracts in progress are as follows (in thousands):

                                                              DECEMBER 31,
                                                            ------------------
                                                              1996      1997
                                                            --------  --------
   Costs incurred on contracts in progress................. $ 12,395  $ 11,578
   Estimated earnings, net of losses.......................    3,067     3,017
                                                            --------  --------
                                                              15,462    14,595
   Less--Billings to date..................................  (15,879)  (13,587)
                                                            --------  --------
                                                            $   (417) $  1,008
                                                            ========  ========
   Costs and profits recognized in excess of billings...... $    799  $  1,746
   Less--Billings in excess of costs and profits
    recognized.............................................   (1,216)     (738)
                                                            --------  --------
                                                            $   (417) $  1,008
                                                            ========  ========

                    QUANTA SERVICES, INC. AND SUBSIDIARIES

7. DEBT:

  The Company's long-term debt obligations consisted of the following (in thousands):

                                                    DECEMBER 31,
                                                   ----------------   JUNE 30,
                                                    1996     1997       1998
                                                   -------  -------  -----------
                                                                     (UNAUDITED)
   Revolving credit facility.....................  $   --   $   --     $28,400
   Bank lines of credit, with total borrowing
    capacity of $2,000,000, interest at bank's
    prime rate plus 1%, secured by accounts
    receivable and guaranteed by NorAm's
    stockholders.................................      605      968      1,447
   Bank lines of credit, with total borrowing
    capacity of $8,000,000, interest at bank's
    prime rate, secured by equipment, receivables
    and other assets.............................    2,378    2,510        --
   Notes payable to bank, interest ranging from
    9.08% to 10%, payments due monthly from
    $9,313 to $36,613 including interest, secured
    by equipment.................................    1,729    1,578      1,466
   Note payable to bank, prime interest rate, due
    $250,000 annually including interest, secured
    by stock.....................................    2,105    1,831      1,831
   Notes payable to various banks, interest
    ranging from 7.0% to 15.35%, secured by
    certain equipment, receivables and other
    assets.......................................    1,434    1,658      1,949
   Notes payable to various banks, interest
    ranging from 6.50% to 9.75%, secured by
    certain equipment, receivables and other
    assets.......................................    4,555    5,642        --
   Capital lease obligations.....................       99      555      1,965
                                                   -------  -------    -------
                                                    12,905   14,742     37,058
   Less--Current maturities......................   (6,427)  (7,200)    (3,946)
                                                   -------  -------    -------
     Total long-term debt........................  $ 6,478  $ 7,542    $33,112
                                                   =======  =======    =======

 Credit Facility

  In April 1998, the Company obtained a $50.0 million revolving credit facility (the "Credit Facility") from two commercial banks. In August 1998, the Company amended its Credit Facility to increase the facility to $125.0 million. The Credit Facility is secured by a pledge of all of the capital stock of the Company's material operating subsidiaries and by certain assets of the Company and is to provide funds to be used for working capital, to finance acquisitions and for other general corporate purposes. Amounts borrowed under the Credit Facility bear interest at a rate equal to either (a) the London Interbank Offered Rate ("LIBOR") plus 0.75% to 1.75%, as determined by the ratio of the Company's total funded debt to EBITDA (as defined in the Credit Facility) or (b) the bank's prime rate plus up to 0.25%, as determined by the ratio of the Company's total funded debt to EBITDA. Commitment fees of 0.175% to 0.30% (based on certain financial ratios) are due on any unused borrowing capacity under the Credit Facility. The Company's existing and future subsidiaries will guarantee the repayment of all amounts due under the facility and the facility restricts pledges on all material assets. The Credit Facility contains usual and customary covenants for a credit facility of this nature including the prohibition of the payment of dividends, certain financial ratio covenants and the consent of the lenders for acquisitions exceeding a certain level of cash consideration. As of October 16, 1998, $69.3 million was borrowed under the credit facility.

                    QUANTA SERVICES, INC. AND SUBSIDIARIES

  The maturities of long-term debt (excluding capital leases) as of December 31, 1997, are as follows (in thousands):

     Year ending December 31--
       1998............................................................ $ 7,001
       1999............................................................   4,002
       2000............................................................   1,983
       2001............................................................   1,171
       2002............................................................      30
                                                                        -------
                                                                        $14,187
                                                                        =======

  The Company leases certain buildings and equipment under non-cancellable lease agreements. The following schedule shows the future minimum lease payments under these leases as of December 31, 1997 (in thousands):

                                                               CAPITAL OPERATING
                                                               LEASES   LEASES
                                                               ------- ---------
   Year ending December 31--
     1998.....................................................  $ 233   $  553
     1999.....................................................    233      258
     2000.....................................................    134      134
     2001.....................................................     12      117
     2002.....................................................    --        89
                                                                -----   ------
       Total minimum lease payments...........................    612   $1,151
                                                                        ======
   Less--Amounts representing interest........................    (57)
                                                                -----
      Present value of minimum lease payments.................    555
   Less--Current portion......................................   (199)
                                                                -----
      Long-term obligation....................................  $ 356
                                                                =====

  Rent expense related to operating leases was approximately $21,000, $205,000 and $462,000 for the years ended December 31, 1995, 1996 and 1997, respectively. Assets under capital leases are included as part of property and equipment.

8. INCOME TAXES:

  Federal and state income taxes are as follows (in thousands):

                                                       YEAR ENDED DECEMBER 31,
                                                       ------------------------
                                                        1995    1996     1997
                                                       --------------- --------
   Federal--
     Current.......................................... $  154 $    840 $  1,475
     Deferred.........................................    138      299       10
   State--
     Current..........................................     33      185      306
     Deferred.........................................     28       65       (5)
                                                       ------ -------- --------
                                                       $  353 $  1,389 $  1,786
                                                       ====== ======== ========

                    QUANTA SERVICES, INC. AND SUBSIDIARIES

  Actual income tax expense differs from income tax expense computed by applying the U.S. federal statutory corporate rate to income (loss) before provision for income taxes as follows (in thousands):

                                                       YEAR ENDED DECEMBER 31,
                                                       -------------------------
                                                        1995    1996      1997
                                                       ---------------  --------
   Provision at the statutory rate.................... $  304 $  1,093  $  1,504
   Increase resulting from--
     State income tax, net of related tax effect......     40      166       187
     Nondeductible expenses...........................      9      --         29
     Permanent differences............................    --        57        42
     FAS 109 adoption.................................    --        93       --
     Other............................................    --       (20)       24
                                                       ------ --------  --------
                                                       $  353 $  1,389  $  1,786
                                                       ====== ========  ========

  Deferred income tax provisions result from temporary differences in the recognition of income and expenses for financial reporting purposes and for tax purposes. The tax effects of these temporary differences, representing deferred tax assets and liabilities, result principally from the following (in thousands):

                                                               DECEMBER 31,
                                                              ----------------
                                                               1996     1997
                                                              -------  -------
   Deferred income tax liabilities--
     Property and equipment.................................. $(2,281) $(2,500)
     State taxes.............................................       9       10
     Other...................................................    (156)    (172)
                                                              -------  -------
       Total deferred income tax liabilities.................  (2,428)  (2,662)
                                                              -------  -------
   Deferred income tax assets--
     Bad debt reserves.......................................      42       42
     Accounts receivable.....................................      28       35
     Goodwill................................................      27       41
     Inventory...............................................     --        29
     State taxes.............................................     (18)     (29)
     Other accruals not currently deductible.................     283      473
                                                              -------  -------
       Total deferred income tax assets......................     362      591
                                                              -------  -------
       Total net deferred income tax liabilities............. $(2,066) $(2,071)
                                                              =======  =======

                    QUANTA SERVICES, INC. AND SUBSIDIARIES

  The net deferred tax assets and liabilities are comprised of the following (in thousands):

                                                               DECEMBER 31,
                                                              ----------------
                                                               1996     1997
                                                              -------  -------
   Deferred tax assets--
     Current................................................. $   362  $   591
     Long-term...............................................     --       --
                                                              -------  -------
       Total.................................................     362      591
                                                              -------  -------
   Deferred tax liabilities--
     Current.................................................    (147)    (183)
     Long-term...............................................  (2,281)  (2,479)
                                                              -------  -------
       Total.................................................  (2,428)  (2,662)
                                                              -------  -------
       Net deferred income tax liabilities................... $(2,066) $(2,071)
                                                              =======  =======

9. STOCKHOLDERS' EQUITY:

 Limited Vote Common Stock

  The shares of Limited Vote Common Stock have rights similar to shares of Common Stock, except that such shares are entitled to elect one member of the board of directors and are entitled to one-tenth of one vote for each share held on all other matters. Each share of Limited Vote Common Stock will convert into Common Stock upon disposition by the holder of such shares in accordance with the transfer restrictions applicable to such shares.

 Stock Plan

  In December 1997, the Board of Directors adopted, and the stockholders of the Company approved, the 1997 Stock Option Plan. The purpose of the 1997 Stock Option Plan is to provide directors, key employees, officers and certain advisors with additional incentives by increasing their proprietary interest in the Company. The aggregate amount of Common Stock of the Company with respect to which options may be granted may not exceed the greater of 2,380,850 shares or 15% of the outstanding shares of Common Stock. On February 27, 1998, the Company filed a Registration Statement on Form S-8 with respect to 2,380,850 shares of Common Stock issuable in connection with the 1997 Stock Option Plan.

  The 1997 Stock Option Plan provides for the grant of incentive stock options ("ISOs") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and nonqualified stock options (collectively, the "Awards"). The amount of ISOs that may be granted under the 1997 Stock Option Plan is limited to 2,380,850 shares. The 1997 Stock Option Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has, subject to the terms of the 1997 Stock Option Plan, the sole authority to grant Awards under the 1997 Stock Option Plan, to construe and interpret the 1997 Stock Option Plan and to make all other determinations and take any and all actions necessary or advisable for the administration of the 1997 Stock Option Plan.

  All of the Company's employees, non-employee directors, officers and advisors are eligible to receive Awards under the 1997 Stock Option Plan, but only employees of the Company are eligible to receive ISOs. Options will be exercisable during the period specified in each option agreement and will generally become exercisable in installments pursuant to a vesting schedule designated by the Compensation Committee. In the discretion of the Compensation Committee, option agreements may provide that options will become

                    QUANTA SERVICES, INC. AND SUBSIDIARIES
immediately exercisable in the event of a "change in control" (as defined in the 1997 Stock Option Plan) of the Company. No ISO will remain exercisable later than ten years after the date of grant (or five years in the case of ISOs granted to employees owning more than 10% of the voting capital stock).

  As of October 16, 1998, the Company has outstanding options to purchase approximately 1,555,150 shares of Common Stock issued pursuant to the 1997 Stock Option Plan.

  The 1997 Stock Option Plan also provides for automatic option grants to directors who are not otherwise employed by the Company or its subsidiaries. Upon commencement of service, a non-employee director will receive a non-qualified option to purchase 10,000 shares of Common Stock, and each continuing or re-elected non-employee director annually will receive an option to purchase 5,000 shares of Common Stock. Options granted to non-employee directors are fully exercisable following the expiration of six months from the date of grant.

  The exercise price for ISOs granted under the 1997 Stock Option Plan may be no less than the fair market value of a share of the Common Stock on the date of grant (or 110% in the case of ISOs granted to employees owning more than 10% of the voting capital stock).

 Initial Public Offering

  In February, 1998, Quanta completed its initial public offering, which involved the issuance of 5.0 million shares of its Common Stock at a price of $9.00 per share, resulting in net proceeds to the Company of $38.8 million after deducting underwriting discounts and commissions and expenses related to the IPO. In March 1998, the Company sold 750,000 shares of Common Stock pursuant to the over-allotment granted to the underwriters. The Company realized net proceeds from the sale of $6.3 million.

 Employee Stock Ownership Plan.

  The Company issued shares of Common Stock to an Employee Stock Ownership Plan (the "ESOP") in connection with the acquisition of the Pooled Company. The ESOP was terminated on July 31, 1998, and pending a favorable determination letter from the Internal Revenue Service, a portion of the shares of the Company's Common Stock held by the ESOP will be sold to repay debt owed by the ESOP to the Company and the remaining portion of the unallocated shares will be distributed to its participants. The cost of the unallocated ESOP shares is reflected as a reduction in the Company's stockholders' equity. Upon distribution from the ESOP, the Company will owe an excise tax equal to 10% of the value of the Company's Common Stock distributed. In addition, the Company will eliminate the remaining balance reflected as Unearned ESOP Shares on the Company's balance sheet and will have to recognize a non-cash non-recurring compensation charge equal to the value of the unallocated shares held by the ESOP at the time it allocates and distributes such shares. Although the Company currently cannot determine the amount of the excise tax that will be owed or the non-cash non-recurring compensation charge that will be recognized, the amount of such obligations would not be material to the Company's financial condition based on the market price for the Company's Common Stock on October 16, 1998.

10. EMPLOYEE BENEFIT PLAN:

  In connection with its collective bargaining agreements with various electrical unions, the Company participates with other companies in the unions' multi-employer pension plans. These plans cover all of the Company's employees who are members of such unions. The Employee Retirement Income Security Act of 1974, as amended by the Multi-Employer Pension Plan Amendments Act of 1980, imposes certain liabilities upon employers who are contributors to a multi-employer plan in the event of the employer's withdrawal from, or upon termination of such plan. The Company has no plans to withdraw from these plans. The plans do not

                    QUANTA SERVICES, INC. AND SUBSIDIARIES
maintain information on net assets and actuarial present value of the accumulated share of the plans' unfunded vested benefits allocable to the Company, and amounts, if any, for which the Company may be contingently liable is not ascertainable at this time.

  Certain subsidiaries of the Company provide various defined contribution plans to their employees. The plans cover substantially all full time employees of the Company. Contributions to the plans by the Company vary from plan to plan. Contributions to the plan were approximately $230,000, $214,000 and $217,000 for the years ended December 31, 1995, 1996 and 1997, respectively.

  In addition to certain defined contribution plans noted above, the financial statements include discretionary bonuses to employees of $564,000, $1,087,000 and $2,300,000 for the years ended December 31, 1995, 1996 and 1997, respectively.

11. FINANCIAL INSTRUMENTS:

  The Company's financial instruments consist of cash and cash equivalents, accounts receivable, lines of credit, accounts payable, notes payable and debt. The Company believes that the carrying value of these instruments on the accompanying balance sheets approximates their fair value.

12. COMMITMENTS AND CONTINGENCIES:

 Litigation

  Subsidiaries of the Company are involved in disputes or legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

 Insurance

  The Company carries a broad range of insurance coverage, including business auto liability, business property liability, workers' compensation, general liability and an umbrella policy. Effective January 1, 1996, the Company began self-insuring for certain workers' compensation risks up to $1,000,000 per occurrence. In October 1997, the Company reduced the deductible to $500,000 per occurrence. The Company has accrued for the estimated probable claims costs in satisfying the deductible provisions of the insurance policies for claims occurring through December 31, 1997. The accrual is based on known facts and historical trends, and management believes such accrual to be adequate.

  In August 1998, the Company consolidated the casualty insurance program for all subsidiaries of Quanta. This program has no self-insurance provisions. Self-insured claims under previous policies are monitored to ensure that such remaining accruals are adequate.

 Product Rights

  In May 1997, the Company entered into an agreement with a third party which gives the Company exclusive rights for 30 months to the use of a patented product used in the construction, maintenance, repair and improvement of energized transmission and distribution lines in all states west of the Mississippi River.

  The product is a telescoping robotic arm for temporarily supporting energized power lines to enable repair or replacement of transmission poles, cross-arms, insulators and the like while maintaining an energized connection. In exchange for the exclusive rights, the Company agreed to pay the third party a fixed fee and a percentage of gross profits generated from the use of the product. As of December 31, 1997, the Company had made payments totaling $225,000 related to fees for the use of such product.

                    QUANTA SERVICES, INC. AND SUBSIDIARIES

 Performance Bonds

  In certain circumstances, the Company is required to provide performance bonds in connection with its contract commitments.

13. MAJOR CUSTOMERS AND RISK CONCENTRATION:

  The Company grants credit, generally without collateral, to its customers, which include utility companies, municipalities and commercial companies located primarily in the United States. Consequently, the Company is subject to potential credit risk related to changes in business and economic factors throughout the United States. However, the Company generally is entitled to payment for work performed and has certain lien rights in that work. Further, management believes that its contract acceptance, billing and collection policies are adequate to minimize the potential credit risk.

14. SUBSEQUENT EVENTS:

 Business Combinations

  Subsequent to June 30, 1998, the Company has acquired eight additional companies for an aggregate consideration of $61.5 million in cash and notes and 2.7 million shares of Common Stock. The cash portion of such consideration was provided by borrowings under the Company's credit facility.

 Strategic Investment

  In October 1998, the Company entered a strategic investment agreement with Enron Capital & Trade Resources Corp. ("ECT"), a subsidiary of Enron Corp., pursuant to which ECT or its affiliated companies made an investment of $49.4 million in Quanta. The investment is in the form of Convertible Subordinated Notes bearing interest at 6 7/8 percent and convertible into Quanta Common Stock at a price of $13.75 per share. Additionally, Quanta and ECT entered into a strategic alliance pursuant to which ECT and Quanta will exchange information regarding the design, construction and maintenance of electric power transmission and distribution systems and fiber optic communications systems. Further, the Company paid a commitment fee of approximately $2.0 million to ECT at the closing date. This will be included in other assets on the Company's balance sheet and amortized over the original life of the notes. The Convertible Subordinated Notes require quarterly interest payments and must make equal semi-annual principal payments beginning in 2006 until the notes are paid in full in 2010. The Company has the option to redeem the notes at a premium beginning in 2002.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Quanta Services, Inc.:

We have audited the accompanying balance sheet of Quanta Services, Inc. (a Delaware corporation), as of December 31, 1997, and the related statement of operations, and stockholders' equity for the period from inception (August 19, 1997) through December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Quanta Services, Inc., as of December 31, 1997, and the results of its operations for the period from inception (August 19, 1997) through December 31, 1997, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
March 18, 1998

                             QUANTA SERVICES, INC.

                        BALANCE SHEET--DECEMBER 31, 1997

                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                               ASSETS
CASH AND CASH EQUIVALENTS............................................ $     --
DEFERRED OFFERING COSTS..............................................    1,306
                                                                      --------
    Total assets..................................................... $  1,306
                                                                      ========
                LIABILITIES AND STOCKHOLDERS' EQUITY
ACCRUED LIABILITIES AND AMOUNTS DUE TO STOCKHOLDER................... $  1,306
STOCKHOLDERS' EQUITY:
  Preferred stock, $.00001 par value, 10,000,000 authorized, none
   issued and outstanding............................................       --
  Common stock, $.00001 par value, 40,000,000 shares authorized, none
   issued and outstanding............................................       --
  Limited Vote Common Stock, $.00001 par value, 3,345,333 shares
   authorized, issued and outstanding................................       --
  Additional paid-in capital.........................................   13,003
  Retained deficit...................................................  (13,003)
                                                                      --------
    Total stockholders' equity.......................................       --
                                                                      --------
    Total liabilities and stockholders' equity....................... $  1,306
                                                                      ========


   The accompanying notes are an integral part of these financial statements.

                             QUANTA SERVICES, INC.

                            STATEMENT OF OPERATIONS

                FOR THE PERIOD FROM INCEPTION (AUGUST 19, 1997)

                           THROUGH DECEMBER 31, 1997
                  (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

REVENUES............................................................. $     --
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES.........................   13,003
                                                                      --------
LOSS BEFORE INCOME TAXES.............................................  (13,003)
PROVISION FOR INCOME TAXES...........................................       --
                                                                      --------
NET LOSS............................................................. $(13,003)
                                                                      ========
BASIC AND DILUTED EARNINGS PER SHARE................................. $ (18.92)
                                                                      ========
WEIGHTED AVERAGE SHARES USED IN THE COMPUTATION OF BASIC AND DILUTED
 EARNINGS PER SHARE..................................................  687,336
                                                                      ========



   The accompanying notes are an integral part of these financial statements.

                             QUANTA SERVICES, INC.

                       STATEMENT OF STOCKHOLDERS' EQUITY

                FOR THE PERIOD FROM INCEPTION (AUGUST 19, 1997)

                           THROUGH DECEMBER 31, 1997
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                               COMMON STOCK   ADDITIONAL               TOTAL
                             ----------------  PAID-IN   RETAINED  STOCKHOLDERS'
                              SHARES   AMOUNT  CAPITAL   DEFICIT      EQUITY
                             --------- ------ ---------- --------  -------------
INITIAL CAPITALIZATION,
 August 19, 1997...........  1,693,779 $  --   $    --   $     --    $     --
ISSUANCE OF SHARES TO AN
 INITIAL STOCKHOLDER AND
 MANAGEMENT................  1,651,554    --    13,003         --      13,003
NET LOSS...................         --    --        --    (13,003)    (13,003)
                             --------- -----   -------   --------    --------
BALANCE, December 31, 1997.  3,345,333 $  --   $13,003   $(13,003)   $     --
                             ========= =====   =======   ========    ========



   The accompanying notes are an integral part of these financial statements.

                             QUANTA SERVICES, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION:

  Quanta Services, Inc., a Delaware corporation ("Quanta" or the "Company"), was founded in August 1997 to create a leading provider of specialty electrical contracting and maintenance services primarily related to electric and telecommunications infrastructure in North America. In February 1998, Quanta completed its initial public offering (the "IPO") which involved the issuance of 5,000,000 shares of common stock, providing approximately $38.9 million in net proceeds to the Company, after deducting underwriter discounts and commissions and expenses related to the IPO. Concurrent with the closing of its initial public offering, Quanta acquired, in separate transactions (the "Acquisitions"), for consideration including $21.0 million of cash and 7,527,000 shares of Common Stock, the following four entities (the "Founding Companies"): PAR Electrical Contractors, Inc., Potelco, Inc., TRANS TECH Electric, Inc. and Union Power Construction Company. Also, in March 1998, the Company's underwriters exercised their over-allotment option to acquire an additional 750,000 shares of the Company's Common Stock at the initial public offering price of $9 per share, providing the Company with approximately $6.3 million (net of underwriting discounts and commissions) of additional proceeds from the IPO. Quanta intends to continue to acquire through merger or purchase similar companies to expand its national and regional operations.

  Quanta has not conducted any operations, and all activities through December 31, 1997 were related to the IPO and the Acquisitions. All expenditures of the Company through December 31, 1997 were funded by the primary stockholders, on behalf of the Company. The primary stockholders have also committed to fund future organization expenses and offering costs. As of March 18, 1998, costs of approximately $2.9 million have been incurred in connection with the IPO, and such costs will be treated as a reduction of the proceeds from the IPO. Quanta has treated costs incurred through December 31, 1997, as deferred offering costs in the accompanying balance sheet.

  In the course of its operations, the Company is subject to certain risk factors, including but not limited to: absence of combined operating history, risks related to acquisition strategy, risks related to acquisition financing, risks related to operating and internal growth strategies, management of growth, availability of qualified employees, unionized workforce, competition, contract bidding risks, seasonality, exposure to environmental liabilities and dependence on key personnel.

2. STOCKHOLDERS' EQUITY:

 Common Stock and Preferred Stock

  In connection with the organization and initial capitalization of Quanta, the Company issued 1,693,779 shares (as restated for the 1,613.6016 for-one stock split discussed below) of Common Stock at $.00001 par value ("Common Stock") for $10.48. In November, 1997 Quanta issued approximately 1.5 million shares and 0.2 million shares, respectively (as restated for the 1,613.6016 for-one stock split discussed below) of Common Stock at $.00001 par value to an initial stockholder and management of Quanta. As a result of the issuance of shares to Main Street Merchant Partners II, L.P. ("Main Street") and management for nominal consideration, the Company recorded in November 1997, for financial statement presentation purposes, a non-recurring, non-cash charge of $13.0 million, which has been based on a fair value of such shares which has been determined to be $7.65 per share (a discount of 15% from the initial public offering price). The shares issued to Main Street and members of management were issued to engage such parties in providing services related primarily to the Company's public offering activities, including financial advisory and other consulting services. The fair value of such shares was based on specific factors related to the Company and the transactions including restrictions on transferability and sale of the shares issued and the limited vote provisions of such shares.

                             QUANTA SERVICES, INC.

  Quanta effected a 1,613.6016 for-one stock split in December 1997 for each share of Common Stock of the Company then outstanding. In addition, the Company increased the number of authorized shares of Common Stock to 40.0 million and increased the number of authorized shares of $.00001 par value preferred stock to 10.0 million.

  In December 1997, the 3.3 million shares of Common Stock held by certain primary stockholders of Quanta were converted into 3.3 million shares of Limited Vote Common Stock. The shares of Limited Vote Common Stock have rights similar to shares of Common Stock, except that such shares are entitled to elect one member of the board of directors and are entitled to one-tenth of one vote for each share held on all other matters. Each share of Limited Vote Common Stock will convert into Common Stock upon disposition by the holder of such shares in accordance with the transfer restrictions applicable to such shares.

 Shares used in the Calculation of Basic and Diluted Earnings Per Share

  Shares used in the calculation of basic and diluted earnings per share include the weighted average portion of the 3,345,333 shares issued from the period from inception through December 31, 1997.

 Stock Plan

  In December 1997, the Company's board of directors and stockholders approved the Company's 1997 Stock Option Plan (the "Plan"), which provides for the granting or awarding of incentive or nonqualified stock options to directors, officers, key employees and consultants of the Company. The aggregate amount of Common Stock of the Company with respect to which options may be granted may not exceed the greater of 2.38 million shares or 15 percent of the aggregate number of shares of Common Stock outstanding. The Plan will be administered by the compensation committee (the "Committee") of the Company's board of directors. The Company has filed a registration statement on Form S-8 under the Securities Act of 1933 registering the issuance of shares upon exercise of options granted under this Plan. In February 1998, concurrent with the IPO, the Company granted approximately 627,500 options to management and various key employees of the Founding Companies. Options will be exercisable during the period specified in each option agreement and will generally become exercisable in installments over four years beginning on the first year anniversary of the grant date. No options will remain exercisable later than ten years after the date of grant. The exercise price of options may be no less than the fair market value of the Common Stock on the date of grant (or 110 percent in the case of options granted to employees owning more than 10 percent of the voting capital stock).

  The Plan also provides for automatic option grants to directors who are not otherwise employed by the Company or its subsidiaries. Upon commencement of service, a nonemployee director will receive a nonqualified option to purchase 10,000 shares of Common Stock and continuing or re-elected nonemployee directors annually will receive options to purchase 5,000 shares of Common Stock. Options granted to nonemployee directors are fully exercisable following the expiration of six months from the date of grant.

 S-4 Registration Statement

  In February 1998, the Company filed a Form S-4 Registration Statement in order to register an additional 5.0 million shares of Common Stock which the Company may issue from time to time in connection with future acquisitions of other businesses, properties or securities in business combination transactions. The Company expects that the terms upon which it may issue the shares will be determined through negotiations with the shareholders or principal owners of the businesses whose securities or assets are to be acquired.

                             QUANTA SERVICES, INC.

3. STOCK-BASED COMPENSATION:

  Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation", allows entities to choose between a new fair value method of accounting for employee stock options or similar equity instruments and the current method of accounting prescribed by Accounting Principles Board
(APB) Opinion No. 25, under which compensation expense is recorded to the extent that the fair market value of the related stock is in excess of the options' exercise price at date of grant. Entities electing to remain with the accounting in APB Opinion No. 25 must make pro forma disclosures of net income and earnings per share as if the fair value method of accounting prescribed in SFAS No. 123 had been applied. The Company will measure compensation expense attributable to stock options based on the method prescribed in APB Opinion No. 25 and will provide the required pro forma disclosure of net income and earnings per share, as applicable, in the notes to future consolidated annual financial statements.

4. NEW ACCOUNTING PRONOUNCEMENTS:

  SFAS No. 128 requires the presentation of basic earnings per share and diluted earnings per share in financial statements of public enterprises rather than primary and fully diluted earnings per share as previously required. Under the provisions of this statement, basic earnings per share are computed based on weighted average shares outstanding and excludes dilutive securities such as options and warrants. Diluted earnings per share are computed including the impact of all potentially dilutive securities. Supplementally, basic and diluted earnings per share are presented in Note 5 below for 1997 on a pro forma basis.

5. BUSINESS COMBINATIONS:

  As discussed in Note 1, Quanta acquired the Founding Companies in February 1998. Pursuant to the Securities and Exchange Commission's Staff Accounting Bulletin No. 97 (SAB 97), the financial statements of Quanta for periods prior to February 18, 1998 (the effective closing date of the Acquisitions), are the financial statements of PAR Electrical Contractors, Inc. (PAR) (the "Accounting Acquiror"). The operations of the other Founding Companies and Quanta, acquired by the Accounting Acquiror, will be included in the Company's historical financial statements beginning February 19, 1998.

  The following summary unaudited pro forma combined balance sheet information presented below, gives effect to the Acquisitions, the IPO and related transactions, including the repayment of historical debt of the Founding Companies, as if they had occurred on December 31, 1997 (in thousands).

                                                                     UNAUDITED
                                                                     PRO FORMA
                                                                      COMBINED
                                                                    DECEMBER 31,
                                                                        1997
                                                                    ------------
      Current Assets...............................................   $ 47,021
      Property and Equipment, Net..................................     26,965
      Goodwill.....................................................     65,747
      Other Assets.................................................        244
                                                                      --------
        Total Assets...............................................   $139,977
                                                                      ========
      Current Liabilities..........................................   $ 19,846
      Long-term debt, net of current maturities....................      6,723
      Deferred income taxes........................................      4,301
      Stockholders' Equity.........................................    109,107
                                                                      --------
        Total Liabilities and Stockholders' Equity.................   $139,977
                                                                      ========

                             QUANTA SERVICES, INC.

  The unaudited pro forma combined statement of operations for the year ended December 31, 1997 presented below assumes that the Acquisitions, the IPO and related transactions were closed on January 1, 1997 and present certain data for the Company as adjusted for: i) the acquisition of the Founding Companies,
ii) the IPO completed on February 18, 1998 (including the exercise of the underwriter's over-allotment option), iii) certain reductions in salaries, bonuses and benefits to former owners of the Founding Companies, iv) amortization of goodwill resulting from the acquisitions, v) reduction in interest expense, net of interest expense on borrowings to fund S corporation distributions by certain of the Founding Companies and vi) adjustments to the federal and state income tax provision based on pro forma operating results.

  The pro forma adjustments are based on estimates, available information and certain assumptions which may be revised as additional information becomes available. The pro forma financial data do not purport to represent what the Company's combined financial position or results of operations would actually have been if such transactions had in fact occurred on those dates and are not necessarily representative of the Company's financial position or results of operations for any future period. Since Quanta and the Founding Companies were not under common control or management, historical combined results may not be comparable to, or indicative of, future performance.

                                                                 UNAUDITED
                                                                 PRO FORMA
                                                                 COMBINED
                                                             -----------------
                                                                YEAR ENDED
                                                             DECEMBER 31, 1997
                                                             -----------------
                                                              (IN THOUSANDS)
Revenues....................................................     $152,303
Cost of services (including depreciation)...................      123,270
                                                                 --------
Gross profit................................................       29,033
Selling, general and administrative expenses................       10,166
Goodwill amortization.......................................        1,640
                                                                 --------
Income from operations......................................       17,227
                                                                 --------
Other income (expense):
  Interest expense..........................................         (767)
  Other, net................................................          311
                                                                 --------
  Other income (expense), net...............................         (456)
                                                                 --------
Income before income tax expense............................       16,771
Provision for income taxes..................................        7,181
                                                                 --------
Net income..................................................     $  9,590
                                                                 ========
Basic earnings per share....................................     $   0.60
                                                                 ========
Diluted earnings per share..................................     $   0.60
                                                                 ========
Shares used in the pro forma computation of earnings per
 share--
  Basic.....................................................       16,043
                                                                 ========
  Diluted...................................................       16,043
                                                                 ========

                             QUANTA SERVICES, INC.

 Shares Used in Calculation of Pro Forma Combined Earnings Per Share

  Shares used in the calculation of the unaudited pro forma combined basic and diluted earnings per share include (i) 7,527,000 shares of Common Stock issued to the owners of the Founding Companies, (ii) 3,345,333 shares of Limited Vote Common Stock issued to the initial stockholders and certain management personnel of the Company, (iii) 5,000,000 shares of Common Stock sold in the IPO to pay the cash portion of the Acquisition consideration, to repay expenses incurred in connection with the Offering and to retire debt, and (iv) 170,778 of the 750,000 shares of Common Stock issued as part of the exercise of the underwriter's over-allotment option, as discussed in Note 1. The 579,222 shares excluded reflect net cash to Quanta.

  The Company has entered into employment agreements with certain key executives of the Founding Companies and the executive officers of Quanta. These employment agreements generally prohibit such individuals from disclosing confidential information and trade secrets, and restrict such individuals from competing with the Company for a period of five years from the date of the employment agreement. The initial term of these employment agreements is three years with provisions for annual extensions at the end of the initial term.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Union Power Construction Company:

We have audited the accompanying balance sheets of Union Power Construction Company, a Colorado corporation, as of August 31, 1996 and 1997, and the related statements of operations, cash flows and stockholders' equity for the three years ended August 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Union Power Construction Company as of August 31, 1996 and 1997, and the results of its operations and its cash flows for the three years ended August 31, 1997, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
December 5, 1997

                        UNION POWER CONSTRUCTION COMPANY

                                 BALANCE SHEETS

                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                                    AUGUST 31,
                                                ------------------- NOVEMBER 30,
                                                 1996      1997         1997
                    ASSETS                      ------  ----------- ------------
                                                        (UNAUDITED)
CURRENT ASSETS:
  Cash and cash equivalents...................  $  612    $   404     $   951
  Marketable securities.......................     101        110         123
  Accounts receivable--
    Trade, net of allowance for doubtful
     accounts of $84,000......................   3,902      8,822      12,259
    Retainage.................................     204        498         601
  Related-party receivables...................      65         32          --
  Costs and estimated earnings in excess of
   billings on uncompleted contracts..........      --         77         113
  Deferred income taxes.......................      30        115          --
  Prepaid expenses and other current assets...      44         95          46
                                                ------    -------     -------
Total current assets..........................   4,958     10,153      14,093
PROPERTY AND EQUIPMENT, net...................   4,810      5,868       6,836
                                                ------    -------     -------
Total assets..................................  $9,768    $16,021     $20,929
                                                ======    =======     =======
     LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current maturities of long-term debt........  $  249    $   663     $ 1,916
  Current maturities of related-party debt....     238        128         200
  Accounts payable and accrued expenses.......   2,878      6,209       8,239
  Related-party payable.......................      22         --          --
  Billings in excess of costs and estimated
   earnings on uncompleted contracts..........      --        322         700
                                                ------    -------     -------
Total current liabilities.....................   3,387      7,322      11,055
LONG-TERM DEBT, net of current maturities.....   1,065        748       1,234
RELATED-PARTY DEBT, net of current maturities.      38        328         237
DEFERRED INCOME TAXES.........................     843      1,257       1,311
OTHER LONG-TERM LIABILITIES...................      20         22          --
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Common stock, $1.00 par value, 25,000 shares
   authorized, 25,000 shares issued and
   outstanding................................      25         25          25
  Unrealized loss on securities...............     (62)       (56)        (44)
  Retained earnings...........................   4,452      6,375       7,111
                                                ------    -------     -------
Total stockholders' equity....................   4,415      6,344       7,092
                                                ------    -------     -------
Total liabilities and stockholders' equity....  $9,768    $16,021     $20,929
                                                ======    =======     =======

   The accompanying notes are an integral part of these financial statements.

                        UNION POWER CONSTRUCTION COMPANY

                            STATEMENTS OF OPERATIONS

                                 (IN THOUSANDS)

                                                                 THREE MONTHS
                                                                    ENDED
                                      YEAR ENDED AUGUST 31,      NOVEMBER 30,
                                     -------------------------  ---------------
                                      1995     1996     1997     1996    1997
                                     -------  -------  -------  ------  -------
                                                                 (UNAUDITED)
REVENUES...........................  $12,614  $25,636  $42,792  $7,211  $15,357
COST OF SERVICES (including
 depreciation).....................   10,240   22,319   37,766   6,037   13,474
                                     -------  -------  -------  ------  -------
  Gross profit.....................    2,374    3,317    5,026   1,174    1,883
SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES..........................    1,896    1,563    1,966     491      677
                                     -------  -------  -------  ------  -------
  Income from operations...........      478    1,754    3,060     683    1,206
                                     -------  -------  -------  ------  -------
OTHER INCOME (EXPENSE):
  Interest expense.................       (7)     (84)    (110)    (36)     (39)
  Related-party interest expense...      (10)      (6)     (22)     (2)      (7)
  Other, net.......................      142      166      229       7       45
                                     -------  -------  -------  ------  -------
    Other income, net..............      125       76       97     (31)      (1)
                                     -------  -------  -------  ------  -------
INCOME BEFORE PROVISION FOR INCOME
 TAXES.............................      603    1,830    3,157     652    1,205
PROVISION FOR INCOME TAXES.........      239      718    1,234     254      469
                                     -------  -------  -------  ------  -------
NET INCOME.........................  $   364  $ 1,112  $ 1,923  $  398  $   736
                                     =======  =======  =======  ======  =======



   The accompanying notes are an integral part of these financial statements.

                        UNION POWER CONSTRUCTION COMPANY

                            STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                     THREE
                                                                    MONTHS
                                                                     ENDED
                                            YEAR ENDED AUGUST      NOVEMBER
                                                   31,                30,
                                           ---------------------  ------------
                                           1995    1996    1997   1996   1997
                                           -----  ------  ------  ----  ------
                                                                  (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income............................... $ 364  $1,112  $1,923  $398  $  736
 Adjustments to reconcile net income to
  net cash provided by operating
  activities--
  Depreciation and amortization...........   217     486     577   156     362
  Deferred taxes..........................   137     296     329   132     172
  Changes in operating assets and
   liabilities--
  (Increase) decrease in--
   Accounts receivable....................   249  (2,523) (5,180) (381) (3,540)
   Costs and estimated earnings in excess
    of billings on uncompleted contracts..  (226)    237     (77)   --     (36)
   Prepaid expenses and other current
    assets................................    12      15     (51)   22      47
  Increase (decrease) in--
   Accounts payable and accrued expenses..   280   1,578   3,331   222   2,030
   Billings in excess of costs and
    estimated earnings on uncompleted
    contracts.............................   (28)     --     322    65     378
   Other, net.............................    80      84    (132)    7       8
                                           -----  ------  ------  ----  ------
    Net cash provided by operating
     activities........................... 1,085   1,285   1,042   621     157
                                           -----  ------  ------  ----  ------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Proceeds from sale of property and
  equipment...............................    41      27     105    --      --
 Additions of property and equipment......  (605) (2,771) (1,634) (283) (1,330)
                                           -----  ------  ------  ----  ------
 Net cash used in investing activities....  (564) (2,744) (1,529) (283) (1,330)
                                           -----  ------  ------  ----  ------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from long-term debt.............   300   1,432     786    --   2,450
 Payments of long-term debt...............  (272)   (239)   (507) (101)   (730)
                                           -----  ------  ------  ----  ------
 Net cash provided by financing
  activities..............................    28   1,193     279  (101)  1,720
                                           -----  ------  ------  ----  ------
NET INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS..............................   549    (266)   (208)  237     547
CASH AND CASH EQUIVALENTS, beginning of
 year.....................................   329     878     612   612     404
                                           -----  ------  ------  ----  ------
CASH AND CASH EQUIVALENTS, end of year.... $ 878  $  612  $  404  $849  $  951
                                           =====  ======  ======  ====  ======
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION:
 Cash paid for--
  Interest................................ $  17  $   90  $  161  $ 27  $   50
  Income taxes............................    55     340     831   290     532

   The accompanying notes are an integral part of these financial statements.

                        UNION POWER CONSTRUCTION COMPANY

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                 (IN THOUSANDS)

                               COMMON STOCK           UNREALIZED      TOTAL
                               ------------- RETAINED   HOLDING   STOCKHOLDERS'
                               SHARES AMOUNT EARNINGS GAIN (LOSS)    EQUITY
                               ------ ------ -------- ----------- -------------
BALANCE, August 31, 1994......   25    $25    $2,976     $ --        $3,001
  Change in market value of
   securities.................   --     --        --      (70)          (70)
  Net income..................   --     --       364       --           364
                                ---    ---    ------     ----        ------
BALANCE, August 31, 1995......   25     25     3,340      (70)        3,295
  Change in market value of
   securities.................   --     --        --        8             8
  Net income..................   --     --     1,112       --         1,112
                                ---    ---    ------     ----        ------
BALANCE, August 31, 1996......   25     25     4,452      (62)        4,415
  Change in market value of
   securities.................   --     --        --        6             6
  Net income..................   --     --     1,923       --         1,923
                                ---    ---    ------     ----        ------
BALANCE, August 31, 1997......   25     25     6,375      (56)        6,344
                                ---    ---    ------     ----        ------
  Change in market value of
   securities (unaudited).....   --     --        --       12            12
  Net income (unaudited)......   --     --       736       --           736
                                ---    ---    ------     ----        ------
BALANCE, November 30, 1997
 (unaudited)..................   25    $25    $7,111     $(44)       $7,092
                                ===    ===    ======     ====        ======


   The accompanying notes are an integral part of these financial statements.

                       UNION POWER CONSTRUCTION COMPANY

                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION:

  Union Power Construction Company, a Colorado corporation (the Company or Union), provides electrical power line installation, repair and maintenance services for utilities throughout the western United States. The Company performs the majority of its contract work under time and equipment contracts, fixed price contracts and unit cost contracts with contract terms generally ranging from one month to two years. The Company performs the majority of its work in Colorado, Nevada and California.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Interim Financial Information

  The interim financial statements for the three months ended November 30, 1996 and 1997 are unaudited and have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnote disclosures required by generally accepted accounting principles for complete financial statements. In the opinion of the Company's management, the unaudited interim financial statements contain all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

 Cash and Cash Equivalents

  The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

 Property and Equipment

  Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset. Depreciation expense was $217,000, $486,000 and $577,000 for the years ended August 31, 1995, 1996 and 1997, respectively.

  Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

 Revenue Recognition

  The Company recognizes revenue when services are performed except when work is being performed under a fixed price or cost-plus-fee contract. Such contracts generally provide that the customer accept completion of progress to date and compensate the Company for services which have been rendered, measured typically in terms of units installed, hours expended or some other measure of progress. Revenues from fixed price or cost-plus-fee contracts are recognized on the percentage-of-completion method measured by the percentage of costs incurred to date to total estimated costs for each contract. Contract costs include all direct material, subcontractor and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs and depreciation costs. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to costs and income, and their effects are recognized in the period in which the revisions are determined.

                       UNION POWER CONSTRUCTION COMPANY

  The balances billed but not paid by customers pursuant to retainage provisions in fixed price or cost-plus-fee contracts will be due upon completion of the contracts and acceptance by the customer. Based on the Company's experience with similar contracts in recent years, the retention balance at each balance sheet date will be collected within the subsequent fiscal year.

  The current asset "Costs and estimated earnings in excess of billings on uncompleted contracts" represents revenues recognized in excess of amounts billed. The current liability "Billings in excess of costs and estimated earnings on uncompleted contracts" represents billings in excess of revenues recognized.

 Warranty Costs

  For certain contracts, the Company generally warrants labor for one to two years after project completion. An accrual for warranty costs is recorded based upon the historical level of warranty claims and management's estimate of future costs.

 Accounts Receivable and Provision for Doubtful Accounts

  The Company provides an allowance for doubtful accounts based upon the specific identification of accounts receivable where collection is deemed no longer probable and an allowance based upon the level of accounts receivable balances.

 Income Taxes

  The Company follows the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109 "Accounting for Income Taxes". Under this method, deferred assets and liabilities are recorded for future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets or liabilities are recovered or settled.

 Collective Bargaining Agreement

  The Company is a party to various collective bargaining agreements with certain of its employees. The agreements require the Company to pay specified wages and provide certain benefits to its union employees. These agreements will expire at various times through 2005.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities, disclosures of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Reference is made to the "Revenue Recognition" section of this footnote for discussion of significant estimates reflected in the Company's financial statements.

 New Accounting Pronouncements

  Effective January 1, 1996, the Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of". Accordingly, in the event that facts and circumstances indicate that property and equipment or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows

                       UNION POWER CONSTRUCTION COMPANY
associated with the asset are compared to the asset's carrying amount to determine if an impairment of such property is necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

  SFAS No. 130, "Reporting Comprehensive Income", requires the presentation of comprehensive income in an entity's financial statements. Comprehensive income represents all changes in equity of an entity during the reporting period, including net income and charges directly to equity which are excluded from net income. This statement will be adopted by the Company during fiscal year 1998.

3. PROPERTY AND EQUIPMENT:

  Property and equipment consists of the following (in thousands):

                                                                   AUGUST 31,
                                                ESTIMATED USEFUL --------------
                                                 LIVES IN YEARS   1996   1997
                                                ---------------- ------ -------
      Land.....................................         --       $  126 $   126
      Operating equipment and vehicles.........       5-10        9,440  10,497
      Leasehold improvements...................         10           88     113
      Office furniture and equipment...........          5          110     145
                                                                 ------ -------
                                                                  9,764  10,881
      Less--Accumulated depreciation and
       amortization............................                   4,954   5,013
                                                                 ------ -------
      Property and equipment, net..............                  $4,810 $ 5,868
                                                                 ====== =======

4. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

  Accounts payable and accrued expenses consist of the following (in thousands):

                                                                    AUGUST 31,
                                                                   -------------
                                                                    1996   1997
                                                                   ------ ------
      Accounts payable, trade..................................... $1,750 $3,840
      Accrued compensation and benefits...........................    456  1,300
      Other accrued expenses......................................    672  1,069
                                                                   ------ ------
                                                                   $2,878 $6,209
                                                                   ====== ======

  Contracts in progress are as follows (in thousands):

                                                                  AUGUST 31,
                                                                ---------------
                                                                 1996    1997
                                                                ------- -------
      Costs incurred on contracts in progress.................. $15,529 $45,025
      Estimated earnings, net of losses........................     603   4,183
                                                                ------- -------
                                                                 16,132  49,208
      Less--Billings to date...................................  16,132  49,453
                                                                ------- -------
                                                                $    -- $ (245)
                                                                ======= =======
      Costs and estimated earnings in excess of billings on
       uncompleted contracts................................... $    -- $    77
      Less--Billings in excess of costs and estimated earnings
       on uncompleted contracts................................      --   (322)
                                                                ------- -------
                                                                $    -- $ (245)
                                                                ======= =======

                       UNION POWER CONSTRUCTION COMPANY

5. LONG-TERM DEBT:

  In August 1995, the Company entered into a $300,000 secured installment loan with a bank. The loan is due August 1999 and bears interest at 8.27 percent with monthly payments of $7,400. Amounts outstanding under this loan were $221,000 and $149,000 at August 31, 1996 and 1997, respectively. In November 1995, the Company entered into a $200,000 secured installment loan with a bank for the purchase of construction equipment. This loan is due November 1999 and bears interest at 8.22 percent with monthly payments of $5,000. At August 31, 1996 and 1997, $163,000 and $116,000, respectively, were outstanding under this agreement.

  The Company entered into a $1 million secured installment loan with a bank in August 1996. The loan matures in April 2000 and bears interest at a rate of 8 percent with monthly payments due of $24,000. Amounts outstanding under this agreement were $929,000 and $682,000 at August 31, 1996 and 1997, respectively. In April 1997, the Company entered into a $360,000 installment loan with a bank. This loan matures February 2001 with monthly payments of $8,800 and an interest rate of 8.25 percent. There was $314,000 outstanding under this arrangement at August 31, 1997.

  The Company has established a $2 million secured revolving line of credit with a bank effective August 1997. Borrowings under this facility bear interest at a rate of prime, as defined, minus 1 percent for the first $1 million in borrowings and at prime for any balance over $1 million and are due February 1998. Outstanding indebtedness under this facility was $150,000 and $1,500,000 at August 31, 1997 and November 30, 1997, respectively.

  The Company also has loans outstanding from certain stockholders or other related parties totaling $277,000 and $456,000 at August 31, 1996 and 1997, respectively. These loans bear interest at rates ranging from 7 percent to 9 percent and are due at various times from November 1997 to June 2001.

  The loan agreement covering the bank line of credit contains various covenants, including a minimum tangible net worth requirement, a minimum working capital requirement and various financial ratios.

  All of the Company's debt is secured by property and equipment. Two of the Company's stockholders have personally guaranteed substantially all debt with banks.

  The maturities of long-term debt as of August 31, 1997, are as follows (in thousands):

      Year ending August 31--
        1998............................................................. $  791
        1999.............................................................    588
        2000.............................................................    406
        2001.............................................................     82
                                                                          ------
                                                                          $1,867
                                                                          ======

6. LEASES:

  Union leases its Denver office and facility from a company which is owned by the Company's stockholders. The lease is renewable on a monthly basis at Union's election. Rent paid under this related-party lease was approximately $42,000 for each of the years ended August 31, 1995, 1996 and 1997.

  The Company also leases its Las Vegas, Nevada, office and yard from two of the Company's stockholders. The lease terminates in June 2006 and rent paid was $19,000 and $56,000 for each of the years ended August 31, 1996 and 1997, respectively.

                       UNION POWER CONSTRUCTION COMPANY

  The Company also enters into various vehicle and construction equipment operating leases. Vehicle lease terms are typically five years or less, and construction equipment leases typically are short-term (one year or less). Payments made for vehicle leases were $11,000, $19,000 and $149,000 for the years ended August 31, 1995, 1996 and 1997, respectively.

  Union rents various construction equipment under a one-year operating lease from a company owned by two of Union's stockholders. Total related-party equipment rental expense was $96,000 for the year ended August 31, 1997.

  Future minimum lease payments under these noncancelable operating leases are as follows (in thousands):

      Year ending August 31--
        1998............................................................. $  343
        1999.............................................................    248
        2000.............................................................    240
        2001.............................................................    188
        2002.............................................................     56
        Thereafter.......................................................    215
                                                                          ------
                                                                          $1,290
                                                                          ======

7. INCOME TAXES:

  Federal and state income taxes are as follows (in thousands):

                                                                   YEAR ENDED
                                                                   AUGUST 31,
                                                                ----------------
                                                                1995 1996  1997
                                                                ---- ---- ------
      Federal--
        Current................................................ $ 87 $358 $  745
        Deferred...............................................  116  251    303
      State--
        Current................................................   15   64    160
        Deferred...............................................   21   45     26
                                                                ---- ---- ------
                                                                $239 $718 $1,234
                                                                ==== ==== ======

  Actual income tax expense differs from income tax expense computed by applying the U.S. federal statutory corporate rate of 35 percent to income
(loss) before provision for income taxes as follows (in thousands):

                                                                   YEAR ENDED
                                                                   AUGUST 31,
                                                                ----------------
                                                                1995 1996  1997
                                                                ---- ---- ------
      Provision at the statutory rate.........................  $211 $641 $1,106
      Increase resulting from--
        Permanent differences, mainly meals and entertainment.     5    7      7
        State income tax, net of benefit for federal
         deduction............................................    23   70    121
                                                                ---- ---- ------
                                                                $239 $718 $1,234
                                                                ==== ==== ======

                       UNION POWER CONSTRUCTION COMPANY

  Deferred income tax provisions result from temporary differences in the recognition of income and expenses for financial reporting purposes and for tax purposes. The tax effects of these temporary differences, representing deferred tax assets and liabilities, result principally from the following (in thousands):

                                                                 AUGUST 31,
                                                               ---------------
                                                                1996    1997
                                                               ------  -------
      Deferred income tax liabilities--
        Property and equipment                                 $ (843) $(1,257)
        Other.................................................   (347)     (14)
                                                               ------  -------
          Total deferred income tax liabilities............... (1,190)  (1,271)
      Deferred income tax assets--
        Property and equipment................................      5        5
        Other accruals not currently deductible...............    377      129
                                                               ------  -------
          Total deferred income tax assets....................    382      134
      Valuation allowance.....................................     (5)      (5)
                                                               ------  -------
          Total deferred income tax liabilities............... $ (813) $(1,142)
                                                               ======  =======

  The net deferred tax assets and liabilities are comprised of the following (in thousands):

                                                                 AUGUST 31,
                                                               ---------------
                                                                1996    1997
                                                               ------  -------
      Deferred tax assets--
        Current............................................... $  377  $   129
        Long-term.............................................     --       --
                                                               ------  -------
          Total...............................................    377      129
                                                               ------  -------
      Deferred tax liabilities--
        Current...............................................   (347)     (14)
        Long-term.............................................   (843)  (1,257)
                                                               ------  -------
          Total............................................... (1,190)  (1,271)
                                                               ------  -------
          Net deferred income tax liabilities................. $ (813) $(1,142)
                                                               ======  =======

8. RELATED-PARTY TRANSACTIONS:

 Note Receivable

  The Company has loaned funds to various entities owned by the Company's stockholders. Interest income under this arrangement was $15,000, $13,000 and $3,000 for the years ended August 31, 1995, 1996 and 1997, respectively.

 Rental Income

  Union has from time to time leased or rented construction equipment on a short-term basis to various related parties. Total rental revenue under these arrangements was $4,000 for the year ended August 31, 1996.

                       UNION POWER CONSTRUCTION COMPANY

 Management Fee Income

  The Company also receives management fee income from a related-party owned by two of Union's stockholders for financial and management services rendered. Total payments received were $7,000, $13,000 and $9,000 for the years ended August 31, 1995, 1996 and 1997.

9. EMPLOYEE BENEFIT PLAN:

  In connection with its collective bargaining agreements with various electrical, labor and operating engineer unions, the Company participates with other companies in the various multiemployer pension plans. These plans cover all of the Company's employees who are members of such unions. The Employee Retirement Income Security Act of 1974, as amended by the Multi-Employer Pension Plan Amendments Act of 1980, imposes certain liabilities upon employers who are contributors to a multiemployer plan in the event of the employer's withdrawal from, or upon termination of, such plan. The Company has no plan to withdraw from these plans. The plans do not maintain information on net assets and actuarial present value of the accumulated share of the plans' unfunded vested benefits allocable to the Company, and amounts, if any, for which the Company may be contingently liable are not ascertainable at this time. Total contributions to these plans were approximately $1.2 million, $2.3 million and $2.9 million at August 31, 1995, 1996 and 1997, respectively.

  The Company has a defined contribution profit-sharing plan for employees not covered by a union bargaining agreement. The plan provides for the Company to make discretionary contributions of up to 15 percent of an employee's salary. Total contributions by the Company under the plan were approximately $127,000, $130,000 and $155,000 for the years ended August 31, 1995, 1996 and 1997, respectively.

10. FINANCIAL INSTRUMENTS:

  The Company's financial instruments consist of cash and cash equivalents, accounts receivable, available for sale securities, a line of credit, accounts payable, notes payable and debt. The Company believes that the carrying value of these instruments on the accompanying balance sheets approximates their fair value.

11. COMMITMENTS AND CONTINGENCIES:

 Litigation

  The Company is involved in disputes or legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

 Performance Bonds

  In certain circumstances, the Company is required to provide performance bonds in connection with its contract commitments which are personally guaranteed by certain stockholders of the Company.

12. MAJOR CUSTOMERS AND RISK CONCENTRATION:

  The Company had sales greater than 10 percent of total sales to three major customers (comprising approximately 27 percent, 17 percent and 16 percent of total sales), three major customers (comprising approximately 39 percent, 27 percent and 11 percent of total sales) and two major customers (comprising approximately 40 percent and 34 percent of total sales) during the years ended August 31, 1995, 1996 and 1997, respectively.

                       UNION POWER CONSTRUCTION COMPANY

  The Company grants credit, generally without collateral, to its customers, which are major public utilities, located primarily in the western United States. Consequently, the Company is subject to potential credit risk related to changes in business and economic factors within the region it operates. However, management believes that its contract acceptance, billing and collection policies are adequate to minimize the potential credit risk.

13. CONTRACT CLAIM:

  In 1995, the Company received a $970,000 settlement from the Western Area Power Administrator (WAPA). During the course of the project, the job was shut down by WAPA for a protracted length of time due to an accident by an unrelated contractor working on the same project. As a result, the Company incurred significant idle crew time. The Company presented WAPA with a claim for costs incurred by the Company for WAPA's actions and received the settlement, which is included in 1995 revenues.

14. SUBSEQUENT EVENTS:

 Construction Contract

  In October 1997, the Company was awarded a major contract for construction of 164 miles of electrical transmission lines and two substation facilities. The contract requires substantial completion by December 1, 1998, and carries significant penalties for work not being completed by the substantial completion date. Work began in December 1997.

 Debt

  In November 1997, the Company entered into a $500,000 term loan agreement due November 2001 with a bank for the purchase of construction equipment. The loan bears interest at a rate of 8.5 percent and monthly principal and interest payments of $12,300. The loan is secured by the equipment purchased.

15. SUBSEQUENT EVENTS TO DATE OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

  In December 1997, the Company amended its $2 million secured revolving line of credit to increase total available borrowings under the facility to $3 million. The terms of the facility, including interest and maturity date, remain unchanged. See discussion of the facility in Note 5.

  In December 1997, the Company and its stockholders entered into a definitive agreement with Quanta Services, Inc. ("Quanta"), providing for all outstanding shares of the Company's common stock to be exchanged for cash and shares of Quanta common stock concurrent with an initial public offering of additional common stock by Quanta which closed in February 1998. In addition, the key executives of the Company entered into employment agreements with the Company and Quanta which have an initial term of three years and generally restricts the disclosure of confidential information as well as competition with the Company and Quanta for a period of five years following from the date of the employment agreement. Reference is made to Note 1 of Quanta Services, Inc. financial statements included elsewhere herein.

  In connection with the acquisition, two of Company's stockholders purchased certain nonoperating assets not used in the business at a price equal to the net book value of such assets (approximately $183,000 at August 31, 1997).

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To TRANS TECH Electric, Inc.:

We have audited the accompanying balance sheets of TRANS TECH Electric, Inc., an Indiana Subchapter S corporation, as of December 31, 1996 and 1997, and the related statements of operations, cash flows and shareholders' equity for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TRANS TECH Electric, Inc., as of December 31, 1996 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
March 18, 1998

                           TRANS TECH ELECTRIC, INC.

                                 BALANCE SHEETS

                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                                                     PRO FORMA
                                          DECEMBER 31, DECEMBER 31, DECEMBER 31,
                                              1996         1997       1997(1)
                 ASSETS                   ------------ ------------ ------------
CURRENT ASSETS:
  Cash and cash equivalents.............    $   389      $   155      $   155
  Accounts receivable--
    Trade, net of allowance of $130 and
     $199, respectively.................      4,484        5,744        5,744
    Retainage...........................      1,822        1,554        1,554
  Inventories...........................        610          808          808
  Costs and estimated earnings in excess
   of billings on uncompleted contracts.      1,853        3,619        3,619
  Prepaid expenses and other current
   assets...............................         66           63           63
                                            -------      -------      -------
    Total current assets................      9,224       11,943       11,943
PROPERTY AND EQUIPMENT, net.............      2,642        2,905        2,905
OTHER ASSETS............................          3            3            3
                                            -------      -------      -------
    Total assets........................    $11,869      $14,851      $14,851
                                            =======      =======      =======
  LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Note payable..........................    $   797      $ 1,976      $ 1,976
  Current maturities of long-term debt..        107           80           80
  Current portion of capital lease
   obligations..........................        285          415          415
  Accounts payable and accrued expenses.      4,465        4,567        4,567
  Billings in excess of costs and
   estimated earnings on uncompleted
   contracts............................        728           96           96
                                            -------      -------      -------
    Total current liabilities...........      6,382        7,134        7,134
LONG-TERM DEBT, net of current
 maturities.............................        607        5,575        7,180
LONG-TERM CAPITAL LEASE OBLIGATIONS, net
 of current obligations.................        467          474          474
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
  Common stock, no par value, 1,000
   shares authorized, 926 shares issued
   and outstanding......................        125          125          125
  Retained earnings.....................      4,350        1,605           --
  Treasury stock, 150 shares, at cost...        (62)         (62)         (62)
                                            -------      -------      -------
    Total shareholders' equity..........      4,413        1,668           63
                                            -------      -------      -------
    Total liabilities and shareholders'
     equity.............................    $11,869      $14,851      $14,851
                                            =======      =======      =======

--------
(1) The pro forma balance sheet column presented reflects the impact of Sub S distributions. See Note 11 for further discussion.

   The accompanying notes are an integral part of these financial statements.

                           TRANS TECH ELECTRIC, INC.

                            STATEMENTS OF OPERATIONS

                                 (IN THOUSANDS)

                                                      YEAR ENDED DECEMBER 31,
                                                      -------------------------
                                                       1995     1996     1997
                                                      -------  -------  -------
REVENUES............................................. $21,397  $24,414  $32,817
COST OF SERVICES (including depreciation)............  18,934   20,426   26,519
                                                      -------  -------  -------
  Gross profit.......................................   2,463    3,988    6,298
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES.........   1,639    1,848    2,015
                                                      -------  -------  -------
  Income from operations.............................     824    2,140    4,283
                                                      -------  -------  -------
OTHER INCOME (EXPENSE):
  Interest expense...................................    (297)    (313)    (405)
  Other, net.........................................      34       45       51
                                                      -------  -------  -------
    Other income (expense), net......................    (263)    (268)    (354)
                                                      -------  -------  -------
NET INCOME........................................... $   561  $ 1,872  $ 3,929
                                                      =======  =======  =======


   The accompanying notes are an integral part of these financial statements.

                           TRANS TECH ELECTRIC, INC.

                            STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                    YEAR ENDED DECEMBER 31,
                                                   ---------------------------
                                                     1995     1996      1997
                                                   --------  -------  --------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income....................................... $    561  $ 1,872  $  3,929
 Adjustments to reconcile net income to net cash
  provided by operating activities--
  Depreciation and amortization...................      442      574       674
  Gain on sale of property and equipment..........      (19)     (31)      (19)
  Bad debt expense................................       83       34        79
  Changes in operating assets and liabilities-
   (Increase) decrease in--
   Accounts receivable............................      827   (2,134)   (1,071)
   Inventories....................................     (254)     256      (198)
   Costs and estimated earnings in excess of
    billings on uncompleted contracts.............     (241)     377    (1,766)
   Prepaid expenses and other current assets......      (33)      (7)        3
   Increase (decrease) in--
   Accounts payable and accrued expenses..........     (878)   1,359       103
   Billings in excess of costs and estimated
    earnings on uncompleted contracts.............     (141)     583      (632)
                                                   --------  -------  --------
    Net cash provided by operating activities.....      347    2,883     1,102
                                                   --------  -------  --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of property and equipment....       46       69       105
  Additions of property and equipment.............   (1,180)    (923)   (1,023)
                                                   --------  -------  --------
    Net cash used in investing activities.........   (1,134)    (854)     (918)
                                                   --------  -------  --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings (repayments) on line of credit...    1,139   (2,283)    1,178
  Proceeds from long-term debt....................      537    1,185     5,507
  Payments of long-term debt......................     (148)    (477)     (429)
  Distributions to shareholders...................     (457)    (542)   (6,674)
                                                   --------  -------  --------
    Net cash provided by (used in) financing
     activities...................................    1,071   (2,117)     (418)
                                                   --------  -------  --------
NET INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS......................................      284      (88)     (234)
CASH AND CASH EQUIVALENTS, beginning of period....      193      477       389
                                                   --------  -------  --------
CASH AND CASH EQUIVALENTS, end of period.......... $    477  $   389  $    155
                                                   ========  =======  ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest.......................... $    310  $   297  $    405

   The accompanying notes are an integral part of these financial statements.

                           TRANS TECH ELECTRIC, INC.

                       STATEMENTS OF SHAREHOLDERS' EQUITY

                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                   COMMON STOCK                         TOTAL
                                   ------------- RETAINED  TREASURY SHAREHOLDERS'
                                   SHARES AMOUNT EARNINGS   STOCK      EQUITY
                                   ------ ------ --------  -------- -------------
BALANCE, December 31, 1994........  926    $125  $ 2,916     $(62)     $ 2,979
  Distributions to shareholders...   --      --     (457)      --         (457)
  Net income......................   --      --      561       --          561
                                    ---    ----  -------     ----      -------
BALANCE, December 31, 1995........  926     125    3,020      (62)       3,083
  Distributions to shareholders...   --      --     (542)      --         (542)
  Net income......................   --      --    1,872       --        1,872
                                    ---    ----  -------     ----      -------
BALANCE, December 31, 1996........  926     125    4,350      (62)       4,413
  Distributions to shareholders...   --      --   (6,674)      --       (6,674)
  Net income......................   --      --    3,929       --        3,929
                                    ---    ----  -------     ----      -------
BALANCE, December 31, 1997........  926    $125  $ 1,605     $(62)     $ 1,668
                                    ===    ====  =======     ====      =======



   The accompanying notes are an integral part of these financial statements.

                           TRANS TECH ELECTRIC, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION:

  TRANS TECH Electric, Inc., an Indiana Subchapter S corporation (the Company), focuses on providing traffic signals, street and sign lighting installation and general commercial and industrial electrical construction primarily for commercial, state and regulatory entities. The Company performs the majority of its contract work under fixed price contracts, unit-price and fixed price contracts modified by penalty provisions, with contract terms generally ranging from six to 18 months. The Company performs the majority of its work in Indiana and Michigan.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Cash and Cash Equivalents

  The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

 Supplemental Cash Flow Information

  The Company had noncash investing and financing activities related to capital leases and equipment acquired by seller financing of approximately $621,000, $485,000 and $457,000 for the years ended December 31, 1995, 1996 and 1997, respectively.

 Inventories

  Inventories consist of parts and supplies held for use in the ordinary course of business and are stated at the lower of cost or market using the last-in, first-out (LIFO) method. The excess of current costs over the carrying value of LIFO inventories was $105,000 and $146,000 at December 31, 1996 and 1997, respectively.

 Accounts Receivable and Provision for Doubtful Accounts

  The Company provides an allowance for doubtful accounts based upon the specific identification of accounts receivable where collection is no longer deemed probable and an allowance based upon the level of total accounts receivable balances.

 Property and Equipment

  Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset. Depreciation expense was $442,000, $574,000 and $674,000 for the years ended December 31, 1995, 1996 and 1997, respectively.

  Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

 Revenue Recognition

  The Company recognizes revenue when services are performed except when work is being performed under a fixed price contract. Such contracts generally provide that the customer accept completion of progress to date and compensate the Company for services which have been rendered, measured typically in terms of units

                           TRANS TECH ELECTRIC, INC.

installed, hours expended or some other measure of progress. Revenues from fixed price contracts are recognized on the percentage-of-completion method measured by the percentage of costs incurred to date to total estimated costs for each contract. Contract costs include all direct material, labor and subcontract costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs and depreciation costs. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to costs and income, and their effects are recognized in the period in which the revisions are determined.

  The balances billed but not paid by customers pursuant to retainage provisions in fixed price contracts will be due upon completion of the contracts and acceptance by the customer. Based on the Company's experience with similar contracts in recent years, the retention balance at each balance sheet date will be collected within the subsequent fiscal year.

  The current asset "Costs and estimated earnings in excess of billings on uncompleted contracts" represents revenues recognized in excess of amounts billed. The current liability "Billings in excess of costs and estimated earnings on uncompleted contracts" represents billings in excess of revenues recognized.

 Warranty Costs

  For certain contracts, the Company warrants labor for the first year after installation of new electrical systems. An accrual for warranty costs is recorded based upon the historical level of warranty claims and management's estimate of future costs.

 Income Taxes

  The Company has elected S corporation status as defined by the Internal Revenue Code, whereby the Company is not subject to taxation for federal purposes. Under S corporation status, the shareholders report their shares of the Company's taxable earnings or losses in their personal tax returns. The Company will terminate its S corporation status concurrently with the effective date of the IPO (see Note 11).

 Collective Bargaining Agreements

  The Company is a party to various collective bargaining agreements with certain of its employees. The agreements require the Company to pay specified wages and provide certain benefits to its union employees. These agreements will expire at various times through 2002.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities, disclosures of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Reference is made to the "Revenue Recognition" section of this footnote and Note 9 for discussion of certain estimates reflected in the Company's financial statements.

 New Accounting Pronouncement

  Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of".

                           TRANS TECH ELECTRIC, INC.

Accordingly, in the event that facts and circumstances indicate that property and equipment or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if an impairment of such property is necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

3. PROPERTY AND EQUIPMENT:

  Property and equipment consists of the following (in thousands):

                                                    ESTIMATED   DECEMBER 31,
                                                   USEFUL LIVES --------------
                                                     IN YEARS    1996    1997
                                                   ------------ ------  ------
      Operating equipment and vehicles............      5-7     $3,957  $4,653
      Leasehold improvements......................    10-31        384     384
      Office furniture and equipment..............        5        317     285
                                                                ------  ------
                                                                 4,658   5,322
      Less-Accumulated depreciation and
       amortization...............................              (2,016) (2,417)
                                                                ------  ------
        Property and equipment, net...............              $2,642  $2,905
                                                                ======  ======

4. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

  Accounts payable and accrued expenses consist of the following (in thousands):

                                                                  DECEMBER 31,
                                                                  -------------
                                                                   1996   1997
                                                                  ------ ------
      Accounts payable, trade.................................... $3,702 $3,765
      Accrued compensation and benefits..........................    340    341
      Other accrued expenses.....................................    423    461
                                                                  ------ ------
                                                                  $4,465 $4,567
                                                                  ====== ======

  Contracts in progress are as follows (in thousands):

                                                                  DECEMBER 31,
                                                                  -------------
                                                                   1996   1997
                                                                  ------ ------
      Costs incurred on contracts in progress.................... $9,178 $9,696
      Estimated earnings, net of losses..........................  1,630  2,138
                                                                  ------ ------
                                                                  10,808 11,834
      Less-Billings to date......................................  9,683  8,311
                                                                  ------ ------
                                                                  $1,125 $3,523
                                                                  ====== ======
      Costs and estimated earnings in excess of billings on
       uncompleted contracts..................................... $1,853 $3,619
      Less-Billings in excess of costs and estimated earnings on
       uncompleted contracts.....................................    728     96
                                                                  ------ ------
                                                                  $1,125 $3,523
                                                                  ====== ======

                           TRANS TECH ELECTRIC, INC.

5. DEBT:

  The Company has a $5 million line of credit agreement with a bank bearing interest at the national prime rate. The line of credit is collateralized by the Company's receivables, inventory, property and equipment. The Company's weighted average interest rate for the facility was 8.4 percent and 8.5 percent as of December 31, 1996 and 1997, respectively. At December 31, 1996 and 1997, the outstanding balance on this facility was $797,000 and $1,976,000, respectively, and is payable upon demand.

  The Company's debt obligations consisted of the following (in thousands):

                                                                      DECEMBER
                                                                         31,
                                                                     -----------
                                                                     1996  1997
                                                                     ---- ------
Note payable to bank, due in November 2000 with interest only payments until that date, interest due at 8.0%....................  $ -- $5,050
Note payable to bank, 8.2% and 8.6% weighted average interest rate, respectively, due $10,000 monthly with final maturity on May 1,
 2001..............................................................   663    597
Note payable to commercial finance company, 8.1% interest rate,
 $3,871 due monthly with final maturity on March 1, 1998...........    51      8
                                                                     ---- ------
                                                                      714  5,655
Less-Current maturities............................................   107     80
                                                                     ---- ------
Total long-term debt...............................................  $607 $5,575
                                                                     ==== ======

  The long-term debt is secured by the Company's receivables, inventory, property and equipment and is guaranteed by the Company's principal shareholders. The line of credit and notes payable to the bank are subject to certain financial reporting and financial ratio requirements. At December 31, 1997, the Company was in violation of its minimum debt to net worth ratio due to the distribution of the Company's retained earnings (see Note 11). The Company has received a waiver, effective through January 1, 1999, from the bank for this violation.

  The maturities of long-term debt as of December 31, 1997, are as follows (in thousands):

      Year ending December 31--
        1998............................................................. $  80
        1999.............................................................    79
        2000............................................................. 5,135
        2001.............................................................   361

6. LEASES:

  The Company leases its office and warehouse space from an entity owned principally by the Company's shareholders. The lease expires in June 2000 and requires the Company to pay all taxes, insurance and maintenance on the property. In November 1997, the Company amended the lease agreement. The amended lease will begin on February 1, 1998 for a term of five years. The Company has the option to renew the lease for an additional five years at a current market value rent. The rent paid on this related-party lease was approximately $49,000, $59,000 and $59,000 for the years ended December 31, 1995, 1996 and 1997, respectively.

                           TRANS TECH ELECTRIC, INC.

  The Company leases various equipment under noncancelable sale-leaseback capital leases and the leased assets are included as part of "Property and equipment." Details of the capital leased assets are as follows (in thousands):

                                                                 DECEMBER 31,
                                                                 --------------
                                                                  1996    1997
                                                                 ------  ------
      Operating equipment and vehicles.......................... $1,022  $1,442
      Less--Accumulated depreciation............................   (194)   (357)
                                                                 ------  ------
      Net capitalized leased assets............................. $  828  $1,085
                                                                 ======  ======

  At December 31, 1997, the future minimum lease payments under operating and capital leases are as follows (in thousands):

                                                                 DECEMBER 31,
                                                               -----------------
                                                               OPERATING CAPITAL
                                                                LEASES   LEASES
                                                               --------- -------
      1998....................................................   $ 70     $ 486
      1999....................................................     71       322
      2000....................................................     71       197
      2001....................................................     71        --
      2002....................................................     71        --
      Thereafter..............................................      6        --
                                                                 ----     -----
        Total.................................................   $360     1,005
      Less-Amount representing interest.......................             (116)
                                                                          -----
      Present value of minimum lease payments.................              889
      Less-Current maturities.................................             (415)
                                                                          -----
      Long-term obligations...................................            $ 474
                                                                          =====

7. EMPLOYEE BENEFIT PLAN:

  In connection with its collective bargaining agreements with various electrical, labor and operating engineer unions, the Company participates with other companies in the unions' multiemployer pension plans. These plans cover all of the Company's employees who are members of such unions. The Employee Retirement Income Security Act of 1974, as amended by the Multi-Employer Pension Plan Amendments Act of 1980, imposes certain liabilities upon employers who are contributors to a multiemployer plan in the event of the employer's withdrawal from, or upon termination of, such plan. The Company has no plan to withdraw from these plans. The plans do not maintain information on net assets and actuarial present value of the accumulated share of the plan's unfunded vested benefits allocable to the Company, and amounts, if any, for which the Company may be contingently liable are not ascertainable at this time. Total contributions to the plans were approximately $403,000, $474,000 and $606,000 for the years ended December 31, 1995, 1996, 1997, respectively.

  The Company has a defined contribution profit-sharing plan. The plan provides for the Company to match one-half of employee contributions to the plan up to a maximum of $3,500 per year per employee. Total contributions by the Company under the plan were approximately $31,000, $30,000 and $23,000 for the years ended December 31, 1995, 1996 and 1997, respectively. The Company may also make discretionary contributions. The Company made discretionary contributions of $44,000, $70,000 and none for the years ended December 31, 1995, 1996 and 1997, respectively.

                           TRANS TECH ELECTRIC, INC.

8. FINANCIAL INSTRUMENTS:

  The Company's financial instruments consist of cash and cash equivalents, accounts receivable, a line of credit, accounts payable, notes payable and debt. The Company believes that the carrying value of these instruments on the accompanying balance sheets approximates their fair value.

9. COMMITMENTS AND CONTINGENCIES:

 Litigation

  The Company is involved in disputes or legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

 Insurance

  The Company carries a broad range of insurance coverage, including workers' compensation, business auto liability, general liability and an umbrella policy. The Company is self-insured for medical claims up to $5,000 per year per covered individual. The Company has recorded accruals for its estimated portion of self-insured claims based on estimated claims incurred through December 31, 1995, 1996 and 1997.

 Performance Bonds

  In certain circumstances, the Company is required to provide performance bonds in connection with its contract commitments which are personally guaranteed by certain shareholders of the Company.

10. MAJOR CUSTOMERS AND RISK CONCENTRATION:

  During 1995 and 1996, one customer accounted for 17 percent and 21 percent of the Company's revenue, respectively. During 1997, two customers accounted for 23 percent and 11 percent of the Company's revenues, respectively.

  The Company grants credit, generally without collateral, to its customers, which include real estate operators, general contractors and state and regulatory agencies, located primarily in Indiana and Michigan. Consequently, the Company is subject to potential credit risk related to changes in business and economic factors within Indiana and Michigan. However, management believes that its contract acceptance, billing and collection policies are adequate to minimize the potential credit risk.

11. SUBSEQUENT EVENTS:

  In December 1997, the Company and its shareholders entered into a definitive agreement with Quanta Services, Inc. ("Quanta"), providing for all outstanding shares of the Company's common stock to be exchanged for cash and shares of Quanta common stock, concurrent with an initial public offering of additional common stock by Quanta which closed in February 1998. In addition, two executives of the Company entered into employment agreements with the Company and Quanta which have an initial term of three years and generally restricts the disclosure of confidential information as well as restricts competition with the Company and Quanta for a period of five years from the date of the employment agreement. Reference is made to Note 1 of Quanta Services, Inc. financial statements included elsewhere herein.

  Prior to the closing of the transaction discussed above, the Company made a distribution of approximately $1,605,000. The Company funded the distribution through bank borrowings.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Potelco, Inc.:

We have audited the accompanying balance sheets of Potelco, Inc., a Washington Subchapter S corporation, as of December 31, 1996 and 1997, and the related statements of operations, cash flows and stockholder's equity for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Potelco, Inc., as of December 31, 1996 and 1997, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
March 18, 1998

                                 POTELCO, INC.

                                 BALANCE SHEETS

                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                                                    PRO FORMA
                                         DECEMBER 31, DECEMBER 31, DECEMBER 31,
                                             1996         1997       1997(1)
                 ASSETS                  ------------ ------------ ------------
CURRENT ASSETS:
  Cash and cash equivalents.............    $   36       $  107       $  107
  Accounts receivable--
  Trade, net of allowance of $15 and
   $103 respectively....................     2,987        5,002        5,002
  Retainage.............................       902          546          546
  Costs and estimated earnings in excess
   of billings on uncompleted contracts.       117          532          532
  Prepaid expenses and other current
   assets...............................        25           --           --
                                            ------       ------       ------
    Total current assets................     4,067        6,187        6,187
PROPERTY AND EQUIPMENT, net.............     2,679        3,778        3,778
                                            ------       ------       ------
    Total assets........................    $6,746       $9,965       $9,965
                                            ======       ======       ======
  LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Note payable to bank..................    $  550       $1,095       $3,095
  Note payable to stockholder...........       109           10           10
  Current maturities of long-term debt..       445          589          589
  Current portion of note payable to
   related party........................       216        1,033        1,033
  Accounts payable and accrued expenses.     1,839        2,224        2,224
  Billings in excess of costs and
   estimated earnings on uncompleted
   contracts............................       139           72           72
                                            ------       ------       ------
    Total current liabilities...........     3,298        5,023        7,023
LONG-TERM DEBT, net of current
 maturities--
  Note payable to related party.........       863           --           --
  Other long-term debt..................       537          928          928
COMMITMENTS AND CONTINGENCIES
STOCKHOLDER'S EQUITY:
  Common stock, $5 par value, 10,000
   shares authorized, 22 shares issued
   and 2 shares outstanding.............        --           --           --
  Additional paid-in capital............       160          160          160
  Retained earnings.....................     1,888        3,854        1,854
                                            ------       ------       ------
    Total stockholder's equity..........     2,048        4,014        2,014
                                            ------       ------       ------
    Total liabilities and stockholder's
     equity.............................    $6,746       $9,965       $9,965
                                            ======       ======       ======

--------
(1) The pro forma balance sheet column presented reflects the impact of Sub S distributions. See Note 13 for further discussion.

   The accompanying notes are an integral part of these financial statements.

                                 POTELCO, INC.

                            STATEMENTS OF OPERATIONS

                                 (IN THOUSANDS)

                                                                 YEAR ENDED
                                                                DECEMBER 31,
                                                               ----------------
                                                                1996     1997
                                                               -------  -------
REVENUES...................................................... $14,549  $19,220
COST OF SERVICES (including depreciation).....................  12,946   15,563
                                                               -------  -------
  Gross profit................................................   1,603    3,657
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES..................     971    1,478
                                                               -------  -------
  Income from operations......................................     632    2,179
                                                               -------  -------
OTHER INCOME (EXPENSE):
  Interest expense............................................    (321)    (202)
  Other, net..................................................    (123)     (11)
                                                               -------  -------
    Other income (expense), net...............................    (444)    (213)
                                                               -------  -------
NET INCOME.................................................... $   188  $ 1,966
                                                               =======  =======



   The accompanying notes are an integral part of these financial statements.

                                 POTELCO, INC.

                            STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                                 -------------
                                                                 1996    1997
                                                                 -----  ------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income..................................................... $ 188  $1,966
 Adjustments to reconcile net income to net cash provided by operating activities--
  Depreciation..................................................   473     506
  Loss on sale of property and equipment........................   129      14
   Changes in operating assets and liabilities--
    (Increase) decrease in--
     Accounts receivable........................................   208  (1,659)
     Costs and estimated earnings in excess of billings on
      uncompleted contracts.....................................    79    (415)
     Prepaid expenses and other current assets..................   (16)     25
    Increase (decrease) in--
     Accounts payable and accrued expenses......................  (611)    385
     Billings in excess of costs and estimated earnings on
      uncompleted contracts.....................................  (371)    (67)
                                                                 -----  ------
      Net cash provided by operating activities.................    79     755
                                                                 -----  ------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of property and equipment..................    60      52
  Additions to property and equipment...........................  (322) (1,671)
                                                                 -----  ------
      Net cash used in investing activities.....................  (262) (1,619)
                                                                 -----  ------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase in note payable to bank..........................   250     545
  Net decrease in note payable to stockholder...................    (8)    (99)
  Payments of note payable to related party.....................   (45)    (46)
  Payments of other long-term debt..............................  (437)   (567)
  Proceeds from other long-term debt............................    50   1,102
  Distributions to stockholder..................................  (101)     --
                                                                 -----  ------
      Net cash provided by (used in) financing activities.......  (291)    935
                                                                 -----  ------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS............  (474)     71
CASH AND CASH EQUIVALENTS, beginning of period..................   510      36
                                                                 -----  ------
CASH AND CASH EQUIVALENTS, end of period........................ $  36  $  107
                                                                 =====  ======
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest........................................ $ 328  $  215

   The accompanying notes are an integral part of these financial statements.

                                 POTELCO, INC.

                       STATEMENTS OF STOCKHOLDER'S EQUITY

                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                           COMMON STOCK  ADDITIONAL              TOTAL
                           -------------  PAID-IN   RETAINED STOCKHOLDER'S
                           SHARES AMOUNT  CAPITAL   EARNINGS    EQUITY
                           ------ ------ ---------- -------- -------------
BALANCE, December 31,
 1995.....................    2    $ --     $160     $1,801     $1,961
  Distributions to
   stockholder............   --      --       --       (101)      (101)
  Net income..............   --      --       --        188        188
                            ---    ----     ----     ------     ------
BALANCE, December 31,
 1996.....................    2      --      160      1,888      2,048
  Net income..............   --      --       --      1,966      1,966
                            ---    ----     ----     ------     ------
BALANCE, December 31,
 1997.....................    2    $ --     $160     $3,854     $4,014
                            ===    ====     ====     ======     ======



   The accompanying notes are an integral part of these financial statements.

                                 POTELCO, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION:

  Potelco, Inc., a Washington Subchapter S corporation (the Company), focuses on providing underground and overhead power and telephone cable installation primarily under commercial, industrial and governmental contracts. The Company performs the majority of its contract work in Washington under lump-sum, cost-plus and unit-priced contracts, with contract terms generally ranging from 30 days to 18 months.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Cash and Cash Equivalents

  The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

 Supplemental Cash Flow Information

  The Company had noncash investing and financing activities related to capital leases of approximately $374,000 and $378,000 during the years ended December 31, 1996 and 1997, respectively.

 Accounts Receivable and Provision for Doubtful Accounts

  The Company provides an allowance for doubtful accounts based upon the specific identification of accounts receivable where collection is no longer deemed probable and an allowance based upon the level of total accounts receivable balances.

 Property and Equipment

  Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset. Depreciation expense was approximately $473,000 and $506,000 for the years ended December 31, 1996 and 1997, respectively.

  Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

 Revenue Recognition

  The Company recognizes revenue when services are performed except when work is being performed under fixed price or cost-plus-fee contracts. Such contracts generally provide that the customer accept completion of progress to date and compensate the Company for services which have been rendered, measured typically in terms of units installed, hours expended or some other measure of progress. Revenues from fixed price contracts are recognized on the percentage-of-completion method measured by the percentage of costs incurred to date to total estimated costs for each contract. Revenues from cost-plus-fee contracts are recognized on the basis of costs incurred during the year, plus the fee earned, and are measured by the cost-to-cost method. Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs and depreciation costs.

  Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability and final contract

                                 POTELCO, INC.

settlements may result in revisions to costs and income, and their effects are recognized in the period in which the revisions are determined.

  The balances billed but not paid by customers pursuant to retainage provisions in fixed price or cost plus fee contracts will be due upon completion of the contracts and acceptance by the customer. Based on the Company's experience with similar contracts in recent years, the retention balance at each balance sheet date will be collected within the subsequent fiscal year.

  The current asset, "Costs and estimated earnings in excess of billings on uncompleted contracts," represents revenues recognized in excess of amounts billed. The current liability, "Billings in excess of costs and estimated earnings on uncompleted contracts," represents billings in excess of revenues recognized.

 Warranty Costs

  For certain contracts, the Company generally warrants labor for the first year after completion of the installation. An accrual for warranty costs is recorded based upon the historical level of warranty claims and management's estimate of future costs.

 Income Taxes

  The Company has elected S corporation status as defined by the Internal Revenue Code, whereby the Company is not subject to taxation for federal purposes. Under S corporation status, the shareholders report their shares of the Company's taxable earnings or losses in their personal tax returns. The Company will terminate its S corporation status concurrently with the effective date of the Offering (see Note 13).

 Collective Bargaining Agreements

  The Company is a party to various collective bargaining agreements with certain of its employees. The agreements require the Company to pay specified wages and provide certain benefits to its union employees. These agreements will expire at various times through 2000.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities, disclosures of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Reference is made to the "Revenue Recognition" section of this footnote for discussion of significant estimates reflected in the Company's financial statements.

 New Accounting Pronouncement

  Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of". Accordingly, in the event that facts and circumstances indicate that property and equipment or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if an impairment of such property is necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

                                 POTELCO, INC.

3. PROPERTY AND EQUIPMENT:

  Property and equipment consists of the following (in thousands):

                                                     ESTIMATED   DECEMBER 31,
                                                    USEFUL LIVES --------------
                                                      IN YEARS    1996    1997
                                                    ------------ ------  ------
      Operating equipment and vehicles.............     5-10     $5,279  $6,607
      Office equipment, furniture and fixtures.....        5         99     116
      Leasehold improvements.......................        5        184     210
                                                                 ------  ------
        Total cost.................................               5,562   6,933
      Less-Accumulated depreciation................              (2,883) (3,155)
                                                                 ------  ------
        Property and equipment, net................              $2,679  $3,778
                                                                 ======  ======

4. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

  Accounts payable and accrued expenses consist of the following (in thousands):

                                                                  DECEMBER 31,
                                                                  -------------
                                                                   1996   1997
                                                                  ------ ------
      Accounts payable, trade.................................... $1,117 $  881
      Accrued compensation and benefits..........................    149    479
      Other accrued expenses.....................................    573    864
                                                                  ------ ------
                                                                  $1,839 $2,224
                                                                  ====== ======

  Contracts in progress are as follows (in thousands):

                                                                DECEMBER 31,
                                                                --------------
                                                                 1996    1997
                                                                ------  ------
      Costs incurred on contracts in progress.................. $1,147  $3,386
      Estimated earnings, net of losses........................    782   1,125
                                                                ------  ------
                                                                 1,929   4,511
      Less-Billings to date.................................... (1,951) (4,051)
                                                                ------  ------
                                                                $  (22) $  460
                                                                ======  ======
      Costs and estimated earnings in excess of billings on
       uncompleted contracts................................... $  117  $  532
      Billings in excess of costs and estimated earnings on
       uncompleted contracts...................................   (139)    (72)
                                                                ------  ------
                                                                $  (22) $  460
                                                                ======  ======

5. NOTE PAYABLE TO BANK:

  The note payable to bank as of December 31, 1996, represents borrowings under a revolving credit agreement maturing April 30, 1997. Borrowings are based on percentages of contract billings and are secured by substantially all of the Company's assets. This agreement provides for a total credit limit of $800,000, of which $550,000, had been drawn at December 31, 1996, and requires monthly interest payments of prime plus .75 percent.

                                 POTELCO, INC.

  On May 2, 1997, the Company entered into revolving credit agreements with a bank maturing May 1, 1998. The agreements provide for total credit limits of $1,000,000 and $400,000, and require monthly interest payments of prime (8.5 percent at December 31, 1997) plus .75 percent beginning June 1, 1997. On October 1, 1997, the $1,000,000 revolving credit agreement was amended to increase the credit limit to $1,500,000, of which approximately $1,095,000 had been drawn at December 31, 1997.

  The notes payable outstanding as of December 31, 1996 and 1997, related to the revolving credit agreements contain several ratio and covenant requirements, including a minimum working capital ratio and a debt to net worth restriction. Furthermore, these notes are guaranteed by the stockholder. The Company was in compliance with these requirements for the years ended December 31, 1996 and 1997.

6. LONG-TERM DEBT AND CAPITAL LEASES:

  Long-term debt and capital leases consist of the following:

                                                                  DECEMBER
                                                                     31,
                                                                 ------------
                                                                 1996   1997
                                                                 -----  -----
Notes payable to a third party due in monthly installments
 aggregating approximately $10,000 including interest ranging from 7.9% to 11%, collateralized by equipment.................. $ 263  $ 434
Note payable to a bank due in monthly installments of
 approximately $6,000 including interest at prime plus .75,
 collateralized by equipment....................................    --    289
Notes payable to a third party due in monthly installments
 aggregating approximately $12,000 plus interest at 10%,
 collateralized by equipment....................................   128    116
Notes payable to a third party due in monthly installments of approximately $800 plus interest at 10.27%, collateralized by
 equipment......................................................    21     13
Obligations under capital leases................................   570    665
                                                                 -----  -----
                                                                   982  1,517
Less-Current maturities of long-term debt.......................  (445)  (589)
                                                                 -----  -----
Other long-term debt............................................ $ 537  $ 928
                                                                 =====  =====

  Future required principal payments on long-term debt (excluding capital leases) as of December 31, 1997, over the next five years and are as follows (in thousands):

      Year ending December 31, 1997--
        1998.............................................................. $303
        1999..............................................................  200
        2000..............................................................  134
        2001..............................................................  146
        2002..............................................................   69

  The $400,000 revolving credit agreement was terminated during the fourth quarter of 1997 and the balance ($289,000 at December 31, 1997) was converted to a long-term note payable to the bank.

                                 POTELCO, INC.

  The Company has entered into noncancelable lease agreements with third-party leasing companies for the acquisition of trucks and equipment. The required lease payments, including interest at varying rates implicit in the leases, as of December 31, 1997, over the next four years are as follows (in thousands):

      Twelve months ending December 31--
        1998.............................................................. $313
        1999..............................................................  244
        2000..............................................................  152
        2001..............................................................   34
                                                                           ----
        Net minimum lease payments........................................  743
        Less amount representing interest.................................  (78)
                                                                           ----
        Present value of net minimum lease payments....................... $665
        Less-Current maturities........................................... (286)
                                                                           ----
        Long-term obligations............................................. $379
                                                                           ====

7. RELATED-PARTY NOTES PAYABLE:

  The Company entered into a debt agreement with the father of the Company's sole stockholder for approximately $1,163,000, as amended. The agreement stipulates that the note will accrue interest at 8 percent, with required monthly payments including interest and principal of at least $10,000. The note is scheduled to mature on December 1, 2014. The balance outstanding was approximately $1,079,000 and $1,033,000 as of December 31, 1996 and 1997,
respectively.

  The Company's sole stockholder advanced funds to the Company totaling $200,000 to provide short-term liquidity during 1994. The interest rate on the advance is based on a blended annual rate, which is approximately 6.35 percent as of December 31, 1996 and 1997, respectively. Amounts due totaled approximately $109,000 and $10,000 as of December 31, 1996 and 1997, respectively.

  All related party debt is classified as current as of December 31, 1997, based upon the Company's intent to repay such amounts during 1998.

8. RELATED-PARTY LEASES:

  The Company leases a facility from the father of the Company's sole stockholder for a monthly rental of $2,000 plus annual property taxes. The lease is month-to-month, with no termination date.

  The Company also leases a facility from its sole stockholder at a monthly rental of $2,800 plus annual property taxes. The lease is month-to-month, with no termination date.

  Lease payments on the above facilities aggregated approximately $58,000 for each of the years ended December 31, 1996 and 1997, respectively.

9. EMPLOYEE BENEFIT PLANS:

  In connection with its collective bargaining agreements with various electrical, labor and operating engineer unions, the Company participates with other companies in the unions' multiemployer pension plans. These plans cover all of the Company's employees who are members of such unions. The Employee Retirement Income Security Act of 1974, as amended by the Multi-Employer Pension Plan Amendments Act of 1980, imposes certain liabilities upon employers who are contributors to a multiemployer plan in the event of the employer's

                                 POTELCO, INC.

withdrawal from, or upon termination of, such plan. The Company has no plans to withdraw from these plans. The plans do not maintain information on net assets and actuarial present value of the accumulated share of the plan's unfunded vested benefits allocable to the Company, and amounts, if any, for which the Company may be contingently liable are not ascertainable at this time. Total contributions to the plans were approximately $246,000 and $352,000 for the years ended December 31, 1996 and 1997, respectively.

  The Company has two retirement plans covering all employees not included in a collective bargaining unit. These noncontributory plans consist of a money purchase pension plan and a profit-sharing plan. The money purchase pension plan requires Company contributions equal to 10 percent of the covered salaries. Contributions to this plan totaled approximately $27,000 and $35,000 for the years ended December 31, 1996 and 1997, respectively. The Company made discretionary contributions to the profit-sharing plan of approximately $14,000 and $49,000 for the years ended December 31, 1996 and 1997, respectively. In addition, during the year December 31, 1997, the Company accrued $228,000 related to employee bonuses that are anticipated to be paid subsequent to December 31, 1997.

10. FINANCIAL INSTRUMENTS:

  The Company's financial instruments consist of cash and cash equivalents, accounts receivable, a line of credit, accounts payable, notes payable and debt. The Company believes that the carrying value of these instruments on the accompanying balance sheets approximates their fair value.

11. COMMITMENTS AND CONTINGENCIES:

 Litigation

  The Company is involved in disputes or legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

 Insurance

  The Company carries a broad range of insurance coverage, including business auto liability, general liability, workers' compensation and an umbrella policy.

 Performance Bonds

  In certain circumstances, the Company is required to provide performance bonds in connection with its contract commitments which are personally guaranteed by certain stockholders of the Company.

12. MAJOR CUSTOMERS AND RISK CONCENTRATION:

  During the year ended December 31, 1996, three customers accounted for 36 percent, 20 percent and 12 percent of the Company's revenues, respectively. During the year ended December 31, 1997, three customers accounted for 34 percent, 16 percent and 7 percent of the Company's revenues, respectively.

  The Company grants credit, generally without collateral, to its customers, which are located primarily in the northwestern United States. Consequently, the Company is subject to potential credit risk related to changes in business and economic factors within this region. However, management believes that its contract acceptance, billing and collection policies are adequate to minimize the potential credit risk.

                                 POTELCO, INC.

13. SUBSEQUENT EVENTS:

  In December 1997, the Company and its stockholder entered into a definitive agreement with Quanta Services, Inc. ("Quanta"), subject to certain conditions pursuant to which all outstanding shares of the Company's common stock would be exchanged for cash and shares of Quanta common stock, concurrent with an initial public offering of additional common stock by Quanta which closed in February 1998. In addition, the key executives of the Company entered into employment agreements with the Company and Quanta which have an initial term of three years, and generally restricts the disclosure of confidential information as well as restricts competition with the Company and Quanta for a period of five years following termination of employment. Reference is made to
Note 1 of Quanta Services, Inc. financial statements included elsewhere herein.

  Prior to the closing of the transaction noted above, the Company made a Sub S distribution of approximately $2.0 million representing substantially all of the previously-taxed undistributed earnings through December 31, 1997. The Company funded the distribution through borrowings.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Spalj Construction Company:

We have audited the accompanying balance sheet of Spalj Construction Company (a Minnesota Subchapter S Corporation) as of December 31, 1997, and the related statements of operations, cash flows and shareholders' equity for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Spalj Construction Company as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
May 1, 1998

                          SPALJ CONSTRUCTION COMPANY

                                 BALANCE SHEET

                   (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                                                    PRO FORMA
                                                      DECEMBER 31, DECEMBER 31,
                                                          1997       1997(1)
                       ASSETS                         ------------ ------------
CURRENT ASSETS:
  Cash and cash equivalents..........................   $ 3,251      $ 3,251
  Accounts receivable--
    Trade, net of allowance of $100..................     2,788        2,788
    Retainage........................................     1,429        1,429
  Note receivable due from affiliate.................       125          125
  Costs and estimated earnings in excess of billings
   on uncompleted contracts..........................       556          556
  Prepaid expenses and other current assets..........       262          262
                                                        -------      -------
    Total current assets.............................     8,411        8,411
PROPERTY AND EQUIPMENT, net..........................     2,349        2,349
                                                        -------      -------
    Total assets.....................................   $10,760      $10,760
                                                        =======      =======
        LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable and accrued expenses..............   $ 1,947      $ 5,526
  Billings in excess of costs and estimated earnings
   on uncompleted contracts..........................       142          142
                                                        -------      -------
    Total current liabilities........................     2,089        5,668
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
  Common stock, no par value, 400 shares authorized,
   62 shares issued and outstanding..................        21           21
  Additional paid-in capital.........................       226          226
  Retained earnings..................................     8,424        4,845
                                                        -------      -------
    Total shareholders' equity.......................     8,671        5,092
                                                        -------      -------
    Total liabilities and shareholders' equity.......   $10,760      $10,760
                                                        =======      =======

--------
(1) The pro forma balance sheet column presented reflects the impact of Subchapter S Corporation distributions. See Note 12 for further discussion.


   The accompanying notes are an integral part of this financial statement.

                           SPALJ CONSTRUCTION COMPANY

                            STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                 (IN THOUSANDS)

REVENUES............................................................... $21,492
COST OF SERVICES, including depreciation...............................  15,099
                                                                        -------
  Gross profit.........................................................   6,393
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES...........................   1,145
                                                                        -------
  Income from operations...............................................   5,248
OTHER INCOME (EXPENSE), net............................................     115
                                                                        -------
INCOME BEFORE PROVISION FOR INCOME TAXES...............................   5,363
PROVISION FOR INCOME TAXES.............................................      14
                                                                        -------
NET INCOME............................................................. $ 5,349
                                                                        =======




    The accompanying notes are an integral part of this financial statement.

                           SPALJ CONSTRUCTION COMPANY

                            STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                 (IN THOUSANDS)

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income........................................................... $ 5,349
 Adjustments to reconcile net income to net cash provided by operating activities--
  Depreciation and amortization.......................................     537
  Loss on sale of property and equipment..............................      13
  Changes in operating assets and liabilities-
   Decrease (increase) in--
   Accounts receivable................................................  (2,205)
   Note receivable due from affiliate.................................     125
   Costs and estimated earnings in excess of billings on uncompleted
    contracts.........................................................    (446)
   Prepaid expenses and other current assets..........................    (183)
   Increase (decrease) in--
   Accounts payable and accrued expenses..............................   1,295
   Billings in excess of costs and estimated earnings on uncompleted
    contracts.........................................................    (333)
                                                                       -------
    Net cash provided by operating activities.........................   4,152
                                                                       -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of property and equipment........................      16
  Additions of property and equipment.................................    (981)
  Other...............................................................      19
                                                                       -------
    Net cash used in investing activities.............................    (946)
                                                                       -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Distributions to shareholders.......................................  (3,852)
                                                                       -------
    Net cash used in financing activities.............................  (3,852)
                                                                       -------
NET DECREASE IN CASH AND CASH EQUIVALENTS.............................    (646)
CASH AND CASH EQUIVALENTS, beginning of year..........................   3,897
                                                                       -------
CASH AND CASH EQUIVALENTS, end of year................................ $ 3,251
                                                                       =======
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Income taxes paid................................................... $     3
                                                                       =======
  Interest paid....................................................... $    --
                                                                       =======

    The accompanying notes are an integral part of this financial statement.

                           SPALJ CONSTRUCTION COMPANY

                       STATEMENT OF SHAREHOLDERS' EQUITY

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                COMMON STOCK  ADDITIONAL               TOTAL
                                -------------  PAID-IN   RETAINED  SHAREHOLDERS'
                                SHARES AMOUNT  CAPITAL   EARNINGS     EQUITY
                                ------ ------ ---------- --------  -------------
BALANCE, December 31, 1996.....   62    $21      $226    $ 6,927      $ 7,174
  Net income...................   --     --        --      5,349        5,349
  Distributions to
   shareholders................   --     --        --     (3,852)      (3,852)
                                 ---    ---      ----    -------      -------
BALANCE, December 31, 1997.....   62    $21      $226    $ 8,424      $ 8,671
                                 ===    ===      ====    =======      =======




    The accompanying notes are an integral part of this financial statement.

                          SPALJ CONSTRUCTION COMPANY

                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION:

  Spalj Construction Company (the Company), a Minnesota Subchapter S Corporation located in Deerwood, Minnesota, is primarily engaged in the installation of telephone fiber optic lines and buried cables in the continental United States.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Cash and Cash Equivalents

  The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

 Accounts Receivable and Provision for Doubtful Accounts

  The Company provides an allowance for doubtful accounts when collection is considered doubtful.

 Property and Equipment

  Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset. Depreciation and amortization expense was approximately $537,000 for the year ended December 31, 1997.

  Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated over its estimated life. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

 Revenue Recognition

  The Company generally recognizes revenue as services are performed. The Company's contracts generally provide that the customer accept completion of progress to date and compensate the Company for services rendered. Measurement is typically in terms of units installed or some other measure of progress. Revenues are recognized using the percentage-of-completion method measured by the percentage of costs incurred to date to the total estimated costs for each contract. Contract costs include all direct material, direct labor, subcontract costs and indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs and depreciation costs. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to contract costs and income. The resulting effects are recognized in the period in which the revisions are determined.

  Accounts receivable billed but not paid by customers pursuant to contract retainage provisions is due upon completion of the contract and acceptance by the customer. Based on the Company's experience with similar contracts in recent years, the retainage balance as of the balance sheet date will be collected within the subsequent fiscal year.

  The current asset "Costs and estimated earnings in excess of billings on uncompleted contracts" represents revenues recognized in excess of amounts billed. The current liability "Billings in excess of costs and estimated earnings on uncompleted contracts" represents billings in excess of revenues recognized.

                          SPALJ CONSTRUCTION COMPANY

 Warranty Costs

  As provided in its contracts, the Company generally warrants labor for the first year after completion and acceptance of the work by the customer. An accrual for warranty costs is recorded based upon the historical level of warranty claims and management's estimate of future costs.

 Income Taxes

  The Company has elected S Corporation status as defined by the Internal Revenue Code, whereby the Company is not subject to taxation for federal purposes. Under S Corporation status, the shareholders report their shares of the Company's taxable earnings or losses in their personal tax returns.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates. Reference is made to the "Revenue Recognition" section of this footnote and Note 8 for discussion of certain estimates reflected in the Company's financial statements.

 New Accounting Pronouncement

  Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of". Accordingly, in the event that facts and circumstances indicate that property and equipment or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if an impairment of such property is necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

3. PROPERTY AND EQUIPMENT:

  Property and equipment consist of the following as of December 31, 1997 (in thousands):

                                                             ESTIMATED
                                                            USEFUL LIVES
                                                              IN YEARS
                                                            ------------
      Buildings and leasehold improvements.................    7-31.5    $  115
      Operating equipment and vehicles.....................       3-7     5,375
      Office equipment, furniture and fixtures.............         7       154
                                                                         ------
                                                                          5,644
      Less--Accumulated depreciation and amortization......              (3,295)
                                                                         ------
        Property and equipment, net........................              $2,349
                                                                         ======

                          SPALJ CONSTRUCTION COMPANY

4. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

  Accounts payable and accrued expenses consist of the following as of December 31, 1997 (in thousands):

      Accounts payable, trade........................................... $1,711
      Accrued compensation and other expenses...........................    236
                                                                         ------
                                                                         $1,947
                                                                         ======

  Contracts in progress are as follows as of December 31, 1997 (in thousands):

      Costs incurred on contracts in progress..........................  $6,761
      Estimated earnings, net of losses................................   1,733
                                                                         ------
                                                                          8,494
      Less--Billings to date...........................................   8,080
                                                                         ------
                                                                         $  414
                                                                         ======
      Costs and estimated earnings in excess of billings on uncompleted contracts.......................................................  $  556
      Less--Billings in excess of costs and estimated earnings on
       uncompleted contracts...........................................    (142)
                                                                         ------
                                                                         $  414
                                                                         ======

5. LEASES:

 Operating Leases

  The Company rents various pieces of equipment and warehouse space near its job sites under several operating lease agreements on a month-to-month basis. The rent paid under these lease agreements was approximately $198,000 for the year ended December 31, 1997.

  The Company also leases certain management vehicles on a longer-term basis. The total future minimum lease payments under these noncancelable operating leases are $12,000 for 1998.

6. INCOME TAXES:

  According to the Internal Revenue Service, certain S Corporations are responsible for a tax on the "built-in gain" realized on the sale of an asset that existed at the time a company changes its status from a C Corporation. The Company had previously elected S Corporation status effective April 1, 1994. Of the Company's provision for income taxes for the year ended December 31, 1997, $9,000 is a result of these taxes, and the remaining $5,000 relates to tax imposed by certain states in which the Company does business.

                          SPALJ CONSTRUCTION COMPANY

7. RELATED-PARTY TRANSACTIONS:

  During 1997, the Company leased building and yard space located in Deerwood, Minnesota, from certain Company shareholders for $60,000. During 1998, the Company extended this lease agreement to December 31, 1998 for an additional annual rate of $60,000.

  At December 31, 1997, an affiliate was indebted to the Company for a note receivable of approximately $125,000. The note receivable is due on demand with interest calculated at the prime rate. Interest income from this note totaled approximately $9,000 during the year ended December 31, 1997.

  At December 31, 1997, the Company's cash and cash equivalents were deposited in a financial institution controlled by certain shareholders.

  During 1997, the Company charged approximately $93,000 to an affiliated company controlled by certain Company shareholders for various office, administrative and other costs. At December 31, 1997, approximately $53,000 was due to the Company related to such charges and was included in prepaid expenses and other current assets in the accompanying balance sheet.

8. EMPLOYEE BENEFIT PLAN:

  The Company has a self-funded medical plan covering substantially all employees. The Company is responsible for all family claims paid in the plan year up to a specific stop-loss amount of $10,000 per family. Aggregate excess coverage is purchased to protect the Company for claims above the self-funded limit. The financial statements reflect an estimated accrued liability for outstanding claims.

  The Company has a 401(k) plan and profit-sharing plan covering substantially all employees. Participant contributions to the 401(k) plan are limited to 17 percent of total compensation paid to participants during the plan year. The Company may also make discretionary contributions up to a maximum of $2,000 for each participant. Contributions to the plan were approximately $73,000 for the year ended December 31, 1997.

9. FINANCIAL INSTRUMENTS:

  The Company's financial instruments consist of cash and cash equivalents, accounts receivable and accounts payable. The Company believes that the carrying value of these instruments on the accompanying balance sheet approximates their fair values.

10. COMMITMENTS AND CONTINGENCIES:

 Litigation

  The Company is involved in disputes or legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

                          SPALJ CONSTRUCTION COMPANY

 Insurance

  The Company carries a broad range of insurance coverage, including business auto liability, business property liability, workers' compensation, general liability and an umbrella policy.

11. MAJOR CUSTOMERS AND RISK CONCENTRATION:

  The Company had sales greater than 10 percent of total sales to four major customers (comprising approximately 19 percent, 16 percent, 13 percent and 12 percent, respectively) during the year ended December 31, 1997.

  The Company grants credit, generally without collateral, to its customers which include telecommunication companies, utilities and municipalities located primarily in the Midwestern, Central and Southern regions of the United States. Consequently, the Company is subject to potential credit risk related to changes in business and economic factors within the Midwestern, Central and Southern regions of the United States. However, management believes that its contract acceptance, billing and collection policies are adequate to minimize the potential credit risk.

12. SUBSEQUENT EVENT:

  In January 1998, the Company made cash distributions to shareholders of approximately $3,579,000 funded through its operations. Had this transaction been recorded at December 31, 1997, the effect on the accompanying balance sheet would be an increase in liabilities of $3,579,000 and a decrease in shareholders' equity of $3,579,000.

13. SUBSEQUENT EVENTS TO DATE OF AUDITORS' REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

  On May 5, 1998, the Company was acquired by Quanta Services, Inc.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Underground Construction Co., Inc.:

We have audited the accompanying balance sheet of Underground Construction Co., Inc. (a California Subchapter S Corporation) as of December 31, 1997, and the related statements of operations, cash flows and shareholders' equity for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Underground Construction Co., Inc., as of December 31, 1997, and the results of its operations and cash flows for the year then ended in conformity with generally accepted accounting principles.

S. J. Gallina & Co., LLP

Walnut Creek, California
February 23, 1998

                       UNDERGROUND CONSTRUCTION CO., INC.

                                 BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                                       DECEMBER 31,  JUNE 30,
                                                           1997        1998
                                                       ------------ -----------
                                                                    (UNAUDITED)
                        ASSETS
CURRENT ASSETS:
  Cash and cash equivalents...........................   $   278      $   859
  Marketable securities...............................       216          249
  Accounts receivable--
    Trade, net of allowance of $135...................    11,627        8,759
    Retainage.........................................     1,764        1,994
    Other receivables.................................       112          150
  Costs and estimated earnings in excess of billings
   on uncompleted contracts...........................     1,645          854
  Prepaid expenses and other current assets...........       105          116
                                                         -------      -------
      Total current assets............................    15,747       12,981
PROPERTY AND EQUIPMENT, net...........................     5,604        5,486
CASH SURRENDER VALUE OF LIFE INSURANCE................       748          773
                                                         -------      -------
      Total assets....................................   $22,099      $19,240
                                                         =======      =======
         LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current maturities of long-term debt................   $   202      $   114
  Current maturities of capital lease obligations.....       422          214
  Bank line of credit.................................       700          --
  Accounts payable and accrued expenses...............     7,827        4,967
  Billings in excess of costs and estimated earnings
   on uncompleted contracts...........................     1,688        1,558
                                                         -------      -------
      Total current liabilities.......................    10,839        6,853
LONG-TERM DEBT, net of current maturities.............       217          468
LONG-TERM CAPITAL LEASE OBLIGATIONS, net of current
 maturities...........................................       768          823
COMMITMENTS AND CONTINGENCIES.........................       --           --
                                                         -------      -------
      Total liabilities...............................    11,824        8,144
SHAREHOLDERS' EQUITY:
  Common stock, $1 par value, 100,000 shares
   authorized, 42,983 shares issued and outstanding at
   December 31, 1997 and 40,923 shares issued and
   outstanding at June 30, 1998.......................        43           41
  Paid-in capital.....................................     2,943        2,802
  Accumulated other comprehensive income..............       135          154
  Notes receivable from shareholders for purchase of
   common stock.......................................      (577)        (377)
  Retained earnings...................................     7,731        8,476
                                                         -------      -------
      Total shareholders' equity......................    10,275       11,096
                                                         -------      -------
      Total liabilities and shareholders' equity......   $22,099      $19,240
                                                         =======      =======

   The accompanying notes are an integral part of these financial statements.

                       UNDERGROUND CONSTRUCTION CO., INC.

                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                 SIX MONTHS
                                                                    ENDED
                                                   YEAR ENDED      JUNE 30
                                                  DECEMBER 31, ----------------
                                                      1997      1997     1998
                                                  ------------ -------  -------
                                                                 (UNAUDITED)
REVENUES.........................................   $48,478    $16,920  $25,345
COST OF SERVICES, including depreciation.........    40,858     15,113   21,582
                                                    -------    -------  -------
    Gross profit.................................     7,620      1,807    3,763
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES.....     4,152      1,781    1,680
                                                    -------    -------  -------
    Income from operations.......................     3,468         26    2,083
OTHER INCOME (EXPENSE), net:
  Interest expense...............................      (225)       (96)     (98)
  Other, net.....................................       365         92      312
                                                    -------    -------  -------
    Other income (expense), net..................       140         (4)     214
                                                    -------    -------  -------
INCOME BEFORE PROVISION FOR INCOME TAXES.........     3,608         22    2,297
PROVISION FOR INCOME TAXES.......................       103          1      156
                                                    -------    -------  -------
NET INCOME.......................................   $ 3,505    $    21  $ 2,141
                                                    =======    =======  =======




   The accompanying notes are an integral part of these financial statements.

                       UNDERGROUND CONSTRUCTION CO., INC.

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                SIX MONTHS
                                                                   ENDED
                                                  YEAR ENDED     JUNE 30,
                                                 DECEMBER 31, ----------------
                                                     1997      1997     1998
                                                 ------------ -------  -------
                                                                (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income....................................   $ 3,505    $    21  $ 2,141
  Adjustments to reconcile net income to net
   cash provided by operating activities--
    Depreciation and amortization...............     1,073        506      550
    Gain on sale of property and equipment......       (19)       (16)    (210)
    Changes in operating assets and
     liabilities--
    Decrease (increase) in--
      Accounts receivable.......................    (7,603)       (68)   2,696
      Costs and estimated earnings in excess of
       billings on uncompleted contracts........       (53)      (408)     791
      Prepaid expenses and other current assets.        88        146      (11)
      Cash surrender value of life insurance....      (119)       --       (25)
    Increase (decrease) in--
      Accounts payable and accrued expenses.....     3,871        328   (1,844)
      Billings in excess of costs and estimated
       earnings on uncompleted contracts........       999         39     (129)
                                                   -------    -------  -------
        Net cash provided by operating
         activities.............................     1,742        548    3,959
                                                   -------    -------  -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of property and equipment..        66         30      216
  Additions of property and equipment...........      (462)      (205)     (77)
  Purchase of marketable securities.............        (4)        (3)     (14)
  Proceeds from shareholder notes...............       142         87      200
  Other, net....................................         5        (22)    (102)
                                                   -------    -------  -------
        Net cash provided by (used in) investing
         activities.............................      (253)      (113)     223
                                                   -------    -------  -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments made to acquire common stock.........    (2,048)    (2,048)    (559)
  Payments of long-term debt and capital lease
   obligations..................................      (722)      (330)    (345)
  Net borrowings (repayments) under bank line of
   credit.......................................       700      1,000     (700)
  Distributions to shareholders.................    (1,166)      (680)  (1,997)
                                                   -------    -------  -------
        Net cash used in financing activities...    (3,236)    (2,058)  (3,601)
                                                   -------    -------  -------
NET INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS....................................    (1,747)    (1,623)     581
CASH AND CASH EQUIVALENTS, beginning of period..     2,025      2,025      278
                                                   -------    -------  -------
CASH AND CASH EQUIVALENTS, end of period........   $   278    $   402  $   859
                                                   =======    =======  =======
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION:
    Income taxes paid...........................   $    11    $     3  $   121
    Interest paid...............................   $   218    $    96  $   102

   The accompanying notes are an integral part of these financial statements.

                       UNDERGROUND CONSTRUCTION CO., INC.

                       STATEMENTS OF SHAREHOLDERS' EQUITY
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                                             ACCUMULATED     NOTES
                          COMMON STOCK                          OTHER      RECEIVABLE      TOTAL
                          -------------- PAID-IN  RETAINED  COMPREHENSIVE     FROM     STOCKHOLDERS'
                          SHARES  AMOUNT CAPITAL  EARNINGS     INCOME     SHAREHOLDERS    EQUITY
                          ------  ------ -------  --------  ------------- ------------ -------------
BALANCE, December 31,
 1996...................  49,783   $50   $3,109   $ 7,507       $107         $(280)       $10,493
 Net income.............     --    --       --      3,505        --            --           3,505
 Distributions to
  shareholders..........     --    --       --     (1,845)       --            --          (1,845)
 Redemption of stock....  (8,800)   (9)    (603)   (1,436)       --            --          (2,048)
 Issuance of stock......   2,000     2      437       --         --           (439)           --
 Change in market value
  of securities.........     --    --       --        --          28           --              28
 Payments received on
  notes receivable......     --    --       --        --         --            142            142
                          ------   ---   ------   -------       ----         -----        -------
BALANCE, December 31,
 1997...................  42,983    43    2,943     7,731        135          (577)        10,275
 Net income (unaudited).     --    --       --      2,141        --            --           2,141
 Distributions to
  shareholders
  (unaudited)...........     --    --       --       (980)       --            --            (980)
 Redemption of stock
  (unaudited)...........  (2,060)   (2)    (141)     (416)       --            --            (559)
 Change in market value
  of securities
  (unaudited)...........     --    --       --        --          19           --              19
 Payments received on
  notes receivable
  (unaudited)...........     --    --       --        --         --            200            200
                          ------   ---   ------   -------       ----         -----        -------
BALANCE, June 30, 1998
 (unaudited)............  40,923   $41   $2,802   $ 8,476       $154         $(377)       $11,096
                          ======   ===   ======   =======       ====         =====        =======




   The accompanying notes are an integral part of these financial statements.

                      UNDERGROUND CONSTRUCTION CO., INC.

                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION:

  Underground Construction Co., Inc. (the Company), a California Subchapter S Corporation located in Benicia, California, is primarily engaged in various types of construction projects. The Company performs its contract work under fixed-fee, unit price and cost-plus contracts with contract terms generally ranging from one month to one year. The Company performs the majority of its work in California, Texas and Oregon.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Interim Financial Information

  The interim financial statements for the six months ended June 30, 1997 and 1998, are unaudited and have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnote disclosures required by generally accepted accounting principles for complete financial statements. In the opinion of the Company's management, the unaudited interim financial statements contain all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

 Cash and Cash Equivalents

  The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

 Supplemental Cash Flow Information

  The Company had noncash investing activities of approximately $1,132,000, $654,000 and $361,000 related to property and equipment during the year ended December 31, 1997, and the six months ended June 30, 1997 and June 30, 1998, respectively. The Company also had noncash investing and financing activities of approximately $439,000 related to issuance of common stock during the year ended December 31, 1997.

 Marketable Securities

  The Company's marketable securities are classified as available-for-sale. Available-for-sale securities are carried at fair value, with the unrealized gains and losses reported in shareholders' equity. Aggregate cost, gross unrealized holding gains and gross unrealized holding losses were approximately $81,000, $140,000 and $5,000, respectively, at December 31, 1997. Unrealized gains of approximately $28,000, $13,000 and $19,000 were recorded during the year ended December 31, 1997, and the six months ended June 30, 1997 and June 30, 1998, respectively. Realized gains and losses and declines in value judged to be other-than-temporary on available-for-sale securities are included in other income. The costs of securities sold are based on the specific identification method. Interest and dividends from these securities are included in other income.

 Accounts Receivable and Provision for Doubtful Accounts

  The Company provides an allowance for doubtful accounts based upon the level of total accounts receivable balances.

 Property and Equipment

  Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Building improvements are capitalized and depreciated over the estimated

                      UNDERGROUND CONSTRUCTION CO., INC.

useful life of the building. Depreciation expense was approximately $1,073,000, $506,000 and $550,000 for the year ended December 31, 1997, and the six months ended June 30, 1997 and June 30, 1998, respectively.

  Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated over its estimated life. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

 Revenue Recognition

  The Company generally recognizes revenue as services are performed. The Company's contracts generally provide that the customer accept completion of progress to date and compensate the Company for services rendered. Revenues are recognized using the percentage-of-completion method measured by the percentage of costs incurred to date to the total estimated costs for each contract. Contract costs include all direct material, direct labor, subcontract costs and indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs and depreciation. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to contract costs and income. The resulting effects are recognized in the period in which the revisions are determined.

  Accounts receivable billed but not paid by customers pursuant to contract retainage provisions are due upon completion of the contract and acceptance by the customer. Based on the Company's experience with similar contracts in recent years, the retainage balance as of the balance sheet date will be collected within the subsequent fiscal year.

  The current asset "Costs and estimated earnings in excess of billings on uncompleted contracts" represents revenues recognized in excess of amounts billed. The current liability "Billings in excess of costs and estimated earnings on uncompleted contracts" represents billings in excess of revenues recognized.

 Warranty Costs

  As provided in its contracts, the Company generally warrants labor for the first year after completion and acceptance of the work by the customer. An accrual for warranty costs is recorded based upon the historical level of warranty claims and management's estimate of future costs.

 Income Taxes

  The Company has elected S Corporation status as defined by the Internal Revenue Code, whereby the Company is not subject to taxation for federal purposes. Under S Corporation status, the shareholders report their shares of the Company's taxable earnings or losses in their personal tax returns.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates. Reference is made to the "Revenue Recognition" and "Warranty Costs" sections of this footnote for discussion of certain estimates reflected in the Company's financial statements.

                      UNDERGROUND CONSTRUCTION CO., INC.

 New Accounting Pronouncements

  In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 131, "Disclosures About Segments of an Enterprise and Related Information", which requires that a public business enterprise report financial and descriptive information about its reportable operating segments. SFAS No. 131 is effective for financial statements for periods beginning after December 15, 1997. The Company will adopt SFAS No. 131 in 1998.

  In the first quarter of 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income", which requires the display of comprehensive income and its components in the financial statements. Comprehensive income represents all changes in equity of an entity during the reporting period, including net income and charges directly to equity, which are excluded from net income. See
Note 13 for other comprehensive income.

3. PROPERTY AND EQUIPMENT:

  Property and equipment as of December 31, 1997, consist of the following (in thousands):

                                                           ESTIMATED
                                                          USEFUL LIVES
                                                            IN YEARS
                                                          ------------
   Land..................................................      --      $   767
   Buildings and building improvements...................    10-25       2,824
   Operating equipment and vehicles......................     5-10      13,026
   Office equipment, furniture and fixtures..............      3-7         683
                                                                       -------
                                                                        17,300
   Less--Accumulated depreciation........................              (11,696)
                                                                       -------
   Property and equipment, net...........................              $ 5,604
                                                                       =======

4. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

  Accounts payable and accrued expenses as of December 31, 1997, consist of the following (in thousands):

   Accounts payable, trade...............................              $ 4,518
   Accrued compensation and other expenses...............                3,309
                                                                       -------
                                                                       $ 7,827
                                                                       =======

  Contracts in progress as of December 31, 1997, are as follows (in thousands):

   Costs incurred on contracts in progress...............              $38,367
   Estimated earnings, net of losses.....................                4,865
                                                                       -------
                                                                        43,232
   Less--Billings to date................................              (43,275)
                                                                       -------
                                                                       $   (43)
                                                                       =======
   Costs and estimated earnings in excess of billings on
    uncompleted contracts................................              $ 1,645
   Less--Billings in excess of costs and estimated
    earnings on uncompleted contracts....................               (1,688)
                                                                       -------
                                                                       $   (43)
                                                                       =======

                      UNDERGROUND CONSTRUCTION CO., INC.

5. DEBT:

  The Company has a $3,000,000 line of credit with a bank, bearing interest at the bank's prime rate (8.5 percent at December 31, 1997), of which $700,000 and $0 was outstanding as of December 31, 1997, and June 30, 1998, respectively. The line of credit expires June 1, 1999, and is secured by personal guarantees of certain officers and directors of the Company. Commitment fees of approximately $8,000 and $7,500 were charged on this line of credit during the year ended December 31, 1997, and the six months ended June 30, 1998, respectively. The Company also has a $500,000 standby letter of credit with a bank supported by an unsecured promissory note. As of December 31, 1997, and June 30, 1998, there was no outstanding balance under this letter of credit.

  The loan agreement covering the line of credit contains various covenants which, among other things, limit the Company's ability to incur additional indebtedness and require the Company to maintain a minimum tangible net worth of not less than $6.5 million as of December 31, 1997. The Company is also to maintain a ratio of current assets to current liabilities of not less than
1.25 to 1.00 and other various coverage ratios.

  The Company's long-term debt obligations as of December 31, 1997, consist of the following (in thousands):

   Notes payable to third parties due in monthly installments through
    2001; interest ranging from 7.01% to 8.75%; collateralized by equipment............................................................ $419
   Less--Current maturities.............................................. (202)
                                                                          ----
       Total long-term debt.............................................. $217
                                                                          ====

  The maturities of long-term debt as of December 31, 1997, are as follows (in thousands):

   1998.................................................................... $202
   1999....................................................................  118
   2000....................................................................   91
   2001....................................................................    8

6. LEASES:

  The Company leases certain vehicles under capital leases, and the leased assets are included as part of property and equipment, net. Details of the capital leased assets as of December 31, 1997, are as follows (in thousands):

   Vehicles............................................................. $1,800
   Less--Accumulated depreciation.......................................   (481)
                                                                         ------
       Net capital leased assets........................................ $1,319
                                                                         ======

                      UNDERGROUND CONSTRUCTION CO., INC.

  Future minimum lease payments under the capital leases as of December 31, 1997, are as follows (in thousands):

   1998................................................................. $  507
   1999.................................................................    384
   2000.................................................................    318
   2001.................................................................    145
   2002.................................................................      5
                                                                         ------
       Total minimum lease payments.....................................  1,359
   Less--Amounts representing interest..................................   (169)
                                                                         ------
     Present value of minimum lease payments............................  1,190
   Less--Current portion................................................   (422)
                                                                         ------
     Long-term obligation............................................... $  768
                                                                         ======

7. INCOME TAXES:

  Federal and state income taxes as of December 31, 1997, are as follows (in thousands):

   Current--
     Federal............................................................... $  1
     State.................................................................  102
                                                                            ----
                                                                            $103
                                                                            ====

  As a result of the Company's S Corporation status, the only corporate-level taxes for the year ended December 31, 1997, are built-in gains taxes on property dispositions, the 1.5 percent California surtax on California-apportioned income and other non-California state taxes. Of the Company's provision for income taxes for the year ended December 31, 1997, approximately $47,000 relates to taxes imposed on California-apportioned income, $55,000 relates to taxes imposed by certain states in which the Company does business and the remaining $1,000 relates to the built-in gains tax.

8. RELATED-PARTY TRANSACTIONS:

  The Company and its shareholders have an agreement which describes procedures for transfer of the Company's common stock due to termination of active employment, retirement, death or other occasion. The Company and its employee benefit trusts have first priority for the purchase of shares tendered by a shareholder in such instances. If the Company and its employees benefit trusts do not accept such offer, the remaining shareholders may purchase all or part of the offered shares. The methodology for determining the purchase price is set forth in the agreement.

  The Company holds unsecured notes receivable due from shareholders for purchase of common stock. These notes receivable bear interest at 5.0 percent to 7.0 percent and are due in installments through January 2006.

  During the year ended December 31, 1997, bonuses to shareholders totaled approximately $899,000, of which approximately $599,000 is included in accrued expenses at December 31, 1997.

  Accrued shareholder distributions of approximately $1,017,000 are included in accrued expenses at December 31, 1997.

  Personal guarantees of certain officers and directors of the Company secure the line of credit discussed in Note 5.

                      UNDERGROUND CONSTRUCTION CO., INC.

9. EMPLOYEE BENEFIT PLAN:

  The Company has a defined contribution plan covering full-time employees with two or more years of service which is funded entirely by the Company. Contributions to the plan for the year ended December 31, 1997, were approximately $791,000. All contributions are fully vested. As of December 31, 1997, there is no unfunded vested liability. The Company owes the plan approximately $62,000 at December 31, 1997.

10. FINANCIAL INSTRUMENTS:

  The Company's financial instruments consist of cash and cash equivalents, marketable securities, accounts receivable, notes receivable, a line of credit, accounts payable and debt. The Company believes that the carrying values of these instruments on the accompanying balance sheets approximates their fair values.

11. COMMITMENTS AND CONTINGENCIES:

 Litigation

  The Company is involved in disputes or legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

 Insurance

  The Company carries a broad range of insurance coverage, including business auto liability, business property liability, workers' compensation, general liability and an umbrella policy.

12. MAJOR CUSTOMERS AND RISK CONCENTRATION:

  The Company had sales greater than 10 percent of total sales to two major customers (comprising approximately 33 percent and 16 percent of total sales) during the year ended December 31, 1997 and to two major customers (comprising approximately 25 percent and 23 percent of total sales) during the six months ended June 30, 1998.

  The Company grants credit, generally without collateral, to its customers, which include national industrial or commercial enterprises or regional utilities located primarily in the Western United States. Consequently, the Company is subject to potential credit risk related to changes in business and economic factors within these regions. However, management believes that its contract acceptance, billing and collection policies are adequate to minimize the potential credit risk.

13. COMPREHENSIVE INCOME:

  Comprehensive income for the six months ended June 30, 1998 consists of the following (in thousands):

   Net income........................................................... $2,141
   Unrealized gains on marketable securities............................     19
                                                                         ------
                                                                         $2,160
                                                                         ======

14. SUBSEQUENT EVENTS:

  On January 1,1998, the Company redeemed 2,060 shares of common stock for $559,000.

                       UNDERGROUND CONSTRUCTION CO., INC.

15. SUBSEQUENT EVENTS TO DATE OF AUDITORS' REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

  The Company paid shareholder distributions of approximately $342,000 and $638,000 on April 15, 1998 and June 9, 1998, respectively.

  On August 4, 1998, the Company was acquired by Quanta Services, Inc.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders of Sumter Builders, Inc.:

We have audited the accompanying balance sheet of Sumter Builders, Inc. (a South Carolina corporation) as of December 31, 1997 and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sumter Builders, Inc. as of December 31, 1997 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Columbia, South Carolina
March 23, 1998

                             SUMTER BUILDERS, INC.

                                 BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                                       DECEMBER 31,  JUNE 30,
                                                           1997        1998
                                                       ------------ -----------
                                                                    (UNAUDITED)
                        ASSETS
CURRENT ASSETS:
  Cash and cash equivalents...........................   $ 1,053      $   904
  Contract receivables................................     2,360        3,196
  Costs and estimated earnings in excess of billings
   on contracts in progress...........................     2,476        1,641
  Prepaid expenses....................................         3           11
                                                         -------      -------
    Total current assets..............................     5,892        5,752
                                                         -------      -------
PROPERTY AND EQUIPMENT:
  Cost................................................    14,104       14,455
  Less--Accumulated depreciation......................   (10,539)     (11,198)
                                                         -------      -------
    Net property and equipment........................     3,565        3,257
                                                         -------      -------
OTHER ASSETS:
  Due from officers and employees.....................        93           98
  Cash surrender value of life insurance..............        62           62
  Investments.........................................     1,534        1,094
                                                         -------      -------
    Total other assets................................     1,689        1,254
                                                         -------      -------
    Total assets......................................   $11,146      $10,263
                                                         =======      =======
         LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accrued expenses....................................   $   956      $   738
  Accounts payable....................................       734          594
  Billings in excess of costs and estimated earnings
   on contracts in progress...........................       295            8
  Current maturities of long-term debt and capital
   lease obligations..................................       527          756
                                                         -------      -------
    Total current liabilities.........................     2,512        2,096
LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS..........       801          662
DEFERRED COMPENSATION.................................        83           64
POSTRETIREMENT BENEFITS...............................       678          666
                                                         -------      -------
    Total liabilities.................................     4,074        3,488
                                                         -------      -------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Common stock, $1 par value; 60,000 shares
   authorized, 1,632 shares issued and outstanding in
   1997 and 1998, respectively........................         2            2
  Additional paid-in capital..........................       557          557
  Retained earnings...................................     6,358        5,947
  Unrealized holding gain, net........................       155          269
                                                         -------      -------
    Total stockholders' equity........................     7,072        6,775
                                                         -------      -------
    Total liabilities and stockholders' equity........   $11,146      $10,263
                                                         =======      =======

  The accompanying notes to financial statements are an integral part of these balance sheets.

                             SUMTER BUILDERS, INC.

                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                              SIX MONTHS ENDED
                                                  YEAR ENDED      JUNE 30,
                                                 DECEMBER 31, -----------------
                                                     1997      1997      1998
                                                 ------------ -------- --------
                                                                (UNAUDITED)
REVENUES........................................   $22,445    $ 9,749  $ 13,556
COST OF SERVICES (including depreciation).......    19,131      8,184    11,745
                                                   -------    -------  --------
    Gross profit................................     3,314      1,565     1,811
                                                   -------    -------  --------
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES....     2,150        783       953
                                                   -------    -------  --------
    Income from operations......................     1,164        782       858
                                                   -------    -------  --------
OTHER INCOME (EXPENSE):
  Interest expense..............................       (86)       (36)      (62)
  Interest and dividends........................       112         62        33
  Gain on sale of investments...................       144         44       --
  Gain on sale of property and equipment........       171        159        16
  Miscellaneous.................................       109        101         8
                                                   -------    -------  --------
    Total other income (expense)................       450        330        (5)
                                                   -------    -------  --------
NET INCOME......................................   $ 1,614    $ 1,112  $    853
                                                   =======    =======  ========



  The accompanying notes to financial statements are an integral part of these statements.

                             SUMTER BUILDERS, INC.

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                            SIX MONTHS ENDED
                                                YEAR ENDED      JUNE 30,
                                               DECEMBER 31, ------------------
                                                   1997       1997      1998
                                               ------------ --------  --------
                                                               (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income..................................   $ 1,614    $  1,112  $    853
  Adjustments to reconcile net income to net
   cash provided by operating activities--
    Depreciation..............................     1,485         615       759
    Gain on sale of property and equipment....      (171)       (159)      (16)
    Gain on sale of investments...............      (144)        (44)      --
    Change in assets and liabilities:
      Contract receivables....................        85         321      (836)
      Costs and estimated earnings in excess
       of billings on contracts in progress...    (1,821)       (519)      835
      Prepaid expenses........................        (1)        --         (8)
      Due from officers and employees.........       (71)        (19)       (5)
      Cash surrender value of life insurance..         9         --        --
      Accrued expenses........................       241        (377)     (218)
      Accounts payable........................       232          53      (140)
      Billings in excess of costs and
       estimated earnings on contracts in
       progress...............................       127        (110)     (287)
      Deferred compensation...................       (77)        --        (19)
      Postretirement benefits.................       (11)        --        (12)
                                                 -------    --------  --------
        Net cash provided by operating
         activities...........................     1,497         873       906
                                                 -------    --------  --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property and equipment.........    (1,320)       (660)     (451)
  Proceeds from sale of property and
   equipment..................................       222         159        16
  Proceeds from sale of investments...........     1,394         528       754
  Additions to investments....................      (928)       (452)     (200)
                                                 -------    --------  --------
        Net cash used in investing activities.      (632)       (425)      119
                                                 -------    --------  --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of long-term debt....       --          --        397
  Principal payments on long-term debt and
   capital lease obligations..................      (328)       (136)     (307)
  Cash dividends paid.........................    (1,017)       (931)   (1,264)
                                                 -------    --------  --------
        Net cash used in financing activities.    (1,345)     (1,067)   (1,174)
                                                 -------    --------  --------
NET DECREASE IN CASH AND CASH EQUIVALENTS.....      (480)       (619)     (149)
                                                 -------    --------  --------
Cash and cash equivalents, beginning of
 period.......................................     1,533       1,533     1,053
                                                 -------    --------  --------
Cash and cash equivalents, end of period......   $ 1,053    $    914  $    904
                                                 =======    ========  ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION--
  Cash paid during the year for interest......   $    93    $     36  $     62
  Purchase of property and equipment through
   the issuance of capital lease obligations..       747         --        213

  The accompanying notes to financial statements are an integral part of these statements.

                             SUMTER BUILDERS, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                           COMMON STOCK   ADDITIONAL           UNREALIZED
                         ----------------  PAID-IN   RETAINED   HOLDING
                         SHARES PAR VALUE  CAPITAL   EARNINGS  GAIN, NET   TOTAL
                         ------ --------- ---------- --------  ---------- -------
BALANCE, December 31,
 1996................... 1,632    $  2       $557    $ 5,761      $ 55    $ 6,375
  Dividends paid........   --      --         --      (1,017)      --      (1,017)
  Net income............   --      --         --       1,614       --       1,614
  Change in unrealized
   holding gain, net....   --      --         --           0       100        100
                         -----    ----       ----    -------      ----    -------
BALANCE, December 31,
 1997................... 1,632       2        557      6,358       155      7,072
                         =====    ====       ====    =======      ====    =======
  Dividends paid
   (unaudited)..........   --      --         --      (1,264)      --      (1,264)
  Net Income
   (unaudited)..........   --      --         --         853       --         853
  Change in unrealized
   holding gain, net
   (unaudited)..........   --      --         --         --        114        114
                         -----    ----       ----    -------      ----    -------
BALANCE, June 30, 1998
 (unaudited)............ 1,632    $  2       $557    $ 5,947      $269    $ 6,775
                         =====    ====       ====    =======      ====    =======




  The accompanying notes to financial statements are an integral part of these statements.

                             SUMTER BUILDERS, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Organization and Operation

  Sumter Builders, Inc. (the Company), incorporated in 1935, constructs electrical substations, installs transmission and distribution lines and provides maintenance services for existing power distribution lines. The Company provides its services primarily to utility companies located in the Southeastern United States.

 Revenue and Cost Recognition

  Revenues from long-term fixed price construction contracts are recognized by the percentage of completion method. The percentages of completion are determined by relating actual cost of work performed to date to the estimated total cost of the respective contracts.

  Generally, profits from short-term cost plus and unit price contracts are recognized upon substantial completion of each contract. The substantial completion requirement is deemed to have been met when such contracts have been accepted by the owner(s).

  At the time a loss on a contract becomes known, the full amount of the estimated loss is accrued.

 Cash and Cash Equivalents

  Cash and cash equivalents include cash on hand, cash in banks and all highly liquid debt instruments with an original maturity of three months or less.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is provided primarily using accelerated methods based on the estimated useful lives of the assets, which generally range from 5 to 31 1/2 years.

 Investments

  Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities" requires debt and equity securities to be classified according to the Company's investment strategy. The classifications are held-to-maturity, available-for-sale and trading.

  The Company's investments are held for an indefinite period and are classified as available-for-sale as defined by SFAS No. 115. These investments are stated at market value with the difference between cost and market classified as unrealized holding gain or loss as part of stockholders' equity. During 1997, an increase in the value of the investments resulted in unrealized gains of $100,246. The net increase in unrealized gains resulted in the unrealized holding gain, net reported in stockholders' equity of $155,528 at December 31, 1997. The Company's investments had an aggregate fair value and cost basis of $1,533,667 and $1,378,139 at December 31, 1997, respectively.

  As of December 31, 1997, the Company's investments are primarily in equity securities. These investments are classified as long-term investments in the accompanying balance sheet.

 Income Taxes

  The Company elected to include its taxable income with that of its stockholders (an S Corporation election) effective January 1, 1983. Accordingly, the accompanying financial statements do not include a provision for income taxes.

                             SUMTER BUILDERS, INC.

 Postretirement Benefits Other Than Pensions

  In 1995, the Company adopted the provisions of SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions". The statement requires employers to accrue the cost of postretirement benefits during the employees' careers with the Company based on actuarially determined costs from the date of hire to the full eligibility date of employees who are expected to qualify for benefits. In applying the provisions of this statement, the Company recognized the accumulated postretirement benefit obligation as of the beginning of 1995 of $637,367 as a change in accounting principle.

  Postretirement benefits other than pensions consist of certain health care and life insurance benefits provided to a group of retired employees.

  For purposes of measuring the expected postretirement obligation, a 6 percent annual rate of increase in the per capita claims cost was assumed for 1997. This rate is assumed to remain at 6 percent. The discount rate used in determining the accumulated postretirement benefit obligation was 8 percent.

  If the health care cost trend rate were increased by 1 percent, the accumulated postretirement benefit obligation as of the end of 1997 would have been increased by $65,972. The service cost and interest cost for 1997 would have been unchanged.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. PROPERTY AND EQUIPMENT:

  At December 31, 1997, property and equipment consist of the following (in thousands):

                                                                         1997
                                                                       --------
   Autos and trucks................................................... $  9,405
   Heavy equipment....................................................    3,124
   Computer equipment.................................................      129
   Leasehold improvements.............................................      157
   Office and other buildings.........................................      298
   Land...............................................................      123
   Office equipment...................................................       92
   Warehouse and shops................................................       29
   Equipment under capital leases.....................................      747
                                                                       --------
                                                                         14,104
   Less--Accumulated depreciation.....................................  (10,539)
                                                                       --------
                                                                       $  3,565
                                                                       ========

                             SUMTER BUILDERS, INC.

3. COSTS AND ESTIMATED EARNINGS ON CONTRACTS IN PROGRESS:

  Information related to contracts in progress at December 31, 1997, is presented below (in thousands):

                                                                         1997
                                                                        -------
Costs incurred on contracts in progress................................ $35,319
Estimated profit earned to date........................................   1,397
                                                                        -------
                                                                         36,716
Less--Billings to date on contracts in progress........................ (34,535)
                                                                        -------
                                                                        $ 2,181
                                                                        =======

  These amounts (in thousands) are included in the accompanying balance sheets under the following captions:

                                                                         1997
                                                                        ------
Costs and estimated earnings in excess of billings on contracts in progress.............................................................. $2,476
Billings in excess of costs and estimated earnings on contracts in
 progress..............................................................   (295)
                                                                        ------
                                                                        $2,181
                                                                        ======

  Contract receivables at December 31, 1997, are as follows (in thousands):

                                                                           1997
                                                                          ------
Due currently............................................................ $2,220
Retainage................................................................    140
                                                                          ------
                                                                          $2,360
                                                                          ======

4. LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS:

  Long-term debt consists of the following at December 31, 1997 (in thousands):

                                                                           1997
                                                                           ----
Note payable to bank, monthly payments of $12 with a maturity of January
 2000, interest rate is prime rate (8.5% at December 31, 1997), secured by equipment of the Company.............................................  $264
Note payable to bank, monthly payments of $10 with a maturity of October
 2000, interest rate is fixed at 8.5%, secured by equipment of the
 Company.................................................................   297
Note payable to bank, monthly payments of $6, with a maturity of December
 1998, interest rate is prime rate (8.5% at December 31, 1997), secured
 by equipment of the Company.............................................    72
                                                                           ----
                                                                            633
Less--Current portion....................................................  (292)
                                                                           ----
Long-term debt...........................................................  $341
                                                                           ====

  As of December 31, 1997, the annual maturities of long-term debt are: 1998, $292; 1999, $238 and 2000, $103.

 Capital Leases

  The Company is party to various equipment leases expiring through 2000 which transfer ownership at the end of the lease terms. These leases have been capitalized using interest rates from 6.89 percent through

                             SUMTER BUILDERS, INC.

7.61 percent. Amortization on the capital leases is included in depreciation expense. Future minimum lease payments under these leases are as follows (in thousands):

                                                                PRESENT VALUE OF
                                                                 MINIMUM LEASE
                                         TOTAL PAYMENT INTEREST     PAYMENTS
                                         ------------- -------- ----------------
1998....................................     $278        $43          $235
1999....................................      278         25           253
2000....................................      213          6           207
                                             ----        ---          ----
                                             $769        $74          $695
                                             ====        ===          ====

  Interest expense incurred related to the leases totaled $18,077 for the year ended December 31, 1997. The lease obligations are reflected in the accompanying balance sheet under the following captions (in thousands):

Current maturities of long-term debt and capital lease obligations........ $235
Long-term debt and capital lease obligations..............................  460
                                                                           ----
                                                                           $695
                                                                           ====

5. COMMITMENTS AND CONTINGENCIES:

  The Company leases vehicles and office equipment under various operating leases. Rentals for the year ended 1997 were $786,968. Minimum rental payments required under the operating leases are as follows (in thousands):

               1998................. $1,228
               1999.................  1,252
               2000.................  1,119
               2001.................  1,076
               2002.................    504
                                     ------
                 Total.............. $5,179
                                     ======

  The Company maintains a self-insurance program, administrated by an insurance carrier, for that portion of workers' compensation costs that are not covered by insurance. As of December 31, 1997, the Company was liable for workers' compensation claims in the aggregate amount of $300,000 per incident and in the aggregate amount of $1,000,000 annually.

  As part of the Company's workers compensation insurance agreement, the Company has obtained letters of credit from a bank in the aggregate amount of $700,000. These letters of credit expire on various dates through May 1998. At December 31, 1997, the Company owed no amounts under these letters of credit.

  The Company is involved in various legal proceedings arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial condition or results of operations.

6. BENEFIT PLAN:

  The Company has a 401(k) benefit plan for which employees meeting certain requirements are eligible. The Company made matching contributions of approximately $107,000 in 1997.

                             SUMTER BUILDERS, INC.

7. SHAREHOLDER AGREEMENT:

  Effective February 17, 1993, the shareholders of the Company entered into an agreement that establishes the compensation level for the shareholders and outlines commitments of the minority shareholder to sell his ownership in the Company and of the majority shareholder to purchase this ownership. In accordance with the shareholder agreement, the Company has accrued approximately $160,650 as of December 31, 1997, of which $83,750 is classified as long term, to provide for the present value of the future obligation for deferred compensation to the minority shareholder (a former employee of the Company).

8. SUBSEQUENT EVENTS TO DATE OF AUDITORS' REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

  On August 14, 1998, the Company was acquired by Quanta Services, Inc.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Manuel Bros., Inc.:

We have audited the accompanying balance sheet of Manuel Bros., Inc. (a California Stock Corporation) as of September 30, 1997, and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Manuel Bros., Inc., as of September 30, 1997, and the results of its operations and cash flows for the year then ended in conformity with generally accepted accounting principles.

S. J. Gallina & Co., LLP
Sacramento, California
October 21, 1998

                               MANUEL BROS., INC.

                                 BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                                      SEPTEMBER 30,  JUNE 30,
                                                          1997         1998
                                                      ------------- -----------
                                                                    (UNAUDITED)
                       ASSETS
CURRENT ASSETS:
  Cash...............................................    $1,246       $  995
  Marketable securities..............................       292          322
  Accounts receivable:
    Trade, net of allowance of $0....................     2,486        1,339
    Retainage........................................       304          253
    Other receivables................................       111          119
  Costs and estimated earnings in excess of billings
   on uncompleted contracts..........................       115          678
  Prepaid expenses and other current assets..........        12           66
  Deferred Income Taxes..............................       --           112
                                                         ------       ------
      Total current assets...........................     4,566        3,884
PROPERTY AND EQUIPMENT, net..........................     3,452        3,328
NOTES RECEIVABLE, noncurrent.........................        79          149
                                                         ------       ------
      Total assets...................................    $8,097       $7,361
                                                         ======       ======
        LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current maturities of long-term debt...............    $  228       $  281
  Bank line of credit................................       540           --
  Accounts payable and accrued expenses..............     1,514        2,088
  Billings in excess of costs and estimated earnings
   on uncompleted contracts..........................       495           --
  Deferred income taxes..............................        16           --
                                                         ------       ------
      Total current liabilities......................     2,793        2,369
LONG-TERM DEBT, net of current maturities............     1,468        1,395
DEFERRED INCOME TAXES................................        64          100
                                                         ------       ------
      Total liabilities..............................     4,325        3,864
STOCKHOLDERS' EQUITY:
  Common stock, $0 par value, 10,000 shares
   authorized, 3,852 shares issued and outstanding at
   September 30, 1997 and 3,852 shares issued and
   outstanding at June 30, 1998......................        58           58
  Accumulated other comprehensive income.............        41           41
  Retained earnings..................................     3,673        3,398
                                                         ------       ------
      Total stockholders' equity.....................     3,772        3,497
                                                         ------       ------
      Total liabilities and stockholders' equity.....    $8,097       $7,361
                                                         ======       ======

    The accompanying notes are an integral part of the financial statements.

                               MANUEL BROS., INC.

                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                             NINE MONTHS ENDED
                                                YEAR ENDED       JUNE 30,
                                               SEPTEMBER 30, ------------------
                                                   1997        1997      1998
                                               ------------- --------  --------
                                                                (UNAUDITED)
REVENUES.....................................     $16,571    $ 12,789  $ 11,761
COST OF SERVICES, including interest and
 depreciation................................      13,169       9,511    10,132
                                                  -------    --------  --------
    Gross profit.............................       3,402       3,278     1,629
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES.       1,683       1,075     1,990
                                                  -------    --------  --------
    Income (loss) from operations............       1,719       2,203      (361)
OTHER INCOME (EXPENSE), net:
  Interest expense...........................         (87)        (64)      (77)
  Other, net.................................         186         120        71
                                                  -------    --------  --------
    Other income (expense), net..............          99          56        (6)
                                                  -------    --------  --------
INCOME (LOSS) BEFORE PROVISION FOR INCOME
 TAXES.......................................       1,818       2,259      (367)
PROVISION FOR INCOME TAXES...................         699         524       (92)
                                                  -------    --------  --------
    Net income (loss)........................     $ 1,119    $  1,735  $   (275)
                                                  =======    ========  ========


    The accompanying notes are an integral part of the financial statements.

                               MANUEL BROS., INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                                       ACCUMULATED
                              COMMON STOCK                OTHER         TOTAL
                              -------------- RETAINED COMPREHENSIVE STOCKHOLDERS'
                              SHARES  AMOUNT EARNINGS    INCOME        EQUITY
                              ------  ------ -------- ------------- -------------
BALANCE, September 30, 1996.  4,221    $63    $2,807       $22         $2,892
  Net income................     --     --     1,119        --          1,119
  Redemption of stock.......   (369)    (5)     (253)       --           (258)
  Change in market value of
   securities...............     --     --        --        19             19
                              -----    ---    ------       ---         ------
BALANCE, September 30, 1997.  3,852     58     3,673        41          3,772
  Net income (loss)
   (unaudited)..............     --     --      (275)       --           (275)
  Change in market value of
   securities (unaudited)...     --     --        --        --             --
                              -----    ---    ------       ---         ------
BALANCE, June 30, 1998
 (unaudited)................  3,852    $58    $3,398       $41         $3,497
                              =====    ===    ======       ===         ======


    The accompanying notes are an integral part of the financial statements.

                               MANUEL BROS., INC.

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                            NINE MONTHS ENDED
                                               YEAR ENDED        JUNE 30,
                                              SEPTEMBER 30, -------------------
                                                  1997        1997       1998
                                              ------------- ---------  --------
                                                               (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (loss)..........................     $ 1,119    $   1,735  $   (275)
 Adjustments to reconcile net income (loss)
  to net cash provided by (used for)
  operating activities:
  Depreciation..............................         776          588       587
  (Gain) loss on sale of property and
   equipment................................          (3)           1        (1)
  Gain on sale of marketable securities.....          (5)          --        --
  Change in deferred income taxes...........          39            1       (92)
  Changes in operating assets and
   liabilities:
  Decrease (increase) in:
   Accounts receivable......................        (756)       1,143       959
   Costs and estimated earnings in excess of
    billings on uncompleted contracts.......         417          403      (562)
   Prepaid expenses and other current
    assets..................................          (1)          (9)        4
  Increase (decrease) in:
   Accounts payable and accrued expenses....         (20)        (957)      573
   Billings in excess of costs and estimated
    earnings on uncompleted contracts.......      (1,475)      (1,735)     (495)
   Income taxes payable.....................        (576)        (552)       --
                                                 -------    ---------  --------
   Net cash provided by (used for) operating
    activities..............................        (485)         618       698
CASH FLOWS FROM INVESTING ACTIVITIES:
 Proceeds from sale of property and
  equipment.................................          60           15        30
 Additions of property and equipment........      (1,035)        (932)     (285)
 Reinvestment of dividends and purchase of
  marketable securities, net of sales.......        (136)        (126)      (30)
 Collections (loans) on notes receivable,
  net.......................................         (43)         (48)      103
                                                 -------    ---------  --------
   Net cash provided by (used for) investing
    activities..............................      (1,154)      (1,091)     (182)
CASH FLOWS FROM FINANCING ACTIVITIES:
 Payments of long-term debt.................        (325)        (251)     (227)
 Net borrowings (repayments) under bank line
  of credit.................................         540           --      (540)
                                                 -------    ---------  --------
   Net cash provided by (used for) financing
    activities..............................         215         (251)     (767)
                                                 -------    ---------  --------
   Net increase (decrease) in cash..........      (1,424)        (724)     (251)
CASH, beginning of period...................       2,670        2,670     1,246
                                                 -------    ---------  --------
CASH, end of period.........................     $ 1,246    $   1,946  $    995
                                                 =======    =========  ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION:
 Income taxes paid..........................     $ 1,251    $   1,076  $     22
 Interest paid..............................     $   132    $      97  $    126

    The accompanying notes are an integral part of the financial statements.

                              MANUEL BROS., INC.

                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION:

  Manuel Bros., Inc. (the Company), a California Corporation located in Grass Valley, California, is primarily engaged in heavy engineering construction which includes installation of underground telephone cable and paving. The Company performs its contract work under unit-price contracts with various contracts being modified by incentive and penalty provisions. The Company is also engaged in the limited production of concrete and concrete materials. The Company sells these products to a variety of users on a retail basis. Approximately ninety-six percent of the Company's revenues are derived from its heavy engineering construction operations.

  The accompanying financial statements include all amounts relating to the Company's concrete production and sales activities. The accompanying financial statements also include all amounts relating to the rental of non-residential real estate owned by the Company.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Interim Financial Information

  The interim financial statements for the nine months ended June 30, 1997 and 1998, are unaudited and have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnote disclosures required by generally accepted accounting principles for complete financial statements. In the opinion of the Company's management, the unaudited interim financial statements contain all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

 Supplemental Cash Flow Information

  The Company had noncash investing activities of approximately $963,672, $783,726 and $207,478 related to property and equipment during the year ended September 30, 1997, and the nine months ended June 30, 1997 and June 30, 1998, respectively. The Company also had noncash investing and financing activities of $258,286 related to redemption of common stock during the year ended September 30, 1997 and approximately $160,000 related to the conversion of accounts receivable to a note for the nine months ended June 30, 1998. See
Note 16.

 Marketable Securities

  The Company's marketable securities are classified as available-for-sale. Available-for-sale securities are carried at fair value, with the unrealized gains and losses reported in stockholders' equity. Aggregate cost, gross unrealized holding gains and gross unrealized holding losses were approximately $224,388, $69,011 and $1,375, respectively, at September 30, 1997. Unrealized gains, net of deferred income taxes of $27,148, of approximately $40,488 were recorded during the year ended September 30, 1997. No unrealized gains were recorded for the nine months ended June 30, 1997 and June 30, 1998, respectively. Realized gains and losses and declines in value judged to be other-than-temporary on available-for-sale securities are included in other income. The costs of securities sold are based on the specific identification method. Interest and dividends from these securities are included in other income.

 Property and Equipment

  Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Building improvements are capitalized and depreciated over the estimated useful life of the building. Depreciation expense was $775,954, $587,859 and $587,181 for the year ended September 30, 1997, and the nine months ended June 30, 1997 and June 30, 1998, respectively.

                              MANUEL BROS., INC.

  Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated over its estimated life. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

 Revenue Recognition

  The Company generally recognizes revenue as services are performed. The Company's contracts generally provide that the customer accept completion of progress to date and compensate the Company for services rendered. Revenues are recognized using the percentage-of-completion method measured by the percentage of costs incurred to date to the total estimated costs for each contract. Contract costs include all direct material, direct labor, subcontract costs and indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs, interest and depreciation. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to contract costs and income. The resulting effects are recognized in the period in which the revisions are determined.

  Accounts receivable billed but not paid by customers pursuant to contract retainage provisions are due upon completion of the contract and acceptance by the customer. Based on the Company's experience with similar contracts in recent years, the retainage balance as of the balance sheet date will be collected within the subsequent fiscal year.

  The current asset "Costs and estimated earnings in excess of billings on uncompleted contracts" represents revenues recognized in excess of amounts billed. The current liability "Billings in excess of costs and estimated earnings on uncompleted contracts" represents billings in excess of revenues recognized.

 Income Taxes

  The Company follows the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". Under this method, deferred assets and liabilities are recorded for future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the underlying assets or liabilities are recovered or settled.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates. Reference is made to the "Revenue Recognition" section of this footnote for discussion of certain estimates reflected in the Company's financial statements.

 New Accounting Pronouncements

  The Company adopted SFAS No. 130, "Reporting Comprehensive Income", which requires the display of comprehensive income and its components in the financial statements. Comprehensive income represents all changes in equity of an entity during the reporting period, including net income and charges directly to equity, which are excluded from net income. See Note 15 for other comprehensive income.

                              MANUEL BROS., INC.

3. NOTES RECEIVABLE:

  Notes receivable consist of various promissory notes amounting to $149,372 bearing interest from 8.00% to 10.00%.

4. PROPERTY AND EQUIPMENT:

  Property and equipment as of September 30, 1997, consist of the following (in thousands):

                                                            ESTIMATED
                                                           USEFUL LIVES
                                                             IN YEARS
                                                           ------------
   Land...................................................       --     $  308
   Buildings and building improvements....................   10-31.5     1,038
   Operating equipment and vehicles.......................       5-7     5,522
   Office equipment, furniture and fixtures...............       5-7       174
                                                                        ------
                                                                         7,042
   Less--Accumulated depreciation.........................               3,590
                                                                        ------
   Property and equipment, net............................              $3,452
                                                                        ======

5. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

  Accounts payable and accrued expenses as of September 30, 1997, consist of the following (in thousands):

   Accounts payable, trade................................              $1,171
   Accrued compensation and other expenses................                 343
                                                                        ------
                                                                        $1,514
                                                                        ======

  Contracts in progress as of September 30, 1997, are as follows (in thousands):

   Costs incurred on contracts in progress................              $7,778
   Estimated earnings, net of losses......................               1,019
                                                                        ------
                                                                         8,797
   Less--Billings to date.................................               9,177
                                                                        ------
                                                                        $ (380)
                                                                        ======
   Costs and estimated earnings in excess of billings on
    uncompleted contracts.................................              $  115
   Less--Billings in excess of costs and estimated
    earnings on uncompleted contracts.....................                (495)
                                                                        ------
                                                                        $ (380)
                                                                        ======

6. DEBT:

  The Company has available a $1,250,000 revolving line of credit through February 1, 1998 with Bank of America. Interest accrues on outstanding advances at the bank's prime rate plus 0.50% and is payable monthly. The Company has signed a security agreement pledging accounts receivable, inventory, and equipment as security for this line of credit. The line of credit is personally guaranteed by the principal stockholder of the Company. As of September 30, 1997, there was an outstanding balance of $540,000 on the line of credit.

                              MANUEL BROS., INC.

  The Company also has a $150,000 non-revolving line of credit through February 1, 1998 with Bank of America. Interest accrues at the bank's prime rate plus 0.50%. This line of credit is for the purchase of equipment used for operations. Payments on the line of credit are made over one to four years, depending on the type of equipment purchased. The line of credit is personally guaranteed by the principal stockholder of the Company. The unpaid balance on the equipment line of credit amounted to $5,878 and $39,068 classified as current and noncurrent liabilities, respectively, as of September 30, 1997.

  Both lines of credit were renewed on February 1, 1998. See Note 16.

  The Company's long-term debt obligations as of September 30, 1997, consist of the following (in thousands):

Notes payable to third parties due in monthly installments through
 2026; interest ranging from 7.0% to 9.75%; collateralized by equipment and deed of trust ($177 unsecured)....................................  $1,365
Notes payable to related parties due in monthly installments through
 2007, interest ranging from 8% to 10%, collateralized by deed of trust
 and common stock......................................................     331
                                                                         ------
    Total debt.........................................................   1,696
Less--Current maturities...............................................    (228)
                                                                         ------
    Total long-term debt...............................................  $1,468
                                                                         ======

  The maturities of long-term debt as of September 30, 1997, are as follows (in thousands):

  1998..................................................................... $228
  1999.....................................................................  231
  2000.....................................................................  245
  2001.....................................................................  175
  Thereafter...............................................................  817

7. OPERATING LEASES:

 Operating Leases--Lessee:

  The Company enters into various construction equipment operating leases. Construction equipment lease terms are typically five years or less. Payments made for operating leases were $216,908 for the year ended September 30, 1997.

  Future minimum lease payments under these cancellable operating leases are as follows (in thousands):

Year ending September 30--
  1998.................................................................... $118
  1999....................................................................   68
  2000....................................................................    4
                                                                           ----
                                                                            190
                                                                           ====

                               MANUEL BROS., INC.

 Operating Leases--Lessor:

  The Company currently leases office space to various businesses under operating lease agreements. The cost and accumulated depreciation related to the building and land, included in property and equipment, for the year ended September 30, 1997 are as follows (in thousands):

  Cost.................................................................... $555
  Accumulated depreciation................................................  (28)
                                                                           ----
    Book value............................................................ $527
                                                                           ====

  Rents received during the year ended September 30, 1997 amounted to $75,541. Rental income for the year ended September 30, 1997 amounted to $45,101, net of $30,440 of expenses.

  The aggregate rental revenues over the next four years are as follows (in thousands):

Year Ending September 30:
  1998..................................................................... $ 50
  1999.....................................................................   42
  2000.....................................................................   30
  2001.....................................................................   25
                                                                            ----
                                                                            $147
                                                                            ====

8. INCOME TAXES:

  Federal and state income taxes are as follows (in thousands):

                                                                    YEAR ENDED
                                                                   SEPTEMBER 30,
                                                                       1997
                                                                   -------------
   Federal--
     Current......................................................     $564
     Deferred.....................................................       28
   State--
     Current......................................................       96
     Deferred.....................................................       11
                                                                       ----
                                                                       $699
                                                                       ====

  Actual income tax expense differs from income tax expense computed by applying the U.S. federal statutory corporate rate of 34 percent to income before provision for income taxes as follows (in thousands):

                                                                    YEAR ENDED
                                                                   SEPTEMBER 30,
                                                                       1997
                                                                   -------------
   Provision at the statutory rate................................     $618
   Increase resulting from--
     State income tax, net of related tax effect..................       62
     Nondeductible expenses.......................................       14
     Permanent differences........................................        5
                                                                       ----
                                                                       $699
                                                                       ====

                              MANUEL BROS., INC.

  Deferred income tax provisions result from temporary differences in the recognition of income and expenses for financial reporting purposes and for tax purposes. The tax effects of these temporary differences, representing deferred tax assets and liabilities, result principally from the following (in thousands):

                                                                   SEPTEMBER 30,
                                                                       1997
                                                                   -------------
   Deferred income tax liabilities--
     Property and equipment.......................................     $ 82
     Marketable Securities........................................       27
     Other........................................................        2
                                                                       ----
       Total deferred income tax liabilities......................      111
                                                                       ----
   Deferred income tax assets--
     State taxes..................................................       30
     Other accruals not currently deductible......................        1
                                                                       ----
       Total deferred income tax assets...........................       31
                                                                       ----
       Total net deferred income tax liabilities..................     $ 80
                                                                       ====

  The net deferred tax assets and liabilities are comprised of the following (in thousands):

                                                                   SEPTEMBER 30,
                                                                       1997
                                                                   -------------
   Deferred tax assets--
     Current......................................................     $ 31
     Long-term....................................................      --
                                                                       ----
       Total......................................................       31
                                                                       ----
   Deferred tax liabilities--
     Current......................................................       47
     Long-term....................................................       64
                                                                       ----
       Total......................................................      111
                                                                       ----
       Net deferred income tax liabilities........................     $ 80
                                                                       ====

9. RELATED-PARTY TRANSACTIONS:

 Operating lease:

  The Company rents, on a month-to-month basis, yard space in California and Montana from a stockholder and a former stockholder, respectively. Rent expense relating to these leases amounted to $38,927 for the year ended September 30, 1997.

 Stock Redemption:

  On January 1, 1997, the Company redeemed 369 shares of stock, held by Joan Manuel, by issuing a note in the amount of $258,286. The note is secured by the redeemed shares of stock, is payable in monthly principal and interest payments of $3,134 and bears interest at 8.00%. See Note 6.

                              MANUEL BROS., INC.

10. EMPLOYEE PROFIT SHARING PLAN AND BENEFIT PLAN:

  The Company maintains a defined contribution profit sharing plan for substantially all of its employees. The amount of the contribution to the profit sharing plan is determined annually by the board of directors and may not exceed fifteen percent of the participant's compensation. The board of directors elected not to make a contribution to the profit sharing plan for the year ended September 30, 1997.

  In addition, the Company maintains an employee 401(k) plan. The Company contributes to the plan at the discretion of management. Matching contributions made by the Company amounted to $30,000 for the year ended September 30, 1997.

11. FINANCIAL INSTRUMENTS:

  The Company's financial instruments consist of cash, marketable securities, accounts receivable, notes receivable, a line of credit, accounts payable and debt. The Company believes that the carrying values of these instruments on the accompanying balance sheets approximate their fair values.

12. CONTRACT BACKLOG:

  The following schedule is a reconciliation of contract backlog representing signed contracts as of September 30, 1997 (in thousands):

  Balance, September 30, 1996.......................................... $11,280
  Contract adjustments and new contracts awarded.......................   9,000
                                                                        -------
    Subtotal...........................................................  20,280
  Less contract revenue earned.........................................  15,906
                                                                        -------
  Balance, September 30, 1997.......................................... $ 4,374
                                                                        =======

13. COMMITMENTS AND CONTINGENCIES:

 Litigation

  The Company is involved in disputes or legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

 Insurance

  The Company carries a broad range of insurance coverage, including business auto liability, business property liability, workers' compensation, general liability and an umbrella policy.

 Internal Revenue Service Audit

  In 1996, the Internal Revenue Service (the "Service") completed an examination of the Company's federal income tax returns for 1993, 1994, and 1995. The examining agent proposed adjustments relating to per diem

                              MANUEL BROS., INC.

and other issues that, if sustained, would result in additional federal income taxes and penalties for those years of approximately $123,866 plus interest. In addition, if similar adjustments were applied to 1996 and 1997, the Company estimates that the additional federal income taxes and penalties as well as the state taxes and penalties for those years would approximate $182,000 plus interest. The Company does not agree with the adjustments proposed by the Service and is contesting the proposed tax deficiencies in the federal tax court. The Company is confident that upon final resolution of the issue, the proposed tax deficiencies will be substantially reduced.

  No provision has been made in the accompanying financial statement for the proposed additional taxes, penalties, and interest since the ultimate liability cannot be reasonably estimated.

14. MAJOR CUSTOMERS AND RISK CONCENTRATION:

  The Company had sales greater than 10 percent of total sales to two major customers (comprising approximately 46 percent and 28 percent of total sales) during the year ended September 30, 1997. Approximately 31% and 39% of trade and retainage receivables are due from these two customers.

  The Company grants credit, generally without collateral, to its customers, which include publicly traded utility companies, governmental agencies and general contractors. Consequently, the Company is subject to potential credit risk related to changes in business and economic factors. However, management believes that its contract acceptance, billing and collection policies are adequate to minimize the potential credit risk.

15. COMPREHENSIVE INCOME:

  Comprehensive income for the year ended September 30, 1997 consists of the following (in thousands):

   Net income........................................................... $1,119
   Unrealized gains on marketable securities............................     19
                                                                         ------
                                                                         $1,138
                                                                         ======

16. SUBSEQUENT EVENTS:

  In September 1998, the Company wrote off approximately $160,000 of uncollectible contract billings which are included in accounts receivable at September 30, 1997 and notes receivable at June 30, 1998.

  Subsequent to September 30, 1997, the Company made revisions to the estimated contract revenues and costs which would have resulted in a decrease in gross profit of $128,000. These revisions are reflected in the June 30, 1998 financial statements.

  On October 15, 1998, the Company was acquired by Quanta Services, Inc. In conjunction with this acquisition, the following events occurred: (i) the related party notes payable of $330,816 and third party notes payable of $652,657 were paid off; (ii) the Company's concrete production and sales activities and the rental activities were sold; and (iii) the availability on both lines of credit terminated at the time of acquisition.

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  YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE
HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE AND THE SELLING STOCKHOLDERS ARE OFFERING TO SELL SHARES OF COMMON STOCK AND SEEKING OFFERS TO BUY SHARES OF COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF THE COMMON STOCK.

                                ---------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Prospectus Summary........................................................    2
Risk Factors..............................................................    7
The Company...............................................................   12
Use of Proceeds...........................................................   13
Price Range of Common Stock...............................................   13
Dividend Policy...........................................................   13
Selected Financial Data...................................................   14
Management's Discussion and Analysis of Financial Condition and Results of
 Operations...............................................................   18
Business..................................................................   29
Management................................................................   37
Certain Transactions......................................................   41
Principal Stockholders....................................................   42
Selling Stockholders......................................................   43
Description of Capital Stock..............................................   44
Shares Eligible for Future Sale...........................................   47
Plan of Distribution......................................................   48
Legal Matters.............................................................   49
Additional Information....................................................   50
Index to Financial Statements.............................................  F-1

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                                508,436 SHARES

[LOGO OF QUANTA SERVICES, INC. APPEARS HERE]

                                 COMMON STOCK

                                  -----------
                                  PROSPECTUS
                                  -----------


                               October 29, 1998

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